UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Electronic Arts Inc.

(Name of Registrant as Specified In Its Charter)

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June 20, 2007

DEAR FELLOW STOCKHOLDERS:

You are cordially invited to join us at our 2007 Annual Meeting of Stockholders on July 26, 2007 at 2:00 p.m. The meeting will be held at the headquarters campus of Electronic Arts in Building 250 (please note that the street address for Building 250 is 250 Shoreline Drive, Redwood City, California). At this meeting, we are asking the stockholders to:

•	Elect nine directors;

•	Approve amendments to the 2000 Equity Incentive Plan and the 2000 Employee Stock Purchase Plan;

•	Approve the adoption of the Electronic Arts Executive Bonus Plan, which is a cash bonus plan for executive officers of the Company that is compliant with Section 162(m) of the Internal Revenue Code; and

•	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2008.

After the meeting, we will report on our performance in the last year and answer your questions.

Enclosed with this proxy statement are your proxy card, voting instructions and our 2007 annual report.

We encourage you to conserve natural resources, expedite the delivery of future communications, and help us reduce our printing and mailing costs, by signing up for electronic delivery of our stockholder communications. For more information, see Electronic Delivery of Our Stockholder Communications in the attached proxy statement.

We know that it is not practical for most stockholders to attend the Annual Meeting in person. If you would like to listen to the Annual Meeting via webcast, please visit our website at investor.ea.com. Whether or not you are able to attend in person, your vote is important. In addition to using the enclosed proxy card to vote your shares, you may also vote your shares via the Internet or a toll-free telephone number. Instructions for using these services are provided on your proxy card.

I look forward to seeing you at the meeting.

Sincerely,

John S. Riccitiello
Chief Executive Officer

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE STRONGLY ENCOURAGE YOU TO DESIGNATE THE PROXIES SHOWN ON THE ENCLOSED CARD SO THAT YOUR SHARES WILL BE REPRESENTED AT THE ANNUAL MEETING.

Notice of 2007 Annual Meeting of Stockholders

DATE:	July 26, 2007

TIME:	2:00 p.m.

PLACE:	ELECTRONIC ARTS’ HEADQUARTERS Building 250* 209 Redwood Shores Parkway Redwood City, CA 94065

* Please note: Building 250 is located on the headquarters campus at 250 Shoreline Drive

MATTERS TO BE VOTED UPON:

1.	The election of nine directors to hold office for a one-year term;

2.	Amendments to the 2000 Equity Incentive Plan to (a) increase by 9 million shares the number of shares that will be available for issuance under the Equity Plan, (b) decrease by 4 million shares — down to 11 million shares — the limit on the total number of shares underlying awards of restricted stock and restricted stock units that may be granted under the Equity Plan, and (c) revise the amount and nature of automatic grants to directors under the Equity Plan by adding restricted stock units and decreasing the size of stock option grants;

3.	An amendment to the 2000 Employee Stock Purchase Plan to increase by 1.5 million the number of shares of common stock reserved for issuance under the Purchase Plan;

4.	Adoption of the Electronic Arts Inc. Executive Bonus Plan, which is a cash bonus plan for executive officers of the Company that is designed to comply with Section 162(m) of the Internal Revenue Code;

5.	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2008; and

6.	Any other matters that may properly come before the meeting.

OUR BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR EACH OF THE NOMINEES AND FOR EACH PROPOSAL.

Stockholders of record at the close of business on June 1, 2007 are entitled to notice of the meeting and to attend and vote at the meeting. A complete list of these stockholders will be available at Electronic Arts’ headquarters prior to the meeting.

By Order of the Board of Directors,

Stephen G. Bené
Senior Vice President, General Counsel
and Secretary

PROXY STATEMENT

Our Board of Directors is soliciting proxies for the 2007 Annual Meeting of Stockholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

The Board has set June 1, 2007 as the record date for the meeting. Stockholders who owned common stock on that date are entitled to notice of the meeting, and to attend and vote at the meeting, with each share entitled to one vote. There were 311,621,350 shares of common stock outstanding on the record date.

Voting materials, which include the proxy statement, proxy card and our 2007 annual report, were first mailed to stockholders on or about June 20, 2007.

In this proxy statement:

•	“EA”, “we”, “our” and “the Company” mean Electronic Arts Inc.

•	“2000 Equity Plan” and “Equity Plan” mean EA’s 2000 Equity Incentive Plan.

•	“2000 Purchase Plan” and “Purchase Plan” mean EA’s 2000 Employee Stock Purchase Plan.

•	“Executive Bonus Plan” means the Electronic Arts Inc. Executive Bonus Plan.

•	Holding shares in “street name” means your EA shares are held in an account at a bank, brokerage firm or other nominee.

•	“Common stock” means EA’s common stock, as described in EA’s current Amended and Restated Certificate of Incorporation.

•	“Fiscal 2008”, “fiscal 2007”, “fiscal 2006”, “fiscal 2005”, “fiscal 2004” and “fiscal 2003” refer to EA’s fiscal years ending or ended (as the case may be) on March 31, 2008, 2007, 2006, 2005, 2004 and 2003, respectively.

•	We use “independent auditors” to refer to an independent registered public accounting firm.

•	Unless otherwise noted, all share and per-share information has been adjusted to reflect the September 2000 and November 2003 two-for-one splits of our common stock.

HOW TO VOTE YOUR SHARES

We are pleased to offer you three options for designating the proxies and indicating your voting preferences:

(1)	You may follow the instructions found on the enclosed proxy card and vote via the Internet;

(2)	You may follow the instructions found on the proxy card and vote by telephone; or

(3)	You may complete, sign, date and return by mail the proxy card.

If you choose to vote via the Internet or telephone, you will have a PIN number assigned to you on the proxy card that you will use to safeguard your vote.

ELECTRONIC DELIVERY OF OUR STOCKHOLDER COMMUNICATIONS

If you are a beneficial holder or your shares are held in “street name” (your shares are held by a bank, brokerage firm, or other nominee) and you received your annual meeting materials by mail, we encourage you to conserve natural resources, expedite the delivery of future communications, and help reduce our printing and mailing costs, by signing up to receive future stockholder communications via e-mail. With electronic delivery, you will be notified via e-mail as soon as EA’s next annual report and proxy statement are available on the Internet, and you can easily submit your stockholder votes online. Electronic delivery can also help reduce the number of bulky documents in your personal files and eliminate duplicate mailings. To sign up for electronic delivery, please visit www.icsdelivery.com/erts to enroll.

Your electronic delivery enrollment will be effective until you cancel it. If you have questions about electronic delivery, please contact our Investor Relations department at 650-628-7352.

COMMONLY ASKED QUESTIONS AND ANSWERS

Why am I receiving this proxy statement and proxy card?

This proxy statement describes proposals on which you, as a stockholder, are being asked to vote. It also gives you information on these proposals, as well as other information so that you can make an informed decision. You are invited to attend the Annual Meeting to vote on the proposals, but you do not need to attend in person in order to vote. You may, instead, follow the instructions below to vote by mail using the enclosed proxy card, or to vote by telephone or over the Internet. By doing so, you are giving a proxy appointing John S. Riccitiello (the Company’s Chief Executive Officer) and Warren C. Jenson (the Company’s Chief Financial and Administrative Officer) to vote your shares at the meeting as you have instructed. If a proposal comes up for vote at the meeting that is not on the proxy card, or if you do not indicate an instruction, Mr. Riccitiello and Mr. Jenson will vote your shares according to their best judgment. Even if you currently plan to attend the meeting, it is a good idea to complete and return your proxy card, or vote by telephone or on the Internet, before the meeting date just in case your plans change.

Who can vote at the Annual Meeting?

Stockholders who owned common stock on June 1, 2007 may attend and vote at the Annual Meeting. Each share of common stock is entitled to one vote. There were 311,621,350 shares of common stock outstanding on June 1, 2007.

What am I voting on?

We are asking you to:

•	Elect nine directors;

•	Approve amendments to the 2000 Equity Incentive Plan to (a) increase the number of shares authorized for issuance under the Equity Plan by 9 million, (b) decrease by 4 million shares the limit on the total number of shares underlying awards of restricted stock and restricted stock units that may be granted under the Equity Plan — from 15 million to 11 million shares, and (c) revise the amount and nature of automatic grants to directors under the Equity Plan by adding restricted stock units and decreasing the size of stock option grants;

•	Approve an amendment to the 2000 Employee Stock Purchase Plan to increase by 1.5 million the number of shares of common stock reserved for issuance under the Purchase Plan;

•	Approve the adoption of the Electronic Arts Inc. Executive Bonus Plan, which is a cash bonus plan for executive officers of the Company that is compliant with Section 162(m) of the Internal Revenue Code; and

•	Ratify the appointment of KPMG LLP as our independent auditors for fiscal 2008.

How do I vote?

You may vote by mail.

Complete, date, sign and mail the enclosed proxy card in the postage pre-paid envelope provided. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

If you do not mark your voting instructions on the proxy card, your shares will be voted:

•	for the election of the nine nominees for director;

•	for the proposed amendments to the 2000 Equity Incentive Plan;

•	for the proposed amendment to the 2000 Employee Stock Purchase Plan;

•	for the adoption of the Executive Bonus Plan; and

•	for ratification of the appointment of KPMG LLP as our independent auditors for fiscal 2008.

You may vote by telephone.

You may do this by following the “Vote by Telephone” instructions on your proxy card. If you vote by telephone, you do not have to mail in your proxy card.

You may vote on the Internet.

You may do this by following the “Vote by Internet” instructions on your proxy card. If you vote by Internet, you do not have to mail in your proxy card. The law of Delaware, where we are incorporated, allows a proxy to be sent electronically, so long as it includes or is accompanied by information that lets the inspector of elections determine that it has been authorized by the stockholder.

You may vote in person at the meeting.

You may complete the ballot we will pass out to any stockholder who wants to vote at the meeting. However, if you hold your shares in street name, you must obtain a proxy from the institution that holds your shares in order to vote at the meeting.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts at the transfer agent or with stockbrokers. Please complete and return all proxy cards, or follow the instructions on each to vote by telephone or over the Internet, to ensure that all your shares are voted.

What if I change my mind after I give my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

•	Sending a signed statement to the Company that the proxy is revoked (you may send such a statement to the Company’s Secretary at our corporate headquarters address listed on the Notice of Meeting);

•	Signing another proxy with a later date;

•	Voting by telephone or on the Internet at a later date (your latest vote is counted); or

•	Voting in person at the meeting.

Your proxy will not be revoked if you attend the meeting but do not vote.

Who will count the votes?

An employee of Wells Fargo Shareowner Services will tabulate the votes and act as the inspector of election.

How many shares must be present to hold the meeting?

To hold the meeting and conduct business, a majority of EA’s outstanding voting shares as of June 1, 2007 must be present or represented by proxies at the meeting. On this date a total of 311,621,350 shares of common stock were outstanding and entitled to vote. Shares representing a majority, or 155,810,676 shares, of these votes must be present. This is called a quorum.

Shares are counted as present at the meeting if:

•	They are voted in person at the meeting, or

•	The stockholder has voted via telephone or the Internet or properly submitted a proxy card.

Will my shares be voted if I do not sign and return my proxy card?

If your shares are registered in your name, they will not be voted unless you vote by telephone or on the Internet, submit your proxy card, or vote in person at the meeting.

How will my shares be voted if they are held in “street name”?

If your shares are held in “street name”, you should have received voting instructions with these materials from your broker or other nominee. We urge you to instruct your broker or other nominee how to vote your shares by following those instructions. If you do not give your broker or nominee instructions as to how to vote your shares, they may be voted only on matters for which the broker or nominee has discretionary authority under applicable rules. These “broker non-votes” will be counted for purposes of determining whether a quorum is present but will not be counted for any other purpose with respect to Proposals 2, 3, 4 and 5.

How are votes counted?

You may vote “for”, “against” or “abstain” on each of the proposals. Abstentions, although counted for purposes of determining whether a quorum is present, will not be counted for any other purpose. If you sign and return your proxy without voting instructions, your shares will be counted as a “for” vote in favor of each nominee and in favor of each of the other proposals.

How many votes must the nominees have to be elected as directors?

In an uncontested election (i.e., an election in which EA’s Corporate Secretary has not received timely and proper notice from a stockholder indicating an intention to nominate one or more candidates to compete with the Board’s nominees), EA’s bylaws require each nominee to receive more votes cast “for” than “against” his or her election or re-election in order to be elected or re-elected to the Board. We expect that the election to be held at the 2007 Annual Meeting will be an uncontested election. In the event that the number of nominees for director exceeds the number of directors to be elected, however, directors will instead be elected by a plurality of the votes cast, meaning that the persons receiving the highest number of “for” votes, up to the total number of directors to be elected at the Annual Meeting, will be elected.

In accordance with our Corporate Governance Guidelines, the Board expects an incumbent director to tender his or her resignation if he or she fails to receive the required number of votes for re-election in an uncontested election. In such an event, the Nominating and Governance Committee will act on an expedited basis to determine whether to accept the director’s resignation and will submit such recommendation for prompt consideration by the Board. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation. The Nominating and Governance Committee and the Board may consider any factors they deem relevant in deciding whether to recommend/accept a director’s resignation. The Board will act on the Nominating and Governance Committee’s recommendation within 90 days from the date of the certification of election results and will publicly disclose its decision promptly thereafter.

Shares represented by your proxy will be voted by EA’s management “for” the election of the nine nominees recommended by EA’s Board of Directors unless you vote against any or all of such nominees or you mark your proxy to “abstain” from so voting.

What happens if one or more of the nominees is unable to stand for election?

The Board may reduce the number of directors or select a substitute nominee. In the latter case, if you have completed and returned your proxy card, Mr. Riccitiello and Mr. Jenson shall have the discretion to vote your shares for a substitute nominee. They cannot vote for more than nine nominees.

How many votes are required to pass the amendments to the 2000 Equity Plan and 2000 Purchase Plan, the adoption of the Executive Bonus Plan, and to ratify the Company’s selection of independent auditors?

The Equity Plan and Purchase Plan amendments, the adoption of the Executive Bonus Plan, and the ratification of independent auditors must receive a “for” vote of a majority of the voting shares present at the meeting in person or by proxy and voting for or against these proposals. Abstentions and broker non-votes will have no effect on the outcome of these proposals.

Where do I find the voting results of the meeting?

We will announce preliminary voting results at the meeting. We will also publish the final results in a quarterly report on Form 10-Q, which we will file with the Securities and Exchange Commission. Once filed, you can request a copy of the Form 10-Q by contacting our Investor Relations department at (650) 628-7352 or the SEC at (800) SEC-0330 for the location of its nearest public reference room. You can also get a copy on the Internet at http://investor.ea.com or through the SEC’s electronic data system called EDGAR at www.sec.gov.

Why are you amending the Equity Plan?

We are proposing to amend the Equity Plan to increase by 9 million shares the number of shares available for issuance. We want to ensure that the Equity Plan includes enough shares for employees, officers and directors to be appropriately compensated under the Equity Plan going forward. We believe it is essential to be able to grant equity incentives to new and existing employees, officers and directors in order to recruit, retain and motivate key talent and to drive our performance.

We are also amending the Equity Plan to decrease the limit on the total number of shares underlying awards of restricted stock and restricted stock units — from 15 million to 11 million shares. We expect restricted stock and restricted stock units to remain an important form of equity incentive compensation. Nonetheless, given our current and anticipated usage of restricted stock and restricted stock units, we believe that the current limit is higher than necessary. By decreasing the limit to 11 million shares, we will continue to have an adequate amount of restricted stock and restricted stock units available for issuance and, as a consequence, will be able to increase the pool of overall shares available to be issued as stock options.

Finally, we are amending the Equity Plan to revise the amount and nature of annual automatic grants to our non-employee directors by adding restricted stock units and decreasing the size of stock option grants. As proposed to be amended, non-employee directors will be eligible to automatically receive an option grant to purchase 17,500 shares and 2,500 restricted stock units issued under the Equity Plan upon their initial appointment or election to the Board, and each continuing non-employee director will be eligible to automatically receive an annual option grant to purchase 8,400 shares and 1,200 restricted stock units upon his or her election or re-election to the Board.

For more information regarding the proposed amendments to the Equity Plan, please see Proposal 2. Amendments to the 2000 Equity Incentive Plan below.

Why are you amending the Purchase Plan?

We are amending the Purchase Plan to increase the number of shares available for issuance by an additional 1.5 million shares. The Purchase Plan enables our employees to purchase our common stock through payroll deductions and provides continuing opportunities for our employees to become stockholders. It also provides an incentive for continued employment. Since the adoption of the Purchase Plan, we have experienced significant growth in the number of employees who elect to participate in the Purchase Plan. We estimate that the proposed increase of shares available for issuance under the Purchase Plan will permit all current and potential future employees to fully participate in the Purchase Plan through at least the end of fiscal 2008, our current fiscal year.

For more information regarding the proposed amendment to the Purchase Plan, please see Proposal 3. Amendment to the 2000 Employee Stock Purchase Plan below.

Why are you adopting the Executive Bonus Plan?

We are adopting the Executive Bonus Plan because the Board believes that it is in the best interests of Electronic Arts and its stockholders to ensure that bonuses paid to our executive officers are generally deductible by Electronic Arts for federal income tax purposes. Accordingly, Electronic Arts has structured the Executive Bonus Plan to satisfy the requirements of Section 162(m) of the Internal Revenue Code (the “Code”) for “performance-based” compensation. If the Executive Bonus Plan is approved by the stockholders, the compensation we pay pursuant to the Executive Bonus Plan, beginning with fiscal 2008, will not be subject to the corporate compensation deduction limits set forth in Section 162(m) of the Code. If the Executive Bonus Plan is not approved by the stockholders, any bonuses we pay to covered executive officers will be subject to the deduction limits of Section 162(m). Even if the Executive Bonus Plan is approved, we reserve the right to pay bonuses to our executive officers outside of the Executive Bonus Plan.

For more information regarding the proposed Executive Bonus Plan, please see Proposal 4. Approval of the Electronic Arts Inc. Executive Bonus Plan below.

Who will pay for this proxy solicitation?

We will bear the costs of soliciting proxies from our stockholders. These costs include preparing, assembling, printing, mailing and distributing the proxy statements, proxy cards and annual reports. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition, some of our officers, directors, employees and other agents may also solicit proxies personally, by telephone and by electronic and regular mail, and we will pay these costs as well. EA will also reimburse brokerage houses and other custodians for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the beneficial owners of common stock.

Whom can I call with any questions about my shares?

You may contact your broker.  If you don’t own your shares through a broker but are a shareholder of record, you may also call our transfer agent, Wells Fargo Shareowner Services, at 1-800-468-9716 (or 1-651-450-4064 for international callers) or visit their web site at www.wellsfargo.com/shareownerservices.

PROPOSALS TO BE VOTED ON

PROPOSAL 1.  ELECTION OF DIRECTORS

At the Annual Meeting, stockholders will elect nine directors to hold office for a one-year term until the next Annual Meeting (or until their respective successors are elected and qualified). All nominees have consented to serve a one-year term, if elected.

John S. Riccitiello was appointed as a director on April 2, 2007 and is standing for election to our Board of Directors for the first time. Mr. Riccitiello was appointed to the Board in connection with his selection as our Chief Executive Officer following a process led by Lawrence F. Probst III, our Chairman of the Board and former Chief Executive Officer, and Gary M. Kusin, our Lead Director. At the time of Mr. Riccitiello’s appointment to the Board, the authorized size of our Board was temporarily increased from nine to ten directors. In May 2007, M. Richard Asher announced his retirement from the Board, effective as of the commencement of the 2007 Annual Meeting, and therefore will not be standing for re-election. Accordingly, immediately upon Mr. Asher’s retirement at the commencement of the 2007 Annual Meeting, the authorized size of our Board will be reduced back to nine directors.

The Board has nominated the following directors to stand for re-election or, in the case of Mr. Riccitiello, election this year:

•	Leonard S. Coleman

•	Gary M. Kusin

•	Gregory B. Maffei

•	Timothy Mott

•	Vivek Paul

•	Lawrence F. Probst III

•	John S. Riccitiello

•	Richard A. Simonson

•	Linda J. Srere

Additional Information Regarding the Board of Directors’ Nomination of Timothy Mott

At our 2006 Annual Meeting of Stockholders, Mr. Mott was re-elected with approximately 70.4% of the votes cast “for” him and the remaining votes cast as “withheld”. We believe the disproportionate number of votes withheld from Mr. Mott was primarily the result of the “withhold” recommendation he received from a proxy voting advisory service. Mr. Mott was a co-founder of Electronic Arts and served as an officer of the company until becoming a member of our Board of Directors in 1990. Mr. Mott has not been employed by, nor has he had any operating involvement with, Electronic Arts since 1990. Mr. Mott meets all of the requirements for an independent director under the NASDAQ Marketplace Rules, and our Board of Directors has determined him to be an “independent director”.

Our Nominating and Governance Committee considered the number of withhold votes received by Mr. Mott at the 2006 Annual Meeting as part of its decision to recommend that Mr. Mott be nominated for re-election at the 2007 Annual Meeting. The Nominating and Governance Committee believed that the proxy voting advisory service’s withhold recommendation failed to take into account relevant facts and is not in the best interests of the company or of our stockholders. Mr. Mott has made significant contributions to our Board of Directors during his tenure as a director, has a deep understanding of our industry, brings valuable experience to our Board, and continues to be an objective, engaged and active member of both the Board and the Nominating and Governance Committee. Our Board believes that his re-election is in the best interests of our company and our stockholders.

Required Vote and Board of Directors’ Recommendation

In accordance with our bylaws, if EA’s Corporate Secretary has not received timely and proper notice from a stockholder indicating an intention to nominate one or more candidates to compete with the Board’s nominees in a director election, or if such stockholder has withdrawn all such nominations by the tenth day preceding the date on which we first mail our notice of meeting to stockholders, then the election of directors will be considered “uncontested”. We did not receive notice from a stockholder indicating an intention to nominate one or more candidates for election at the 2007 Annual Meeting, therefore the 2007 election will be uncontested. As such, each nominee must receive more votes cast “for” than “against” his or her election or re-election in order to be elected or re-elected to the Board. Shares represented by your proxy will be voted by the proxy holders “for” the election of the nine nominees recommended by EA’s Board of Directors unless you vote “against” any or all of such nominees or you mark your proxy to “abstain” from so voting.

In accordance with our Corporate Governance Guidelines, the Board expects a director to tender his or her resignation if he or she fails to receive the required number of votes for re-election in an uncontested election. The Board shall nominate for election or re-election as director only candidates who have previously tendered or, in the case of candidates who have not yet become members of the Board, have agreed to tender promptly following the annual meeting at which they are elected or re-elected as director, irrevocable resignations that will be effective upon (i) a failure to receive the required majority vote at the next annual or special meeting at which they face re-election in an uncontested election, and (ii) Board acceptance of such resignation. In addition, the Board shall fill director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of irrevocable resignation tendered by other directors in accordance with these guidelines.

If an incumbent director fails to receive the required majority vote in an uncontested election, the Nominating and Governance Committee will act on an expedited basis to determine whether to accept the director’s resignation and will submit such recommendation for prompt consideration by the Board. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation. The Nominating and Governance Committee and the Board may consider any factors they deem relevant in deciding whether to recommend/accept a director’s resignation. The Board will act on the Nominating and Governance Committee’s recommendation within 90 days from the date of the certification of election results and will publicly disclose its decision promptly thereafter.

The Board recommends a vote FOR each of the nominees.

Director Biographies

Each of the following directors, other than Mr. Asher, has been nominated for election or re-election at the 2007 Annual Meeting.

M. Richard Asher
Director since 1984; retiring at the 2007 Annual Meeting
Mr. Asher, age 75, is presently an attorney, a consultant, and an affiliate professor with Florida Atlantic University. He was a senior executive officer and CEO in the music and record business with CBS, Warner Brothers and PolyGram Records for over 25 years. Mr. Asher is a director of several private companies and previously served as a director for a number of public companies.

Leonard S. Coleman
Director since 2001
Mr. Coleman, age 58, served as Senior Advisor to Major League Baseball from 1999 until 2005 and, from 2001 to 2002, was the Chairman of ARENACO, a subsidiary of Yankees/Nets. Mr. Coleman was President of The National League of Professional Baseball Clubs from 1994 to 1999, having previously served since 1992 as Executive Director, Market Development of Major League Baseball. Mr. Coleman serves on the Board of Directors of the following public companies: Avis Budget Group; Churchill Downs Inc.; H.J. Heinz Corporation; and Omnicom Group Inc.

Gary M. Kusin
Director since 1995; Lead Director since 2006
Mr. Kusin, age 56, has been a Partner at TPG (formerly Texas Pacific Group) since June 2006. He served as the President and Chief Executive Officer of Fedex Kinko’s Office and Print Services, an operating division of Fedex, Inc. from August 2001 until February 2006. Fedex Kinko’s is a leading provider of document solutions and business services. From September 1998 to July 2001, he was the Chief Executive Officer of HQ Global Workplaces, Inc., a global leader in office outsourcing. Prior to September 1998, Mr. Kusin was co-founder and Chairman of Kusin Gurwitch Cosmetics, LLC and co-founder and President of Babbages, Inc.

Gregory B. Maffei
Director since 2003
Mr. Maffei, age 47, has served as President and Chief Executive Officer of Liberty Media Corporation, which owns electronic retailing, media, communications and entertainment businesses and investments, since February 2006. He joined Liberty Media in November 2005 as CEO-Elect. From June 2005 until November 2005, Mr. Maffei served as President and Chief Financial Officer of Oracle Corporation. From 2000 until June 2005, Mr. Maffei served as Chief Executive Officer of 360networks Corporation, a broadband telecom service provider, and also became Chairman of the Board of 360networks in 2002. Previously, Mr. Maffei was with Microsoft Corporation from 1993 to 2000, in several positions, including Senior Vice President, Finance and Administration and Chief Financial Officer. Mr. Maffei also served as Chairman of Expedia, Inc. from 1999 to 2002. Mr. Maffei serves on the Board of Directors of Liberty Media.

Timothy Mott
Director since 1990
Mr. Mott, age 58, has been Chairman of All Covered, a nationwide information technology outsourcing company focused on small and mid-size businesses, since June 2000 and has served as Chief Executive Officer since September 2006 (a position he had previously held from November 2001 to February 2004). At various times prior to 1999, Mr. Mott co-founded and was Chairman of Audible Inc., co-founded and was Chief Executive Officer and Chairman of Macromedia Inc., co-founded and was Senior Vice President of Electronic Arts, and was a member of the research staff at Xerox PARC. Other than in his role as a director of EA, Mr. Mott has had no operating involvement with EA since he ceased serving as an executive officer in 1990.

Vivek Paul
Director since 2005
Mr. Paul, age 48, has been a partner at TPG (formerly Texas Pacific Group) since October 2005. From July 1999 to September 2005, Mr. Paul served as Vice Chairman of the Board of Directors of Wipro, Ltd., a provider of integrated business, technology and process solutions, and Chief Executive Officer of Wipro Technologies, Wipro’s global information technology, product engineering, and business process services segments. From January 1996 to July 1999, Mr. Paul was General Manager of Global CT Business at General Electric, Medical Systems Division. From March 1993 to December 1995, he served as President and Chief Executive Officer of Wipro GE Medical Systems Limited. Mr. Paul holds a Bachelor of Engineering from the Birla Institute of Technology and Science, and an M.B.A. from the University of Massachusetts, Amherst.

Lawrence F. Probst III
Director since 1991
Mr. Probst, age 57, has been employed by EA since 1984. He has served as Chairman of the Board since July 1994 and, from May 1991 until April 2007, also served as our Chief Executive Officer. Previously Mr. Probst served as President from 1991 until 1998 and Senior Vice President of EA Distribution from 1987 to 1991. Mr. Probst holds a B.S. degree from the University of Delaware.

John S. Riccitiello
Director since 2007
Mr. Riccitiello, age 47, has served as Chief Executive Officer and a director of EA since April 2007. Prior to re-joining EA, he was a co-founder and Managing Partner at Elevation Partners, a private equity fund. From October 1997 to April 2004, Mr. Riccitiello served as President and Chief Operating Officer of EA. Prior to joining EA, Mr. Riccitiello served as President and Chief Executive Officer of the worldwide bakery division at Sara Lee Corporation. Before joining Sara Lee, he served as President and Chief Executive Officer of Wilson Sporting Goods Co. and has also held executive management positions at Haagen-Dazs, PepsiCo, Inc. and The Clorox Company. Mr. Riccitiello holds a B.S. degree from the University of California, Berkeley.

Richard A. Simonson
Director since 2006
Mr. Simonson, age 47, has served as Executive Vice President and Chief Financial Officer of Nokia Corporation, a manufacturer of mobile devices and a leader in mobile network equipment, solutions and services, since 2004. From 2001 until 2003, Mr. Simonson served as Vice President & Head of Customer Finance of Nokia. In 2001, Mr. Simonson was Managing Director of the Telecom & Media Investment Banking Group of Barclays Capital. Prior to joining Barclays Capital, Mr. Simonson spent 16 years at Bank of America Securities where he held various positions, including Managing Director & Head of Global Project Finance, Global Corporate & Investment Bank, San Francisco and Chicago. Mr. Simonson holds a B.S. degree from the Colorado School of Mines and an M.B.A. from Wharton School of Business at the University of Pennsylvania.

Linda J. Srere
Director since 2001
Ms. Srere, age 51, is currently a marketing and advertising consultant. Previously, Ms. Srere was President of Young & Rubicam Advertising. Since 1994, Ms. Srere held many positions with Young & Rubicam Inc. (“Y&R”), including Vice Chairman and Chief Client Officer, Executive Vice President and Director of Business Development, Group Managing Director, and in 1997, was named Chief Executive Officer of Y&R’s New York office, becoming the first female CEO in the company’s 75-year history. Ms. Srere also serves on the Board of Directors of aQuantive, Inc., a digital marketing services and technology company, and Universal Technical Institute, Inc., a technical education provider.

DIRECTOR INDEPENDENCE

Our Board has determined that each of our non-employee directors qualifies as an “independent director” as that term is used in the NASDAQ Marketplace Rules. In addition, prior to his departure from our Board at the 2006 Annual Meeting, our Board had determined that Robert Pittman was an “independent director”. Mr. Probst and Mr. Riccitiello do not qualify as independent because they are EA employees. The NASDAQ Marketplace Rules have both objective tests and a subjective test for determining who is an “independent director”. The objective tests state, for example, that a director is not considered independent if he or she is an employee of the company or is a partner in or executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year. The subjective test states that an independent director must be a person who lacks a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has not established categorical standards or guidelines to make these subjective determinations, but considers all relevant facts and circumstances.

In addition to the board-level standards for director independence, the directors who serve on the Audit Committee each satisfy standards established by the SEC providing that to qualify as “independent” for the purposes of membership on that Committee, members of audit committees may not accept directly or indirectly any consulting, advisory, or other compensatory fee from us other than their director compensation.

BOARD, BOARD MEETINGS, AND COMMITTEES

The Board meets on a fixed schedule four times each year and also occasionally holds special meetings and acts by written consent. In fiscal 2007, the Board met six times. At each regularly scheduled meeting, the independent members of the Board meet in executive session separately without management present. A Lead Director, elected by the independent directors and serving a two-year term, is responsible for chairing executive sessions of the Board and other meetings of the Board in the absence of the Chairman of the Board, serving as a liaison between the Chairman of the Board and the other independent directors, and overseeing the Board’s stockholder communication policies and procedures (including, under appropriate circumstances, meeting with stockholders). Our Lead Director may also call meetings of the independent directors. The independent directors of the Board have elected Gary Kusin to serve as Lead Director for a two-year term ending with our 2008 Annual Meeting of Stockholders.

The Board currently has three committees, each of which operates under a charter approved by the Board: the Audit Committee; the Compensation Committee; and the Nominating and Governance Committee. The Board of Directors amended and restated the Audit Committee’s charter in May 2006, amended the Compensation Committee’s charter in November 2006, and adopted the Nominating and Governance Committee’s charter in May 2003. Copies of the charters of each Committee may be found in the Investor Relations portion of our website at http://investor.ea.com. In accordance with the charters for each, and with current regulatory requirements, all members of these Committees are independent directors. During fiscal 2007, each director participated in at least 75% of all Board meetings and Committee meetings held during the period for which he or she was a member.

From July 27, 2006 (the date of the most recent Board election and beginning of the current Board year) through June 1, 2007, the Committee members were as follows:

July 2006 — July 2007 Committee Assignments

Audit	Gregory B. Maffei (Chair), Vivek Paul, and Richard A. Simonson
Compensation	M. Richard Asher (Chair), Leonard S. Coleman, and Linda J. Srere
Nominating and Governance	Gary M. Kusin (Chair), Leonard S. Coleman, Timothy Mott, and Linda J. Srere

Based on the recommendation of the Nominating and Governance Committee, and subject to the re-election of each of the directors named below, the Board will change Committee assignments following the 2007 Annual Meeting as follows:

July 2007 — July 2008 Committee Assignments

Audit	Gregory B. Maffei (Chair), Vivek Paul, and Richard A. Simonson
Compensation	Linda J. Srere (Chair), Leonard S. Coleman, and Richard A. Simonson
Nominating and Governance	Gary M. Kusin (Chair), Leonard S. Coleman, Timothy Mott, and Linda J. Srere

Audit Committee

The Audit Committee assists the Board in its oversight of the Company’s financial reporting and other matters, and is directly responsible for the appointment, compensation and oversight of our independent auditors. The Audit Committee is comprised of three directors, each of whom in the opinion of the Board of Directors meets the independence requirements and the financial literacy standards of the NASDAQ Marketplace Rules, as well as the independence requirements of the SEC. In the opinion of the Board of Directors, Mr. Maffei and Mr. Simonson meet the criteria for an “audit committee financial expert” as set forth in applicable SEC rules. The Audit Committee met eight times in fiscal 2007. For further information about the Audit Committee, please see the Report of the Audit Committee of the Board of Directors below.

Compensation Committee

The Compensation Committee is responsible for setting the overall compensation strategy for the Company, for determining the compensation of the CEO (via recommendation to the Board) and other executive officers and for overseeing the Company’s equity incentive plans and other benefit plans. In addition, the

Compensation Committee is responsible for reviewing and recommending to the Board compensation for non-employee directors. The Compensation Committee is comprised of three directors, each of whom in the opinion of the Board of Directors meets the independence requirements of the NASDAQ Marketplace Rules and qualifies as an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code, as amended. The Compensation Committee met five times in fiscal 2007 and also acted frequently by written consent. For further information about the Compensation Committee, please see the Compensation Committee Report on Executive Compensation below.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for recommending to the Board nominees for election to the Board of Directors, for appointing directors to Board Committees, and for reviewing developments in corporate governance, reviewing and ensuring the quality of the Company’s succession plans, recommending formal governance standards to the Board, reviewing the performance of the CEO, and establishing the Board’s criteria for selecting nominees for director and for reviewing from time to time the appropriate skills, characteristics and experience required of the Board as a whole, as well as its individual members. The Nominating and Governance Committee is comprised of four directors, each of whom in the opinion of the Board of Directors meets the independence requirements of the NASDAQ Marketplace Rules. The Nominating and Governance Committee met four times in fiscal 2007.

In evaluating nominees for director to recommend to the Board, the Nominating and Governance Committee will take into account many factors within the context of the characteristics and needs of the Board as a whole. While the specific needs of the Board may change from time to time, all nominees for director are considered on the basis of the following minimum qualifications:

•	the highest level of personal and professional ethics and integrity, including a commitment to EA’s ACTION values (as set forth in EA’s Global Code of Conduct);

•	practical wisdom and mature judgment;

•	broad training and significant leadership experience in business, entertainment, technology, finance, corporate governance, public interest or other disciplines relevant to the long-term success of EA;

•	the ability to gain an in-depth understanding of EA’s business; and

•	a willingness to represent the best interests of all EA stockholders and objectively appraise management’s performance.

In determining whether to recommend a director for re-election, the Nominating and Governance Committee will also consider the director’s tenure on the Board, past attendance at meetings, participation in and contributions to the activities of the Board, the director’s continued independence (including any actual, potential or perceived conflicts of interest), as well as the director’s age and changes in his or her principal occupation or professional status.

The Nominating and Governance Committee believes that the continuing service of qualified incumbent directors promotes stability and continuity on the Board of Directors, contributing to the Board’s ability to work effectively as a collective body, while providing EA with the benefits of familiarity and insight into EA’s affairs that its directors have developed over the course of their service. Accordingly, consistent with past EA practice, the Nominating and Governance Committee will first consider recommending incumbent directors who wish to continue to serve on the Board for re-election at EA’s annual meeting of stockholders.

In situations where the Nominating and Governance Committee determines not to recommend an incumbent director for re-election, an incumbent director declines to stand for re-election, or a vacancy arises on the Board for any reason (including the resignation, retirement, removal, death or disability of an incumbent director or a decision of the directors to expand the size of the Board), the Committee will commence a search for new director nominees. The Nominating and Governance Committee may, in its discretion, use a variety of means to identify and evaluate potential nominees for director. The Nominating and Governance Committee has used, and may continue to use, qualified search firms and may also work with members of EA’s Human

Resources department to identify potential nominees meeting the Board’s general membership criteria discussed above. The Nominating and Governance Committee may also consider potential nominees identified by other sources, including current directors, senior management and stockholders. In determining whether to recommend a candidate to the Board of Directors, the Nominating and Governance Committee will consider the current composition of the Board and capabilities of current directors, as well as any additional qualities or capabilities considered necessary or desirable in light of the existing or anticipated needs of the Board.

The Nominating and Governance Committee will evaluate candidates proposed by stockholders under criteria similar to the evaluation of other candidates, except that it may also consider as one of the factors in its evaluation, the amount of EA voting stock held by the stockholder and the length of time the stockholder has held such stock. Stockholders wishing to submit candidates for consideration by the Nominating and Governance Committee may do so by writing to EA’s Corporate Secretary at 209 Redwood Shores Parkway, Redwood City, CA 94065, Attn: Director Nominations. To be considered by the Nominating and Governance Committee in connection with EA’s annual meeting of stockholders, recommendations must be submitted in writing to EA not less than 120 calendar days prior to the anniversary of the date on which EA’s proxy statement was released to stockholders in connection with the previous year’s annual meeting (on or about February 21, 2008, for our 2008 Annual Meeting of Stockholders). Recommendations should include: (1) the stockholder’s name, address and telephone number; (2) the amount and nature of record and/or beneficial ownership of EA securities held by the stockholder; (3) the name, age, business address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the proposed candidate; (4) a description of the qualifications and background of the proposed candidate that addresses the minimum qualifications and other criteria for Board membership approved by the Board from time to time and set forth in EA’s Corporate Governance Guidelines; (5) the amount and nature of record and/or beneficial ownership of EA securities held by the proposed candidate, if any; (6) a description of all arrangements or understandings between the stockholder and the proposed candidate relating to the proposed candidate’s candidacy; (7) a statement as to whether the proposed candidate would be considered an independent director under applicable NASDAQ Marketplace Rules; (8) the consent of the proposed candidate (a) to be named in the proxy statement relating to EA’s annual meeting of stockholders, and (b) to serve as a director if elected at such annual meeting; and (9) any other information regarding the proposed candidate that may be required to be included in a proxy statement by applicable SEC rules. The Nominating and Governance Committee may request any additional information reasonably necessary to assist it in assessing a proposed candidate.

Corporate Governance Guidelines

Our Board of Directors has adopted, upon the recommendation of the Nominating and Governance Committee, a formal set of Corporate Governance Guidelines. A complete copy of the Corporate Governance Guidelines is available in the Investor Relations portion of our website at http://investor.ea.com. Our Corporate Governance Guidelines contain policies relating to:

•	Board membership and independence criteria;

•	Election of directors;

•	Director resignations;

•	Executive sessions of independent directors led by a Lead Director;

•	Authority to hire outside advisors;

•	Director orientation and education;

•	Board and Committee self-evaluations;

•	Attendance at annual meetings of stockholders;

•	Stock ownership guidelines for our directors and executive officers;

•	Stockholder communications with the Board; and

•	Access to management, CEO evaluation and management succession planning.

Global Code of Conduct

Our Global Code of Conduct (which includes code of ethics provisions applicable to our directors, principal executive officer, principal financial officer, principal accounting officer, and other senior financial officers) is available in the Investor Relations section of our website at http://investor.ea.com. We will post amendments to our Global Code of Conduct in the Investor Relations section of our website. Copies of our charters and Global Code of Conduct are available without charge by contacting our Investor Relations department at (650) 628-7352.

Director Attendance at Annual Meetings

Our directors are expected to make every effort to attend our annual meeting of stockholders. Eight of the nine directors who were elected at the 2006 Annual Meeting of Stockholders attended the meeting.

Stockholder Communications with the Board of Directors

EA stockholders may communicate with the Board as a whole, with a committee of the Board, or with an individual director by sending a letter to EA’s Corporate Secretary at Electronic Arts Inc., 209 Redwood Shores Parkway, Redwood City, CA 94065, or by sending an email to StockholderCommunications@ea.com. All stockholder communications received will be handled in accordance with procedures approved by the independent directors serving on the Board. For further information regarding the submission of stockholder communications, please visit the Investor Relations portion of our website at http://investor.ea.com.

DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

Our Compensation Committee is responsible for reviewing and recommending to our Board the compensation paid to our non-employee directors. Historically, our non-employee directors have been paid a mix of cash and equity compensation for their service as directors. Mr. Riccitiello and Mr. Probst do not receive any additional compensation for their services as directors. On July 27, 2006, our Board of Directors, upon a recommendation of the Compensation Committee, modified the cash and equity compensation paid to our non-employee directors. The table below reflects the annualized components of cash compensation for our non-employee directors that were in place during fiscal 2007. Because our Board year does not correspond to our fiscal year, actual amounts paid during fiscal 2007 were pro-rated based on the annualized figures in the following table (for more information regarding the specific compensation received by each non-employee director during fiscal 2007, see the “Fiscal 2007 Director Compensation Table” below).

Fiscal 2007 Annualized Components of Non-Employee Director Cash Compensation

	Prior to	Following
	July 27, 2006	July 27, 2006

Annual Retainer	$35,000	$50,000
Service on the Audit Committee	$10,000	$10,000
Chair of the Audit Committee	$5,000	$10,000
Service on the Compensation Committee	$7,500	$7,500
Chair of the Compensation Committee	$2,500	$7,500
Service on the Nominating and Governance Committee	$7,500	$7,500
Chair of the Nominating and Governance Committee	$2,500	$2,500
Service as Lead Director	$0	$25,000

In addition, individual directors were eligible to earn up to $1,000 per day, with the approval of the Board of Directors, for special assignments, which may include providing advisory services to management in such areas as sales, marketing, public relations and finance (provided, however, no independent director is eligible for a special assignment if the assignment or payment for the assignment would prevent the director from being considered independent under applicable NASDAQ Marketplace or SEC rules). No directors earned any compensation for special assignments during fiscal 2007.

Stock Compensation

Prior to July 27, 2006, non-employee directors were eligible to receive an option grant to purchase 25,000 shares issued under the 2000 Equity Incentive Plan upon their initial appointment or election to the Board, and each continuing director was eligible to receive an annual option grant to purchase 10,000 shares upon his or her re- election to the Board. On July 27, 2006, our Board of Directors, upon the recommendation of the Compensation Committee, approved a grant of 700 restricted stock units to each non-employee director. On May 10, 2007, our Board of Directors approved a change in the mix of stock options and restricted stock units to be granted to our non-employee directors. Beginning with our 2007 Annual Meeting, non-employee directors will be eligible to automatically receive an option grant to purchase 17,500 shares and 2,500 restricted stock units issued under the 2000 Equity Incentive Plan upon their initial appointment or election to the Board, and each continuing non-employee director will be eligible to automatically receive an annual option grant to purchase 8,400 shares and 1,200 restricted stock units upon his or her election or re-election to the Board.

In fiscal 2007, annual option grants to purchase 10,000 shares of common stock were made under the Equity Plan to each of the non-employee directors who was re-elected at the 2006 Annual Meeting of Stockholders. Mr. Simonson, who was initially elected at the 2006 Annual Meeting, was granted an option to purchase 25,000 shares. All stock options were granted on July 27, 2006, the date of the directors’ re-election to the Board, at an exercise price of $46.84 per share. In February 2007, each non-employee director was granted 700 restricted stock units.

Under the Equity Plan, non-employee directors may elect to receive all or part of their cash compensation in the form of common stock. As an incentive for our non-employee directors to increase their stock ownership in EA, non-employee directors making such an election receive shares of common stock valued at 110% of the cash compensation they would have otherwise received.

Deferred Compensation Plan

We maintain a Deferred Compensation Plan (“DCP”) that allows our directors and certain employees, including our Named Executive Officers, to defer receipt of their salary into cash accounts that mirror the gains and/or losses of several different investment funds which correspond to the funds we have selected for our 401(k) plan. Participants may defer up to 75% of their salary and up to 100% of their bonuses and/or commissions until the date(s) they have specified. We are not required to make any contributions to the DCP and did not do so in fiscal 2007.

Stock Ownership Guidelines

Each non-employee director is required, within three years of becoming a director, to own shares of EA common stock having a value of at least 3 years’ annual retainer for service on the Board. As of June 1, 2007, each of our directors had either fulfilled their ownership requirements or had not yet reached three years of service.

FISCAL 2007 DIRECTOR COMPENSATION TABLE

The following table shows compensation information for each of our non-employee directors during fiscal 2007.

	Fees Earned	Stock	Options	All Other
	or Paid in Cash	Awards	Awards	Compensation	Total
Name	($)(1)	($)(2)(3)	($)(4)	($)(5)	($)

M. Richard Asher	—	10,631	181,249	68,776	260,656
Leonard S. Coleman	—	10,631	181,249	65,309	257,189
Gary M. Kusin	75,000	10,631	181,249	—	266,880
Gregory M. Maffei	65,000	10,631	214,184	—	289,815
Timothy Mott	53,750	10,631	181,249	—	245,630
Vivek Paul	—	10,631	250,726	59,147	320,504
Robert Pittman(6)	—	—	150,526	11,694	162,220
Richard A. Simonson(7)	13,500	10,631	69,273	34,604	128,008
Linda J. Srere	—	10,631	181,249	68,109	259,989

(1)	The amounts presented in this column represent compensation that was earned and paid as cash. As described above and in footnote 5 below, our non-employee directors may elect to receive all or part of their cash compensation in the form of EA common stock. The value of the EA common stock received in lieu of cash payments during fiscal 2007 by our non-employees directors is reflected in the “All Other Compensation” column above.

(2)	Represents awards of 700 restricted stock units granted under EA’s 2000 Equity Incentive Plan. Each restricted stock unit award fully vests on the date of the 2007 Annual Meeting of Stockholders. Upon vesting, each restricted stock unit converts into the right to receive one share of EA common stock, and does not have an exercise price or expiration date. The restricted stock units are not entitled to receive dividends, if any, paid by EA on its common stock.

(3)	Represents the expense recognized by EA for financial statement reporting purposes in accordance with Statement of Financial Accounting Standard No. 123 (revised 2004) (“SFAS No. 123(R)”), as modified to exclude the impact of estimated forfeitures related to service-based vesting conditions, for awards of restricted stock units granted to the non-employee directors in fiscal 2007. No stock awards were forfeited by any of the non-employee directors in fiscal 2007. The amounts reflected above represent the value determined by EA for reporting purposes only and do not reflect whether the recipient has actually realized a financial benefit from the awards (such as by vesting in a restricted stock unit award). For additional information regarding the valuation methodology used by EA, see note 12, “Stock-Based Compensation and Employee Benefit Plans”, of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2007.

(4)	Represents the expense recognized by EA for financial statement reporting purposes in accordance with SFAS No. 123(R), as modified to exclude the impact of estimated forfeitures related to service-based vesting conditions, for awards of stock options granted to the non-employee directors in fiscal 2007 as well as prior fiscal years. With the exception of Mr. Pittman, no stock options were forfeited by any of the non-employee directors in fiscal 2007. Following his departure from our Board, Mr. Pittman forfeited unvested stock options to purchase 17,000 shares and allowed another vested stock option, the exercise price of which was underwater, to expire unexercised. The amounts reflected above represent the value determined by EA for reporting purposes only and do not reflect whether the recipient has actually realized a financial benefit from the awards (such as by exercising stock options). For a more detailed discussion on the valuation model and assumptions used to calculate the fair value of EA’s stock options, see note 12, “Stock-Based Compensation and Employee Benefit Plans”, of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2007. In fiscal 2007, each non-employee director, other than Mr. Simonson, received a stock option to purchase 10,000 shares of EA common stock. As a newly elected director, Mr. Simonson received an initial stock option grant to purchase 25,000 shares in fiscal 2007.

(5)	Represents the value of shares of EA common stock elected to be received by a director in lieu of the cash fees to which they would have otherwise been entitled. Non-employee directors making such an election receive shares of common stock valued at 110% of the cash compensation they would have otherwise received. Such shares are awarded via the grant and immediate exercise of a stock option having an exercise price equal to the fair market value of our common stock on the date of grant. The following table presents the amount of cash each director was entitled to receive and the number of shares such director received in lieu of such cash:

		Shares of EA Common Stock
Name	Cash Fees Earned ($)	Received in Lieu of Cash Fees (#)

M. Richard Asher	62,500	1,353
Leonard S. Coleman	59,375	1,290
Vivek Paul	53,750	1,170
Robert Pittman(6)	10,625	213
Richard A. Simonson(7)	45,000	695
Linda J. Srere	61,875	1,341

(6)	Mr. Pittman declined to stand for re-election at the 2006 Annual Meeting of Stockholders and therefore only served on the Board for a portion of fiscal 2007 (April 2, 2006 through July 27, 2006).

(7)	Mr. Simonson elected to receive 30% of his compensation as cash and the remainder as shares of EA common stock.

PROPOSAL 2.  AMENDMENTS TO THE 2000 EQUITY INCENTIVE PLAN

The 2000 Equity Incentive Plan, which initially was approved by the stockholders on March 22, 2000, continues EA’s program of providing equity incentives to eligible employees, officers and directors. We offer these incentives in order to assist in recruiting, retaining and motivating qualified employees, officers and directors. Since the Equity Plan’s adoption, 67,400,000 shares of common stock have been reserved for issuance. The following summary of the proposed amendments to the Equity Plan is subject to the specific provisions contained in the full text of the Equity Plan, as proposed to be amended, which we have filed with the Securities and Exchange Commission along with this proxy statement. For more information regarding the Equity Plan, we urge you to read the full text of the Equity Plan, as proposed to be amended, or the summary of its material terms, as proposed to be amended, included as Appendix A of this proxy statement.

We are proposing amendments to the 2000 Equity Incentive Plan that would:

•	Increase the number of shares authorized under the Equity Plan by 9,000,000 shares to a total of 76,400,000 shares.

We continue to believe that alignment of the interests of our stockholders and our employees, officers and directors is best advanced through the issuance of equity incentives as a portion of their total compensation. In this way, we reinforce the link between our stockholders and our employees’, officers’ and directors’ focus on personal responsibility, creativity and stockholder returns. We also believe that delivering a portion of their total compensation in the form of long-term equity compensation helps encourage a long-term view in an industry that is subject to lengthy business cycles. Equity incentives such as stock options and restricted stock units also play an important role in our recruitment and retention strategies, as the competition for creative and technical talent and leadership in our industry is intense.

While equity is a strategic tool for recruitment and retention, we also carefully manage stock option and restricted stock unit issuances and strive to keep the dilutive impact of the equity incentives we offer within a reasonable range. Historically, we have made a significant portion of our equity grants in a given fiscal year in connection with our annual reviews and merit increases. In calendar 2007, we re-aligned our annual review cycle to more closely follow our fiscal year. As part of this re-alignment, we moved the date of our annual equity grants from March to June and, as a result, did not make any annual equity grants in fiscal 2007. During fiscal 2007, a year in which our employee base grew by over 700 people, we granted stock options to purchase a total of 4,372,775 shares and restricted stock units to acquire a total of 1,362,439 shares (excluding 444,760 shares underlying restricted stock and restricted stock unit awards which were granted as part of the Option Exchange Program in which 1,778,780 options were cancelled). Together these stock option and restricted stock unit grants represent approximately 1.8% of our total shares outstanding. Excluding stock options and restricted stock units we assumed in connection with our acquisition of JAMDAT Mobile Inc., during fiscal 2006, we granted stock options and restricted stock units representing approximately 2.7% of our total shares outstanding. Going forward, we intend to continue to responsibly manage issuances of equity incentive awards under the Equity Plan.

The Equity Plan also contains several features designed to protect stockholders’ interests. For example, the Equity Plan does not allow any options to be granted at less than 100% of fair market value, and the exercise price of outstanding options issued under the Equity Plan may not be reduced without stockholder approval. The Equity Plan does not contain an “evergreen” provision whereby the number of authorized shares is automatically increased on a regular basis. In addition, the Equity Plan prohibits us from loaning, or guaranteeing the loan of, funds to participants under the Equity Plan.

•	Decrease by 4 million shares the limit on the total number of shares underlying awards of restricted stock and restricted stock units that may be granted under the Equity Plan — from 15 million to 11 million shares.

In May 2005, we began granting restricted stock units to certain of our U.S.-based employees, and in March 2006, we began offering restricted stock units to our employees throughout the world. We expect restricted stock, restricted stock units and stock options to remain an important form of equity incentive compensation.

Nonetheless, given our current and anticipated usage of restricted stock and restricted stock units, we believe that the current limit is higher than necessary. By decreasing the limit to 11 million shares, we will continue to have an adequate amount of restricted stock and restricted stock units available for issuance and, as a consequence, will be able to increase the pool of overall shares available to be issued as stock options.

•	Revise the amount and nature of automatic initial and annual grants to our non-employee directors by adding restricted stock units and decreasing the size of stock option grants.

The Equity Plan currently provides that new non-employee directors will be eligible to automatically receive a stock option grant to purchase 25,000 shares and continuing non-employee directors are eligible to automatically receive an annual option grant to purchase 10,000 shares upon their re-election to the Board. As proposed to be revised, non-employee directors will be eligible to automatically receive an option grant to purchase 17,500 shares and 2,500 restricted stock units issued under the Equity Plan upon their initial appointment or election to the Board, and each continuing non-employee director will be eligible to automatically receive an annual option grant to purchase 8,400 shares and 1,200 restricted stock units upon his or her re-election to the Board.

Plan Benefits

Except for the proposed automatic stock option and restricted stock units grants to non-employee directors described above, the amount and timing of awards granted under the Equity Plan are determined in the sole discretion of the administrator and therefore cannot be determined in advance. The future awards that would be received under the Equity Plan by executive officers and other employees are discretionary and are therefore not determinable at this time.

Required Vote and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of a majority of the voting shares present at the meeting in person or by proxy and voting on this proposal.

The Board recommends a vote FOR the amendments to the 2000 Equity Incentive Plan.

PROPOSAL 3.  AMENDMENT TO THE 2000 EMPLOYEE STOCK PURCHASE PLAN

The 2000 Employee Stock Purchase Plan, which initially was approved by the stockholders on July 27, 2000, provides our employees with a convenient means of purchasing equity in the Company through payroll deductions. It also provides an incentive for continued employment. Since its adoption, 6,800,000 shares of common stock have been reserved for issuance under the Purchase Plan.

Since the adoption of the Purchase Plan, we have experienced significant growth in the number of employees who elect to participate in the Purchase Plan. The following table presents information since the beginning of fiscal 2005 relating to the aggregate number of shares purchased under the Purchase Plan, as well as the number of employees who have participated in the Purchase Plan.

		No. of
		Employees
		Participating
	Shares Purchased	as of the Last
	Pursuant to 2000	Purchase Date
	Purchase Plan	in Fiscal Year

Fiscal 2005	623,693	3,615
Fiscal 2006	624,629	4,281
Fiscal 2007	705,188	4,255
Fiscal 2008	(1)	4,663 (2)

(1)	Fiscal 2008 purchases under the 2000 Purchase Plan will be made in August 2007 and February 2008.

(2)	Represents estimated number of participants in the 2000 Purchase Plan as of June 1, 2007. Participants have the right to withdraw from the 2000 Purchase Plan at any time prior to a purchase date. The number of participants may increase or decrease prior to February 2008, the last purchase date in fiscal 2008.

The proposed amendment would increase the number of shares authorized under the Purchase Plan by 1,500,000 to a total of 8,300,000, an amount that we expect will permit all current and potential future employees to fully participate in the Purchase Plan at least through fiscal 2008.

For more information about the Purchase Plan, we urge you to read the summary of its material terms included as Appendix B to this proxy statement.

Required Vote and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of a majority of the voting shares present at the meeting in person or by proxy and voting on this proposal.

The Board recommends a vote FOR the amendment to the 2000 Employee Stock Purchase Plan.

PROPOSAL 4.  APPROVAL OF THE ELECTRONIC ARTS INC. EXECUTIVE BONUS PLAN

In May 2007, the Board unanimously approved, subject to stockholder approval, the Electronic Arts Inc. Executive Bonus Plan (the “Executive Bonus Plan”) and directed that the Executive Bonus Plan be submitted to our stockholders at the Annual Meeting. Stockholder approval of the Executive Bonus Plan will allow bonuses paid under it to be considered “performance-based compensation” within the meaning of Section 162(m) of the Code and therefore fully deductible by Electronic Arts for federal income tax purposes.

The Board believes that it is in the best interests of Electronic Arts and its stockholders to ensure that bonuses paid to covered employees (as defined in Section 162(m)) who are participants are fully deductible by Electronic Arts for federal income tax purposes. For purposes of Section 162(m), a covered employee is any employee of ours if, as of the close of our taxable year, such employee is our principal executive officer (or an individual acting in such a capacity) or if the total compensation of such employee for that taxable year is required to be reported to our stockholders under applicable securities rules by reason of such employee being among the three highest compensated officers for the taxable year (other than our principal executive officer or the principal financial officer). Accordingly, Electronic Arts has structured the Executive Bonus Plan to satisfy the requirements of Section 162(m) of the Code for “performance-based” compensation.

Stockholders are requested to approve the adoption of the Executive Bonus Plan. If the Executive Bonus Plan is approved by the stockholders, compensation paid by Electronic Arts pursuant to the Executive Bonus Plan, beginning with our 2008 fiscal year, to covered employees will not be subject to the corporate compensation deduction limits set forth in Section 162(m) of the Code. If the Executive Bonus Plan is not approved by our stockholders, it will not become effective.

Summary of the Executive Bonus Plan

The following paragraphs provide a summary of the principal features of the Executive Bonus Plan. The Executive Bonus Plan is attached to this proxy statement as Appendix C. This summary is qualified in its entirety by the Executive Bonus Plan.

Purpose.  The purpose of the Executive Bonus Plan is to provide eligible employees with incentive compensation based upon the level of achievement of financial, business and other performance criteria. It is intended that bonuses awarded under the Executive Bonus Plan to covered employees will qualify as deductible “performance-based compensation” within the meaning of Section 162(m) of the Code.

Eligibility.  Eligible participants in the Executive Bonus Plan are senior executives of Electronic Arts or of an affiliate who are chosen solely at the discretion of the Compensation Committee. It is expected that participation in the Executive Bonus Plan will generally be limited to our CEO and those executives who directly report to our CEO.

Administration.  The Executive Bonus Plan will be administered by our Compensation Committee (or a subcommittee thereof), which is comprised solely of two or more “outside” directors (within the meaning of Section 162(m)). The Compensation Committee has the authority, in its discretion, to make any and all decisions regarding the administration of the Executive Bonus Plan, including selecting employees eligible to receive awards, establishing performance goals and maximum bonus awards for each participant, construing and interpreting the terms of the Executive Bonus Plan and bonuses awarded thereunder, decreasing, paying or declining to pay bonuses under the Executive Bonus Plan, and establishing additional terms, conditions, rules, or procedures for the administration of the Executive Bonus Plan. All determinations of the Compensation Committee that are not inconsistent with the Executive Bonus Plan will be final and binding on all persons.

Establishment of Bonuses.  Each performance period, the Compensation Committee will select the individuals to participate in the Executive Bonus Plan, assign each participant a maximum award level and establish the performance goal or goals that must be achieved before an award actually will be paid to the participant. Bonuses are payable in cash.

Performance Goals.  Under the Executive Bonus Plan, participants will be eligible to receive cash awards based upon the attainment and certification of certain performance goals established by the Compensation

Committee over the applicable performance period. The performance goals that may be selected by the Compensation Committee include one or more of the following: cash flow (including operating cash flows or free cash flow), revenue (on an absolute basis or adjusted for currency effects), gross margin, operating expenses or operating expenses as a percentage of revenue, earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings, and may be determined in accordance with GAAP or revised to reflect any or all non-GAAP adjustments), earnings per share (on a GAAP or non GAAP basis), growth in any of the foregoing measures, stock price, return on equity or average stockholders’ equity, total stockholder return, growth in stockholder value relative to the moving average of the S&P 500 Index or another index, return on capital, return on assets or net assets, return on investment, economic value added, operating income, operating profit, controllable operating profit, or net operating profit, net profit, net income, operating margin, cash conversion cycle, market share, contract awards or backlog, overhead or other expense reduction, credit rating, strategic plan development and implementation, succession plan development and implementation, improvement in workforce diversity, customer indicators, new product invention or innovation, attainment of research and development milestones, improvements in productivity, attainment of objective operating goals and employee metrics.

The performance goals may be measured either on an absolute basis or relative to a pre-established target, to a previous period’s results, or to a designated comparison group and may differ for each participant. For example, the Compensation Committee may appropriately adjust any evaluation of performance under a performance goal to exclude any of the following events that occurs during a performance period: the effects of currency fluctuations; any or all adjustments that are reflected in the calculation of non-GAAP earnings as presented in any Electronic Arts press release or Form 8-K filing relating to an earnings announcement; asset write-downs; litigation or claim judgments or settlements; the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs; and any other extraordinary or non-operational items. Additionally, the Compensation Committee may decide to ignore the effect of mergers or acquisitions in their evaluation of performance goals.

The Compensation Committee will establish the performance goals with respect to each participant in writing not later than 90 days after the commencement of the period of service to which the performance goals relate, provided that the outcome of the performance goals is substantially uncertain at the time of their establishment. A performance period shall generally be a fiscal year, but may also be any such other period of time as determined in the sole and absolute discretion of the Compensation Committee.

Determination of Bonuses.  As soon as practicable after the end of each performance period, the Compensation Committee will certify in writing the extent to which the pre-established performance goals actually were achieved and the amount of the bonus to be paid. The Compensation Committee reserves the discretion to reduce or eliminate any actual award under the Bonus Plan. The payment of a cash bonus under the Executive Bonus Plan requires that the participant be actively employed when the bonus is paid. The Compensation Committee, however, may make exceptions to the general rule that a participant must be actively employed when a cash bonus is payable in the case of retirement, death or disability, or in the event of a change in control. Additionally, if a participant incurs a change in status that results in him or her being ineligible to participate in this Plan during a performance period, he or she may receive a pro-rated bonus (as determined at the end of the performance period to which such bonus relates). The method in which a bonus is pro-rated is determined in the sole discretion of the Compensation Committee.

Payment of Bonuses.  All awards will be paid in cash as soon as is practicable after the Compensation Committee has certified that the applicable performance goals have been achieved, determined the bonus amounts, and authorized the payment of the corresponding bonuses, but in no event later than 2 1/2 months after the end of the calendar year in which the applicable performance period ends. Receipt of a bonus may be deferred, however, to the extent a participant has made a timely election to defer payment and pursuant to the terms and conditions of the Electronic Arts Inc. Deferred Compensation Plan or any successor plan and in compliance with Section 409A of the Code.

Maximum Award.  The maximum bonus payment that any participant may receive under the Executive Bonus Plan for any performance period is 300% of their base salary for such period, but in no event will a participant’s bonus under the Executive Bonus Plan exceed $5,000,000 during any fiscal year.

Term of Executive Bonus Plan.  The Executive Bonus Plan shall first apply to fiscal 2008. The Executive Bonus Plan shall terminate with respect to fiscal 2008 and all subsequent years unless it is approved at the 2007 Annual Meeting. Once approved by our stockholders, the Executive Bonus Plan shall continue until the earlier of (i) the date as of which the Compensation Committee terminates the Executive Bonus Plan, (ii) the date any stockholder approval requirement under Section 162(m) of the Code ceases to be met, or (iii) the date that is five years after the 2007 Annual Meeting.

Amendment and Termination.  The Compensation Committee may amend, modify, suspend or terminate the Executive Bonus Plan, in whole or in part, at any time and in any respect, including the adoption of amendments deemed necessary or desirable to correct any defect or supply omitted data or to reconcile any inconsistency in the Executive Bonus Plan or in any award granted thereunder. However, in no event may any such amendment, modification, suspension or termination result in an increase in the amount of compensation payable pursuant to any award under the Executive Bonus Plan or cause compensation that is, or may become, payable under the Executive Bonus Plan to fail to qualify as deductible “performance-based compensation” within the meaning of Section 162(m) of the Code. To the extent required by applicable law, amendments to the Executive Bonus Plan are subject to stockholder approval.

Federal Income Tax Consequences.  Under present federal income tax law, an Executive Bonus Plan participant will be taxed at ordinary income rates on the cash bonus in the year in which such cash is received. If a participant elects to defer all or a portion of the bonus, the participant may be entitled to defer the recognition of income. However, bonus deferrals are subject to applicable required withholdings, and Electronic Arts will withhold such amounts from the amount of the bonus deferral. Generally, and subject to the provisions of Section 162(m) of the Code, Electronic Arts will receive a federal income tax deduction corresponding to the amount of income recognized by the 162(m) Bonus Plan participants.

Bonuses to be Paid to Certain Individuals and Groups

Awards under the Executive Bonus Plan are determined based on actual future performance. Accordingly, it is not possible to determine the awards that would have been made had the Executive Bonus Plan been in effect for fiscal 2007. Notwithstanding the foregoing, the maximum bonus payment that any participant may receive under the Executive Bonus Plan for any performance period is 300% of their base salary for such period, but in no event will a participant’s bonus under the Executive Bonus Plan exceed $5,000,000 during any fiscal year. For fiscal 2007, we have paid discretionary bonuses or other types of compensation. See “Fiscal 2007 Summary Compensation Table” below for a description of bonuses paid to our Named Executive Officers in fiscal 2007. Though no participants have been definitively identified as of the filing of this proxy statement, our Compensation Committee intends to choose participants in the Executive Bonus Plan and set their bonus amounts in the near future.

Required Vote and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of a majority of the voting shares present at the meeting in person or by proxy and voting on this proposal.

The Board recommends a vote FOR approval of the Executive Bonus Plan.

PROPOSAL 5.  RATIFICATION OF THE APPOINTMENT OF KPMG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP has audited the financial statements of EA and its consolidated subsidiaries since fiscal 1987. The Board, through the Audit Committee, has appointed KPMG LLP as EA’s independent registered public accounting firm (“independent auditors”) for fiscal 2008. The Audit Committee and the Board believe that KPMG LLP’s long-term knowledge of EA and its subsidiaries is valuable to the Company. Representatives of KPMG LLP have direct access to members of the Audit Committee and the Board. Representatives of KPMG LLP will attend the Annual Meeting in order to respond to appropriate questions from stockholders, and may make a statement if they desire to do so.

Ratification of the appointment of KPMG LLP as our independent auditors is not required by our bylaws or otherwise. The Board of Directors has determined to submit this proposal to the stockholders as a matter of good corporate practice. If the stockholders do not ratify the appointment, the Audit Committee will review their future selection of auditors. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and the stockholders.

Fees of Independent Auditors

The aggregate fees billed for the last two fiscal years for each of the following categories of services are set forth below:

	Year Ended	Year Ended
Description of Fees	March 31, 2007	March 31, 2006

Audit(1)
– Worldwide audit fee	$4,175,000	$4,428,000
– Accounting concurrence and regulatory matters	157,000	67,000

Total audit fees	4,332,000	4,495,000
Audit-Related Fees(2)
– Benefit plan audit	29,000	27,000

Total audit-related fees	29,000	27,000
Tax(3)
– Compliance	410,000	618,000
– Planning	—	55,000

Total tax fees	410,000	673,000
All Other Fees(4)
Total all other fees	216,000	—

Total All Fees	$4,987,000	$5,195,000

(1)	Audit Fees: This category includes the annual audit of the Company’s financial statements and management’s assessment of internal control over financial reporting (including required quarterly reviews of financial statements included in the Company’s quarterly reports on Form 10-Q), and services normally provided by the independent auditors in connection with regulatory filings. This category also includes consultation on matters that arose during, or as a result of the audit or review of financial statements, statutory audits required for our non-US subsidiaries, and services associated with our periodic reports and other documents filed with the SEC and foreign filings, as well as Sarbanes-Oxley Section 404 (“Section 404”) compliance consultation.

(2)	Audit-Related Fees: This category consists primarily of fees related to the annual audit of our 401(k) benefit plan.

(3)	Tax Services: This category includes compliance services rendered for US and foreign tax compliance and returns, and transfer pricing documentation, as well as planning and advice which consists primarily of technical tax consulting.

(4)	Other: In fiscal 2007, this category included accounting due diligence related to potential business combinations. No products or services were provided in this category in fiscal 2006.

Services Provided by the Independent Auditors

The Audit Committee is required to pre-approve the engagement of, and has engaged, KPMG LLP to perform audit and other services for the Company and its subsidiaries. The Company’s procedures for the pre-approval by the Audit Committee of all services provided by KPMG LLP comply with SEC regulations regarding pre-approval of services. Services subject to these SEC requirements include audit services, audit-related services, tax services and other services. The audit engagement is specifically approved and the auditors are retained by the Audit Committee. In some cases, pre-approval for a particular category or group of services is provided by the Audit Committee for up to a year, subject to a specific budget and to regular management reporting. In other cases, the Chairman of the Audit Committee has the delegated authority from the Audit Committee to pre-approve additional services up to a specified dollar limit, and such pre-approvals are then communicated to the full Audit Committee.

The Audit Committee considered and determined that fees for services other than audit and audit-related services are compatible with maintaining KPMG LLP’s independence.

Required Vote and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of a majority of the voting shares present at the meeting in person or by proxy and voting for or against the proposal.

The Board recommends a vote FOR the ratification of KPMG LLP as our independent auditors for fiscal 2008.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that EA specifically incorporates it by reference into a filing.

The Audit Committee of the Board of Directors operates under a written charter, which is reviewed on an annual basis and was most recently amended in May 2006. The Audit Committee is comprised of three non-employee directors, each of whom in the opinion of the Board of Directors meets the current independence requirements and financial literacy standards of the NASDAQ Marketplace Rules, as well as the independence requirements of the Securities and Exchange Commission (“SEC”). From April 1, 2006 (the first day of fiscal 2007) through July 27, 2006, the Audit Committee consisted of M. Richard Asher, Gary M. Kusin and Gregory B. Maffei; from July 27, 2006 through April 1, 2007 (the last day of fiscal 2007), the Audit Committee consisted of Mr. Maffei, Vivek Paul and Richard A. Simonson. In the opinion of the Board of Directors, Mr. Maffei and Mr. Simonson each meet the criteria for a “financial expert” as set forth in applicable SEC rules as well as the above-mentioned independence requirements.

EA’s management is primarily responsible for the preparation, presentation and integrity of the Company’s financial statements. EA’s independent registered public accounting firm, KPMG LLP (“independent auditors”), is responsible for performing an independent audit of the Company’s (i) financial statements and expressing an opinion as to the conformity of the financial statements with generally accepted accounting principles, and (ii) internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon.

The function of the Audit Committee is to assist the Board of Directors in its oversight responsibilities relating to the integrity of EA’s accounting policies, internal controls and financial reporting. The Audit Committee reviews EA’s quarterly and annual financial statements prior to public earnings releases and submission to the SEC; reviews and evaluates the performance of EA’s internal audit function; reviews and evaluates the performance of EA’s independent auditors; consults with the independent auditors and EA’s internal audit function regarding internal controls and the integrity of the Company’s financial statements; assesses the independence of the independent auditors; and is responsible for the selection of the independent auditors. In this context, the Audit Committee has met and held discussions with members of management, EA’s internal audit function and the independent auditors. Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. Management has also represented to the Audit Committee that the Company’s internal control over financial reporting was effective as of the end of the Company’s most recently-completed fiscal year, and the Audit Committee has reviewed and discussed the Company’s internal control over financial reporting with management and the independent auditors. The Audit Committee also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended, including the quality and acceptability of the Company’s financial reporting process and internal controls. The Audit Committee has also discussed with the Company’s independent auditors the overall scope and plans for their annual audit and reviewed the results of that audit with management and the independent auditors.

In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from the Company and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has also considered whether the provision of any non-audit services (as described above under “Proposal 5. Ratification of the Appointment of KPMG LLP, Independent Registered Public Accounting Firm” — “Fees of Independent Auditors”) and the employment of former KPMG LLP employees by the Company is compatible with maintaining the independence of KPMG LLP.

The members of the Audit Committee are not engaged in the practice of auditing or accounting. In performing its functions, the Audit Committee necessarily relies on the work and assurances of the Company’s management and independent auditors.

In reliance on the reviews and discussions referred to in this report and in light of its role and responsibilities, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company as of and for each of the last three years ended March 31, 2007 be included for filing with the SEC in the Company’s Annual Report on Form 10-K for the year ended March 31, 2007. The Audit Committee has also approved the selection of KPMG LLP as the Company’s independent auditors for fiscal 2008.

AUDIT COMMITTEE

Gregory B. Maffei (Chairman)

Vivek Paul

Richard A. Simonson

PRINCIPAL STOCKHOLDERS

Common Stock

The following table shows, as of June 1, 2007, the number of shares of our common stock owned by our directors, executive officers named in the Summary Compensation Table below, our current directors and executive officers as a group, and beneficial owners known to us holding more than 5% of our common stock. As of June 1, 2007, there were 311,621,350 shares of our common stock outstanding. Except as otherwise indicated, the address for each of our directors and executive officers is c/o Electronic Arts Inc., 209 Redwood Shores Parkway, Redwood City, CA 94065.

			Percent of
	Shares	Right to	Outstanding
Stockholder Name	Owned(1)(2)	Acquire(3)	Shares(4)

Legg Mason Capital Management, Inc.(5)	19,511,254	—	6.3
FMR Corp.(6)	18,759,311	—	6.0
Lawrence F. Probst III(7)	929,247	3,648,500	1.5
M. Richard Asher	201,293	110,380	*
Timothy Mott(8)	118,624	103,340	*
John S. Riccitiello	27,294	0	*
Warren C. Jenson	20,252	738,250	*
V. Paul Lee(9)	15,216	1,459,450	*
Gregory B. Maffei	10,000	83,313	*
Gerhard Florin	8,100	354,847	*
Leonard S. Coleman, Jr.	5,530	115,052	*
Linda J. Srere	4,894	115,052	*
Gary M. Kusin	4,574	75,820	*
Vivek Paul	2,012	24,033	*
Richard A. Simonson	927	7,200	*
Mitch Lasky(10)	0	106,392	*
All executive officers and directors as a group (22 persons)(2)(11)	1,470,712	8,073,644	3.0

*	Less than 1%

(1)	Unless otherwise indicated in the footnotes, includes shares for which the named person has sole voting and investment power, or has shared voting and investment power with his or her spouse. Excludes shares that may be acquired through stock option exercises.

(2)	Includes unvested shares of restricted stock acquired by the following individuals in connection with EA’s 2006 stock option exchange program: Mr. Barker, 12,500 shares; Mr. Gibeau, 25,000 shares; Mr. Linzner, 25,000 shares; and Mr. Schappert, 24,421 shares.

(3)	Represents shares of common stock that may be acquired through stock option exercises within 60 days of June 1, 2007. Each of EA’s non-employee directors holds 700 restricted stock units that vest within 60 days of June 1, 2007.

(4)	Calculated based on the total number of shares owned plus the number of shares that may be acquired through stock option exercises and the vesting of restricted stock units within 60 days of June 1, 2007.

(5)	Based on information contained in a report on Schedule 13G filed with the SEC on February 15, 2007, in which Legg Mason indicated that it held shared voting and dispositive power over 19,511,254 shares. The address for Legg Mason, Inc. is 100 Light Street, Baltimore, MD 21202.

(6)	Based on information contained in a report on Schedule 13G filed with the SEC on February 14, 2007, in which FMR Corp. indicated that it had (i) sole power to vote or direct the vote of 3,337,187 shares, (ii) no shared power to vote or direct the vote of any shares, and (iii) sole power to dispose or direct the disposition of 18,759,311 shares. The address for FMR Corp is 82 Devonshire Street, Boston, MA 02109.

(7)	Includes 87,886 shares of common stock held by Mr. Probst’s grantor’s retained annuity trust, 16,669 shares held by Mr. Probst’s spouse, and 469,713 shares held by the Probst Family LP, of which Mr. Probst is a partner.

(8)	Includes 36,656 shares of common stock held in trust for the benefit of Mr. Mott’s son for which Mr. Mott is the trustee.

(9)	Includes 15 shares of common stock held by VPL Investments, of which Mr. Lee is the sole shareholder, and 12,803 shares held by Briel Investments, of which Mr. Lee is the sole shareholder.

(10)	Mr. Lasky ceased serving as an executive officer of EA on April 2, 2007.

(11)	Includes all executive officers and directors of EA as of June 1, 2007.

COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

Our success as a global leader in the interactive entertainment industry depends heavily on attracting, motivating and retaining the best executive talent available from many diverse industries and backgrounds. Likewise, our leading position within the interactive entertainment industry makes us a prime target for recruiting of executives and key creative talent. Our compensation philosophy, designed to attract, motivate and retain the best executive talent, relies on two basic principles. First, a significant portion of each executive’s compensation should be in the form of equity to align the executive’s interests with those of EA’s stockholders. Second, a significant portion of each executive’s cash compensation should be performance-based and “at risk” — varying from year to year depending on EA’s financial and operational performance and on the individual meeting financial and other performance measures. Consistent with this philosophy, we regularly consider and implement creative new methods of using our compensation programs to successfully recruit new, and retain existing, talent into the organization while maintaining parity with compensation of current key executives.

AUTHORITY FOR EXECUTIVE COMPENSATION DECISIONS

Compensation Committee

The Compensation Committee is charged with establishing EA’s compensation philosophy and strategy for our senior officers. Consistent with this purpose, the Committee has adopted a “pay-for-performance” philosophy designed to ensure that each executive officer’s compensation will reflect the performance of both EA and the executive officer.

The Committee’s scope of authority includes the oversight and review of all compensation, equity and employee benefit plans and programs. For fiscal 2007, the Compensation Committee reviewed and approved the salaries, bonuses and equity compensation of each of our executive officers, other than the Chief Executive Officer whose salary, bonus and equity compensation were reviewed by the Compensation Committee and approved by the independent members of the Board of Directors after discussing the Compensation Committee’s recommendation. The Compensation Committee also administers our equity compensation plans and the bonus plan for executive officers and all significant or non-standard equity grants for other employees.

The Compensation Committee has delegated limited authority for determining and approving equity grants for non-executive employees, consisting of pre-defined size limits and vesting schedules, to a committee consisting of our CEO and our Executive Vice President in charge of Human Resources, which we refer to as the “Management Committee”. The Management Committee is generally responsible for all equity grants to employees below the Senior Vice President level, up to an annual grant limit of stock options to purchase 30,000 shares or 10,000 restricted stock units (“RSU Awards”), using vesting schedules previously approved by the Compensation Committee. The Management Committee reports on its activities to the Compensation Committee on at least an annual basis.

Compensation Consultant

The Compensation Committee has the authority to engage the services of outside advisors. During fiscal 2007, the Compensation Committee engaged Compensia, Inc., as an independent advisor to assist the Committee in its review of the compensation for executive officers and other elements of our total compensation strategy. Compensia also advised and counseled the Committee regarding updated executive compensation disclosure requirements and its related responsibilities. Compensia works directly with the Committee Chair and Committee members and sends all invoices, including descriptions of services rendered, to the Committee Chair for review and payment approval. Compensia performed no work for company management during fiscal 2007. Our management also engages separate consulting services in the preparation and recommendation of executive compensation levels to the Committee. In fiscal 2007, management retained Aon/Radford

Consulting (to provide data, analyze and recommend executive compensation changes) and Frederic W. Cook & Co. (to assist management and the Compensation Committee with a review of compensation levels for members of the Board of Directors).

Role of Company Management in Establishing Executive Compensation

Certain of our executives are involved in the development and recommendation of executive compensation levels to the Committee and/or the Board.

Our Executive Vice President of Human Resources is responsible for conducting the analysis of market trends, providing documentation of individual executive performance, and creating initial recommendations of executive salary adjustments, potential cash bonus awards, and potential stock awards. She oversees the preparation of the Committee’s meeting materials, works with the Committee Chair to set the meeting agenda, and attends all Committee Meetings.

Our Chief Executive Officer reviews and provides input to all executive compensation recommendations (except his own) prior to and during review by the Committee.

Compensation Committee Activity

The Compensation Committee meets at scheduled times throughout the year and also takes action by written consent, often after informal telephone discussions amongst the members of the Committee. The Committee met five times in fiscal 2007, four of which were regularly scheduled quarterly meetings and once in a special session to consider our stock option exchange proposal to stockholders (the “Exchange Program”) and to review and approve a targeted retention stock option and restricted stock unit grant program (“Retention Award Program”). For its regular meetings, the Committee maintains a calendar to help guide the meeting agendas and to ensure fulfillment of all responsibilities outlined in its charter. In fiscal 2007, the calendar included a comprehensive review of EA’s total rewards programs, review of compensation levels for members of our Board of Directors, review and approval of all executive offers and promotions, review and approval of fiscal 2006 cash bonuses, review and approval of the August 2006 retention grant recommendations, a review of all actions taken by management using authority delegated by the Committee, and a review of the new disclosure rules related to executive compensation.

Also of note in fiscal 2007, the Committee approved a move from twice monthly stock option grant dates to once per month for administrative efficiency. Previously, we had granted new hire and promotional stock options to non-executive employees on the 1st and 16th (or the next business day after the 1st or the 16th, as the case may be) of each month following the event and had granted restricted stock units on the 16th (or the next business day thereafter) of each month following the event. Grants to executive officers had been tied to the actual hire or promotion date of the executive and were, in all cases, approved by the Committee in advance of the grant date. Except as described in the next sentence, following the move to a single monthly grant date, all new hire and promotional grants, including executive grants, have been and will continue to be made on the 16th of each month (or the next business day thereafter). The sole exception to this policy related to the new hire grants we made to Mr. Riccitiello, which were approved in February 2007 for grant on the second trading day following the public release of our earnings results for fiscal 2007.

KEY ELEMENTS OF OUR COMPENSATION PROGRAMS

The Compensation Committee awards executive compensation in three components: base salary, cash incentive bonus and equity incentives.

In fiscal 2007, the Compensation Committee approved a new annual merit increase effective date of June 1 (other than equity grants, which will be made on June 16th, or the first business day thereafter, as described above) for all executive officers. This date is the same for all EA employees, and was selected to allow adequate review and consideration of the company’s full fiscal year performance when determining compensation awards. Previously, annual merit increases and equity grants were made on March 1 of each year and cash incentive bonuses were paid in May.

Benchmarking of Compensation

In fiscal 2006 and 2007, at the direction of the Compensation Committee, EA’s Human Resources Department gathered executive compensation data from nationally recognized surveys and provided a comprehensive analysis of this data to the Compensation Committee and its independent compensation consulting firm. The factors used to determine the participants in the survey included industry type, annual revenues, industry growth rate and geography. Companies included in this data were from technology (primarily software developers), entertainment and selected packaged goods companies as reference points. We deemed additional companies included in the survey group to be relevant because they compete with us for executive talent.

The peer group of companies included:

• Activision
• Adobe
• Autodesk
• CACI International
• CMGI
• Dreamworks Animation
• eBay
• Google
• Hasbro
• Intuit
• Liberty Media Corp
• Mattel
• Perot Systems
• Scripps EW
• Symantec
• Synopsys
• Take Two Interactive
• THQ
• Univision Communications
• WebMD
• Yahoo

Our executive level positions, including Chief Executive Officer, were compared to similar survey positions and competitive market compensation levels to determine base salary ranges, target incentives and target total cash compensation. Our Human Resources Department participated in comprehensive surveys such as the IPAS Technology Survey and the Radford High Tech Executive Compensation Survey to assist in determining appropriate equity compensation levels. This competitive market data was reviewed by the Human Resources Department with our CEO for each benchmark executive-level position, and with the Compensation Committee for the CEO and other key executives. The Compensation Committee also considers each executive’s responsibility level and EA’s fiscal year performance compared to pre-determined objectives and potential performance targets for the subsequent year.

Base Salary

We believe that a competitive base salary is the essential foundation to providing a compelling total compensation package for our executives. In reviewing executive base salaries, the Compensation Committee considered each executive’s performance over the last year as reported by the Chief Executive Officer and the Executive Vice President of Human Resources, each executive’s responsibility level, and the third quartile (50th to 75th percentile) of base salaries reported in the competitive market compensation surveys noted above. We target salaries to fall within the third quartile to reflect the minimum salary levels necessary to attract, motivate and retain highly qualified executives while also allowing flexibility to recognize executives such as those with additional responsibilities or skills which are critical to the success of the company. For fiscal 2007, those eligible executives, including the Named Executive Officers, received an increase to their base salary during the Committee’s February 2006 compensation review. Annual salary increases for EA’s executives were, at 3.5% in aggregate, approximately the same on a percentage basis as annual salary increases received by the overall non-executive employee population.

For fiscal 2008, those eligible executives, including the Named Executive Officers, received a salary increase during the Committee’s May 2007 compensation review. Employee salary increases, including those for executives, were pro-rated to account for the additional time between the last annual review on February 15, 2006 and the new annual review date of June 1, 2007. The salary increases for EA’s executives were, at 4.6% in aggregate, approximately the same on a percentage basis as salary increases received by the overall non-executive employee population.

Incentive Bonus

We use cash incentives to deliver competitive total cash compensation that is linked to annual financial and individual executive performance. For fiscal 2007, the Compensation Committee reviewed and approved target bonuses for each executive (expressed as a percentage of that executive’s base salary) designed to deliver total target cash compensation (base salary plus target bonus) in the third quartile of the competitive market compensation surveys noted above. As with our targeted salary positions, we target total cash compensation positions within the third quartile to reflect target cash compensation opportunity levels necessary to attract, motivate and retain highly qualified executives while also allowing flexibility to recognize executives such as those who have additional responsibilities or skills which are critical to the success of the company.

Incentive bonus payouts to executive officers are determined in accordance with the company’s Discretionary Bonus Program, and are reviewed and approved by the Compensation Committee. Under the Discretionary Bonus Program, each executive is assigned a bonus target (expressed as a percentage of the executive’s base salary), which is then adjusted to reflect (i) EA’s performance as a whole, (ii) in certain cases, an executive’s business unit performance, and (iii) the executive’s individual performance.

The bonus component relating to EA’s performance as a whole was determined by comparing EA’s fiscal 2007 operating performance to a fiscal 2007 business and financial plan target, both of which were based on a measure of EA’s earnings per share, adjusted to reflect, among other things, the impact of foreign exchange fluctuations, stock-based compensation, acquisition-related expenses, restructuring charges, tax rate fluctuations, and the impact of bonus accruals. The fiscal 2007 the plan target was established in May 2006, at which time it was expected to be challenging yet achievable. For fiscal 2007, EA’s operating performance exceeded the fiscal 2007 plan target. An executive’s business unit performance may include financial performance criteria such as business unit operating profit or non-financial measures such as the quality and timeliness of products released to market. An executive’s individual performance is measured on the basis of achievement of individual objectives and milestones identified for the fiscal year.

Stock-Based Compensation

We believe that alignment of the interests of our stockholders and our officers is significantly advanced through the issuance of equity incentives as a portion of their total compensation. In this way, we reinforce the link between our stockholders and our executive officers’ focus on personal responsibility, creativity and stockholder returns. We also believe that delivering a portion of their total compensation in the form of long-term equity compensation helps encourage a long-term view in an industry that is subject to lengthy business cycles. Equity incentives such as stock options and restricted stock units also play an important role in our recruitment and retention strategies, as the competition for creative and technical talent and leadership in our industry is intense.

Historically, the Compensation Committee had granted stock options, but not RSU awards, to executive officers (i) when they first join EA, (ii) in connection with a significant change in responsibilities, (iii) annually to provide incentives for continued performance and retention of employment and, (iv) occasionally, to achieve internal parity between different positions within EA. The target value granted to each executive is based upon a combination of comparable external market benchmarks, such as the ongoing stock option grant value at the market 75th percentile, and internal parity among similarly situated executives.

In February 2006, the Compensation Committee began granting the total equity grant value as a mix of stock options and RSU awards to certain executive officers (other than the CEO). The total equity grant value is designed to deliver 70% of the target value in stock options and 30% of the value in RSU awards. This mix of stock options and RSU awards reflects the Compensation Committee’s belief that (i) stock options are an important vehicle for encouraging equity ownership by executive officers and aligning their interests with EA’s stockholders’, whereas (ii) RSU awards allow the Company to keep abreast of competitive trends in equity compensation, particularly in light of the implementation of SFAS No. 123(R), and to strengthen the retention of key employees. The Compensation Committee also reviews the estimated total pool of stock options and RSU awards to be granted to executives and other employees to ensure that share consumption remains in line with internal targets. The Compensation Committee determined that, unlike other executives, the CEO’s equity compensation should be structured to achieve maximum alignment with the interests of EA’s stockholders. As a result, the Compensation Committee recommended to our Board of Directors that Mr. Probst’s March 2006 equity grant and Mr. Riccitiello’s May 2007 new hire equity grants should consist solely of stock options.

All stock options granted to the Named Executive Officers in fiscal 2007 were made at fair market value on the date of grant and vest as described in the “Fiscal 2007 Grants of Plan-Based Awards Table” below. RSU awards granted in fiscal 2007 to the Named Executive Officers vest as described in the footnotes to the Summary Compensation Table below.

Personal Benefits and Perquisites

We believe we have taken a conservative approach with respect to our use of executive perquisites and other personal benefits. Our executive officers receive the same benefits package that is available to other regular full time employees of the company. In addition, all executive officers, including our Named Executive Officers, have access to a company-paid executive physical program, receive company-paid supplemental long term disability insurance, and receive paid parking at locations where free parking is not available. We consider these programs to be standard components of a competitive executive total compensation package. For the supplemental long-term disability insurance, the primary goal is to provide the same level of coverage as is available to all other employees but is limited in the general policy due to covered earnings caps.

We do provide certain additional benefits and perquisites related to international and domestic assignments and relocations, including housing allowance, car allowance and tax protection to offset costs incurred by executive officers associated with his or her assignment. In fiscal 2007, Dr. Florin was the only Named Executive Officer to receive assignment-related benefits and perquisites, which are reflected in the Fiscal 2007 Summary Compensation Table below.

Retirement and Other Benefits

We do not offer a retirement plan to our executive officers other than through participation in the defined contribution plans we offer to all eligible employees.

We maintain a Deferred Compensation Plan (“DCP”) that allows directors and certain employees, including our Named Executive Officers, to defer receipt of their salary into cash accounts that mirror the gains and/or losses of several different investment funds which correspond to the funds we have selected for our 401(k) plan. Participants may defer up to 75% of their salary and up to 100% of their bonuses and/or commissions until the date(s) they have specified. We are not required to make any contributions to the DCP and did not do so in fiscal 2007. None of our Named Executive Officers participated in the DCP during fiscal 2007.

FISCAL 2007 COMPENSATION

For fiscal 2007, the Compensation Committee reviewed and, where appropriate, adjusted executive base salary, reviewed and approved cash bonus awards, and reviewed and approved annual equity compensation grants at its February 2006 meeting. In an effort to retain and motivate a select group of key employees, including certain executive officers, in June 2006, our Compensation Committee approved the Retention Award Program pursuant to which equity awards were granted on August 16, 2006, the first regular grant date following our earnings release for the quarter ended June 30, 2006.

For fiscal 2008, the Compensation Committee reviewed and, where appropriate, adjusted executive base salary, reviewed and approved cash bonus awards, and reviewed and approved equity compensation grants at a meeting held in May 2007.

Lawrence F. Probst III — Chief Executive Officer during fiscal 2007

Mr. Probst served as our Chief Executive Officer through the end of fiscal 2007.

In February 2006, based on a recommendation from the Compensation Committee, our Board of Directors (i) approved a market-based salary adjustment of 3.5% for Mr. Probst, increasing his salary to $734,850, and (ii) awarded a stock option to purchase 225,000 shares, which vests as to 24% on the first anniversary of February 1, 2006 and then 2% monthly thereafter.

In May 2006, in light of EA’s fiscal year performance and based on a recommendation from the Compensation Committee, our Board of Directors decided not to award a cash bonus to Mr. Probst for fiscal 2006 performance.

In May 2007, based on a recommendation from the Compensation Committee, our Board of Directors decided to award a $993,517 cash bonus based on (i) EA’s fiscal 2007 performance, as described above, (ii) Mr. Probst’s achievement of specific performance goals in fiscal 2007, and (iii) Mr. Probst’s bonus target of 100% of his base salary. In addition, based on a recommendation of the Compensation Committee, the Board of Directors reduced Mr. Probst’s salary to $367,426 to reflect his ongoing responsibilities as Chairman of the Board following his retirement as Chief Executive Officer.

Warren C. Jenson — Chief Financial and Administrative Officer

In February 2006, the Compensation Committee reviewed and approved the following compensation actions for Mr. Jenson:

•	A merit salary increase of 3.5% to $569,400

•	A stock option to purchase 52,500 shares, which vests as to 24% on the first anniversary of February 1, 2006 and then 2% monthly thereafter

•	A restricted stock unit award of 7,500 shares, which vests as to 25% of the shares on each of the first and second anniversaries of the grant date, and 50% of the shares on the third anniversary

In May 2006, in light of EA’s fiscal year performance, the Compensation Committee decided not to award a cash bonus to Mr. Jenson for fiscal 2006.

In May 2007, the Compensation Committee reviewed and approved for Mr. Jenson a $637,226 cash bonus based on (i) EA’s fiscal 2007 performance, as described above, (ii) Mr. Jenson’s achievement of specific performance goals in fiscal 2007, and (iii) Mr. Jenson’s bonus target of 75% of his base salary.

In June 2002, we hired Mr. Jenson as Chief Financial and Administrative Officer. As part of our efforts to recruit Mr. Jenson, we agreed to loan him $4 million, to be forgiven over four years based on his continuing employment. The loan did not bear interest. The loan was made prior to enactment of the Sarbanes-Oxley Act of 2002 and its prohibition on loans to executive officers. The Compensation Committee did review this proposed arrangement in light of the then-current environment and sensitivity to transactions with management and determined the environment for recruiting highly regarded and talented chief financial officers was, and has been, intensely competitive, and the Compensation Committee believed that a competitive compensation offer tied to continuing service was in EA’s best interests and significantly more beneficial to the Company than unrestricted cash payments. In June 2004, pursuant to the terms of his offer letter and the loan agreement, we forgave $2 million of the loan and provided Mr. Jenson approximately $1.6 million to offset the tax implications of the forgiveness. The remaining outstanding loan balance of $2 million was forgiven on June 24, 2006. No additional funds were provided to Mr. Jenson to offset the tax implications of the forgiveness of the remaining $2 million.

In connection with our recruitment of Mr. Jenson, we also agreed to pay certain relocation-related costs. In fiscal 2007, we paid a total of $68,143 on behalf of Mr. Jenson in relocation-related costs, including storage and shipping of household goods and the related tax gross-up.

Paul Lee — President, Worldwide Studios

In February 2006, the Compensation Committee reviewed and approved the following compensation actions for Mr. Lee:

•	A merit salary increase of 3.5% to $591,983

•	A stock option to purchase 52,500 shares, which vests as to 24% on the first anniversary of February 1, 2006 and then 2% monthly thereafter

•	A restricted stock unit award of 7,500 shares, which vests as to 25% of the shares on each of the first and second anniversaries of the grant date, and 50% of the shares on the third anniversary

In May 2006, in light of EA’s fiscal year performance, the Compensation Committee decided not to award a cash bonus to Mr. Lee for fiscal 2006.

In July 2006, the Compensation Committee reviewed and approved a special retention stock grant for Mr. Lee delivered as:

•	A stock option to purchase 56,000 shares, which vests as to 25% of the shares on each of the first, second, third and fourth anniversaries of July 1, 2006

•	An RSU award of 8,000 shares, which vests as to 25% of the shares on each of the first and second anniversaries of the grant date and 50% of the shares on the third anniversary

In May 2007 the Compensation Committee reviewed and approved for Mr. Lee a $639,020 cash bonus based on (i) EA’s fiscal 2007 performance, as described above, (ii) Mr. Lee’s achievement of specific performance goals in fiscal 2007, and (iii) Mr. Lee’s bonus target of 80% of his base salary.

Gerhard Florin — Executive Vice President, General Manager, International Publishing

In February 2006, the Compensation Committee reviewed and approved the following compensation actions for Dr. Florin:

•	A merit salary increase of 3.5% to 325,663 British pounds

•	A stock option to purchase 35,000 shares, which vests as to 24% on the first anniversary of February 1, 2006 and then 2% monthly thereafter

•	An RSU award of 5,000 shares, which vests as to 25% of the shares on each of the first and second anniversaries of the grant date, and 50% of the shares on the third anniversary

In May 2006, in light of EA’s fiscal year performance, the Compensation Committee decided not to award a cash bonus to Dr. Florin for fiscal 2006.

In July 2006, the Compensation Committee reviewed and approved a special retention stock grant for Dr. Florin delivered as:

•	A stock option to purchase 52,500 shares, which vests as to 25% of the shares on each of the first, second, third and fourth anniversaries of July 1, 2006

•	An RSU award of 7,500 shares, which vests as to 25% of the shares on each of the first and second anniversaries of the grant date and 50% of the shares on the third anniversary

In September 2006, an exchange rate adjustment of 1.5% was made to Dr. Florin’s salary, bringing it to 729,485 Swiss francs, in connection with Dr. Florin’s move to Geneva, Switzerland as part of the relocation of our international publishing headquarters.

In May 2007 the Compensation Committee reviewed and approved for Dr. Florin a $526,874 cash bonus based on (i) EA’s fiscal 2007 performance, as described above, (ii) Dr. Florin’s achievement of specific performance goals in fiscal 2007, and (iii) Dr. Florin’s bonus target of 60% of base salary.

Beginning in September 2006, in connection with his relocation to Geneva, Switzerland, Dr. Florin received a total of $383,022 for assignment-related expenses, including a housing allowance, temporary living reimbursement, cultural training, dependent education reimbursement, tax preparation assistance and household goods shipping and storage. Dr. Florin will continue to receive assignment-related benefits in fiscal 2008.

Mitch Lasky — Executive Vice President, EA Mobile

In May 2006, in light of EA’s fiscal year performance, the Compensation Committee decided not to award a cash bonus to Mr. Lasky for fiscal 2006.

In August 2006, the Compensation Committee reviewed and approved the following compensation actions for Mr. Lasky:

•	A stock option to purchase 70,000 shares, which vests as to 25% of the shares on each of the first, second, third and fourth anniversaries of July 1, 2006

•	An RSU award of 10,000 shares, which vests as to 25% of the shares on each of the first and second anniversaries of the grant date and 50% of the shares on the third anniversary

In September 2006, Mr. Lasky was promoted to Executive Vice President of EA Mobile. In connection with his promotion, the Compensation Committee reviewed and approved the following compensation actions for Mr. Lasky:

•	A promotional salary increase of $25,000 to $450,000 effective September 4, 2006

•	An increase of Mr. Lasky’s target bonus to 60% of his base salary

•	A stock option to purchase 70,000 shares, which vests as to 50% of the shares on the second anniversary of September 18, 2006 then an additional 25% on each of the third and fourth anniversaries

•	An RSU award of 10,000 shares, which vests as to 50% of the shares on the second anniversary of the grant date and 25% of the shares on each of the third and fourth anniversaries

In May 2007 the Compensation Committee reviewed and approved for Mr. Lasky a $352,365 cash bonus based on (i) EA’s fiscal 2007 performance, as described above, (ii) Mr. Lasky’s achievement of specific performance goals in fiscal 2007, and (iii) Mr. Lasky’s bonus target of 60% of base salary.

At the time of our acquisition of JAMDAT, Mr. Lasky held a number of shares of unvested JAMDAT restricted stock. In accordance with the terms of the acquisition agreement we entered into with JAMDAT, Mr. Lasky’s shares of restricted stock were cancelled and automatically converted into rights to receive $27.00 per share, subject to the same terms and conditions that had been applicable to the restricted stock immediately prior to the acquisition, including vesting schedules and repurchase rights. As such, we were required to pay $27.00 for each share of JAMDAT restricted stock that was cancelled but would have vested as a result of Mr. Lasky’s continued employment with EA following the acquisition. In fiscal 2007, we paid Mr. Lasky a total of $1,437,048 for cancelled shares of JAMDAT restricted stock.

Effective April 2, 2007, Mr. Lasky resigned from EA.

EMPLOYMENT AGREEMENTS, CONTINGENT COMPENSATION AND OTHER MATTERS

Change of Control, Arrangements

We have not entered into any arrangements with the Named Executive Officers that provide for any benefits in connection with a change of control of EA.

Severance Arrangements

On September 26, 2006, in connection with his relocation to Geneva, Switzerland, we entered into an agreement with Dr. Florin setting forth the terms and conditions of his employment. The agreement provides for (i) a notice period of six months in the event of termination of Dr. Florin’s employment (other than for gross misconduct on the part of Dr. Florin); (ii) a redundancy payment of 16 weeks salary (determined by the number of years of Dr. Florin’s previous service to the Company according to EA’s standard policy regarding the calculation of redundancy payments) in the event that Dr. Florin is made redundant (i.e., the Company no longer requires the services for which Dr. Florin is employed, or his position is relocated to another EA entity) within 3 years after the effective date of the agreement; and (iii) payment of air fare and relocation of household goods for Dr. Florin and his family back to the UK in the event that Dr. Florin is made redundant within 2 years after the effective date of the agreement.

Retirement

The Company has implemented a special retirement provision related to the exercise of outstanding vested stock options after a qualifying termination of employment. All employees, including our Named Executive Officers, are eligible for this provision. Normally, an employee has three months after employment terminates to exercise their stock options that were vested on their termination date. After three months, those options expire.

For an employee or director whose length of service plus age equals 60, and whose length of service is at least 10 years, a retirement provision applies that allows exercise of stock options that were vested on their termination date for a period up to 60 months after their termination of employment.

Dr. Florin participated in an executive defined contribution plan in the United Kingdom during the first half of fiscal 2007, which allowed him to make larger contributions into his plan than he would have been able to make under the standard employee plan, which has a cap on contributions. Under the executive plan, Dr. Florin was able to contribute up to 5% of his salary, which is the same maximum contribution rate used by employees under the standard plan, and the Company contributed 7% of his salary, which is the same contribution rate used for Company contributions under the standard plan for employees contributing at the 5% level. Dr. Florin currently participates in a defined contribution plan in Switzerland for which all of the Company’s Swiss employees are eligible.

Non-competition Agreements

As part of our acquisition of JAMDAT Mobile Inc. on February 15, 2006, we entered into a non-competition agreement with Mr. Lasky, which provided that, for a period of three years, Mr. Lasky would not: (i) participate in any business that engages in the development and distribution of downloadable wireless entertainment applications for mobile telephone devices carried on by JAMDAT at the time of the acquisition, including, without limitation, games for use on mobile telephones and other handheld mobile devices; (ii) induce any EA employee to terminate employment with EA to accept employment in any business that engages in the activities described in clause (i), or (iii) solicit EA employees for employment.

Dr. Florin’s employment agreement contains the following restrictions: (i) a six-month period following the termination of Dr. Florin’s employment during which he is prohibited from soliciting or providing goods or services to, in competition with EA, certain customers of EA, (ii) a six-month period following the termination of Dr. Florin’s employment during which he is prohibited from contracting with or engaging, in competition with EA, certain suppliers of EA; (iii) a six-month period following the termination of Dr. Florin’s employment during which he is prohibited from employing, or engaging or offering employment to certain employees of EA; and (iv) a six-month period following termination of Dr. Florin’s employment during which he is restricted from competing with EA in Switzerland.

Executive Ownership Requirements

In fiscal 2004, the Board of Directors implemented EA stock ownership requirements for all Section 16 executive officers. These ownership requirements are based on multiples of the executive’s base pay, ranging from one to six times the executive’s annual salary depending on the executive’s level within the organization. In some cases, the ownership requirements are phased in on the basis of the executive’s tenure. The Compensation Committee monitors these ownership guidelines and believes they further align the interests of EA’s stockholders and executives. As of March 31, 2007, each of EA’s executives had either met their then-applicable stock ownership requirements or had not yet reached the date on which they are required to meet their ownership requirements.

Trading Policy

We have a policy designed to promote compliance by all EA personnel with insider trading laws. Under the policy, certain employees (including all executive officers) who regularly have access to material, non-public information are prohibited from buying or selling EA common stock during periods when EA’s trading window is closed (unless such transactions are made pursuant to a pre-approved 10b5-1 trading plan). When the trading window is open, these employees are prohibited from buying or selling EA common stock while in possession of material, non-public information and must request a trading clearance from EA’s General Counsel prior to buying or selling EA common stock (unless such transactions are made pursuant to a pre-approved 10b5-1 trading plan). In addition, because we believe it is improper and inappropriate for any EA personnel to engage in any transaction designed to result in a benefit from a decline in the trading price of EA’s common stock, EA’s directors, executive officers and other employees may not engage in short sales of EA common stock under any circumstances, including trading in puts and calls.

IMPACT OF REGULATORY REQUIREMENTS ON COMPENSATION

Tax Law Limits on Executive Compensation

Section 162(m) of the Internal Revenue Code limits deductions for executive compensation in excess of $1 million except for certain compensation which qualifies for a performance-based exception. Certain types of compensation in excess of $1 million are deductible by the Company if performance criteria are specified in detail and are contingent on stockholder approval of the compensation arrangement. The Company and the Compensation Committee have endeavored to structure executive compensation plans to achieve maximum deductibility under Section 162(m) with minimal sacrifices of flexibility and impact on corporate objectives.

The Compensation Committee has structured the current use of stock option arrangements in a manner intended to achieve tax deductibility of such amounts. Although the Compensation Committee has the ability to grant restricted stock units subject to performance factors in order to achieve maximum deductibility under Section 162(m), it elected not to do so in fiscal 2007. With respect to non-equity compensation arrangements, the Compensation Committee has reviewed the terms of those arrangements most likely to be subject to the deduction limitation of Section 162(m). In fiscal 2007, the following compensation paid to EA’s Named Executive Officers exceeded the Section 162(m) thresholds: (i) Mr. Probst’s cash compensation; and (ii) Mr. Lasky’s cash compensation and the cash payments he received for cancelled shares of JAMDAT restricted stock that would have vested during fiscal 2007. Pursuant to recent guidance from the Internal Revenue Service, Mr. Jenson, our Chief Financial Officer, is not considered to be a covered employee for purposes of Section 162(m).

For fiscal 2008, our Board has adopted an executive bonus plan under which payments made to covered executive officers in excess of $1 million would be deductible. The executive bonus plan is subject to approval by our stockholders at the 2007 Annual Meeting. For further information regarding the executive bonus plan, see Proposal 4. Approval of the Electronic Arts Inc. Executive Bonus Plan above.

While the Compensation Committee will continue to consider deductibility under Section 162(m) with respect to future compensation arrangements with executives, deductibility will not be the only factor used in ascertaining appropriate levels or modes of compensation. Since corporate objectives may not always be consistent with the requirements for full deductibility, it is possible that the Committee may, if consistent with EA’s “pay-for-performance” philosophy described above, enter into compensation arrangements in the future under which payments are not fully deductible under Section 162(m).

Accounting for Stock-Based Compensation

In fiscal 2007, we began accounting for stock-based compensation in accordance with the requirements of SFAS No. 123(R). During calendar year 2005, we began granting restricted stock units to certain overtime-eligible employees. In calendar year 2006, we expanded the use of restricted stock units to all employee groups including the Named Executive Officers. The comparable expense of restricted stock units and stock options we recognize under SFAS No. 123(R) removed a financial reporting disincentive to use restricted stock units that existed before we began expensing stock options granted to employees and directors.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following Compensation Committee Report on Executive Compensation shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that EA specifically incorporates it by reference into a filing.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on its review and discussions with management, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

M. Richard Asher (Chairman)

Leonard S. Coleman, Jr.

Linda J. Srere

FISCAL 2007 SUMMARY COMPENSATION TABLE

The following table shows information concerning the compensation earned during fiscal 2007 by our Chief Executive Officer, our Chief Financial and Administrative Officer and our next three most highly compensated executive officers. We refer to these individuals collectively as the “Named Executive Officers”.

				Stock	Option	All Other
		Salary	Bonus	Awards	Awards	Compensation		Total
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)(3)	($)		($)

LAWRENCE F. PROBST III	2007	738,462	993,517	—	3,920,576	14,298(5)		5,666,853
Chief Executive Officer and Chairman of the Board(4)
WARREN C. JENSON	2007	571,392	637,226	203,242	2,080,784	2,126,071	(5)(6)	5,618,715
Executive Vice President, Chief Financial and Administrative Officer
V. PAUL LEE	2007	591,648	639,020	288,806	2,574,804	8,183(5)		4,102,461
President, Worldwide Studios
GERHARD FLORIN	2007	558,679 (7)	526,874	215,712	1,805,005	501,172(8)		3,607,442
Executive Vice President and General Manager, International Publishing
MITCH LASKY	2007	440,376	352,365	178,407	2,100,571	1,438,146(5	)(10)	4,509,865
Executive Vice President, EA Mobile(9)

(1)	Represents amounts awarded under EA’s Discretionary Bonus Plan for fiscal 2007.

(2)	Represents the expense recognized by EA for financial statement reporting purposes in accordance with SFAS No. 123(R), as modified to exclude the impact of estimated forfeitures related to service-based vesting conditions, for awards of restricted stock units granted to the Named Executive Officers in fiscal 2007 as well as prior fiscal years. No stock awards were forfeited by any of the Named Executive Officers in fiscal 2007, however, following his resignation on April 2, 2007, Mr. Lasky forfeited all unvested restricted stock units. The amounts reflected above represent the value determined by EA for reporting purposes only and do not reflect whether the recipient has actually realized a financial benefit from the awards (such as by vesting in a restricted stock unit award). For additional information regarding the valuation methodology used by EA, see note 12, “Stock-Based Compensation and Employee Benefit Plans”, of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended

March 31, 2007. For additional information regarding the specific terms of restricted stock units granted to the Named Executive Officers in fiscal 2007, see the “Fiscal 2007 Grants of Plan-Based Awards” table below.

(3)	Represents the expense recognized by EA for financial statement reporting purposes in accordance with SFAS No. 123(R), as modified to exclude the impact of estimated forfeitures related to service-based vesting conditions, for awards of stock options granted to the Named Executive Officers in fiscal 2007 as well as prior fiscal years. No stock options were forfeited by any of the Named Executive Officers in fiscal 2007, however, following his resignation on April 2, 2007, Mr. Lasky forfeited all unvested stock options. The amounts reflected above represent the value determined by EA for reporting purposes only and do not reflect whether the recipient has actually realized a financial benefit from the awards (such as by exercising stock options). For a more detailed discussion on the valuation model and assumptions used to calculate the fair value of EA’s stock options, see note 12, “Stock-Based Compensation and Employee Benefit Plans”, of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2007. For additional information regarding the specific terms of stock options granted to the Named Executive Officers in fiscal 2007, see the “Fiscal 2007 Grants of Plan-Based Awards” table below.

(4)	Mr. Probst retired as EA’s Chief Executive Officer effective April 2, 2007.

(5)	Includes (a) $1,098 of term life insurance and disability premiums paid for the benefit of Mr. Probst, Mr. Jenson and Mr. Lasky in fiscal 2007; (b) company-matching 401(k) contributions of $13,200 earned by Mr. Probst and Mr. Jenson in fiscal 2007; and (c) $8,183 in company-matching contributions to Canadian deferred profit-sharing plan earned by Mr. Lee in fiscal 2007.

(6)	Includes (a) $2,000,000 forgiveness of Mr. Jenson’s loan; (b) $43,630 in imputed interest income on the loan; (c) $26,648 paid on behalf of Mr. Jenson for relocation-related costs, including storage and shipping of household goods; and (d) $41,495 for the tax gross-up related to relocation costs incurred during and prior to fiscal 2007. For more information regarding the loan to Mr. Jenson, see “Compensation Discussion and Analysis” above.

(7)	During fiscal 2007, Dr. Florin was on payroll in the United Kingdom from April 1, 2006 through August 31, 2006, and on payroll in Geneva, Switzerland from September 1, 2006 through March 31, 2007. As such, Dr. Florin’s salary and other compensation (other than equity awards) were paid in either British pounds or Swiss francs. The amounts reflected in the Summary Compensation Table above (other than equity awards and Dr. Florin’s fiscal 2007 bonus) were converted into U.S. dollars based on exchange rates in effect on March 31, 2007.

(8)	Includes (a) $383,022 in company-paid relocation and international assignment expenses, of which $198,418 was paid in the form of a housing allowance, $49,118 paid as a one-time cash relocation allowance, $45,997 related to storage and shipping of household goods, $25,693 related to temporary living expenses, $24,846 related to dependent education, $12,260 related to tax preparation assistance, and the remainder related to various other relocation-related expenses; (b) $80,865 in company-matching defined contribution plan contributions; (c) $23,309 in automobile and fuel allowance received by Dr. Florin for which all senior employees and members of management resident in the UK and Switzerland are generally eligible; and (d) $13,976 of company-paid medical and life insurance premiums and related benefits.

(9)	Mr. Lasky resigned from EA effective April 2, 2007.

(10)	Includes $1,437,048 paid to Mr. Lasky for cancelled shares of JAMDAT restricted stock he held that would have vested during fiscal 2007. For more information regarding Mr. Lasky’s cancelled shares of JAMDAT restricted stock, see “Compensation Discussion and Analysis” above.

FISCAL 2007 GRANTS OF PLAN-BASED AWARDS TABLE

The following table shows information regarding equity awards granted to the Named Executive Officers during fiscal 2007.

				All Other
			All Other	Option Awards:
			Stock Awards:	Number of		Exercise or	Grant Date
			Number of	Securities		Base Price	Fair Value of
			Shares of	Underlying		of Option	Stock and
	Grant	Approval	Stock or Units	Options		Awards	Option Awards
Name	Date(1)	Date(1)	(#)(2)	(#)(3)		($/Sh)(4)	($)(5)

Lawrence F. Probst III	—	—	—	—		—	—
Warren C. Jenson	—	—	—	—		—	—
V. Paul Lee	8/16/2006	8/10/2006	8,000 (6)	—		—	413,120
	8/16/2006	8/10/2006	—	56,000	(7)	51.64	995,982
Gerhard Florin	8/16/2006	8/10/2006	7,500 (6)	—		—	387,300
	8/16/2006	8/10/2006	—	52,500	(7)	51.64	933,734
Mitch Lasky(8)	8/16/2006	8/10/2006	10,000 (6)	—		—	516,400
	9/18/2006	8/31/2006	10,000 (9)	—		—	538,100
	8/16/2006	8/10/2006	—	70,000	(7)	51.64	1,244,978
	9/18/2006	8/31/2006	—	70,000	(10)	53.81	1,327,228

(1)	Each grant was approved on the approval date indicated above by our Compensation Committee for grant on the specific grant date indicated above. For more information regarding our grant date policy, see “Compensation Discussion and Analysis” above.

(2)	Represents awards of restricted stock units under our 2000 Equity Incentive Plan, as amended. Upon vesting, each restricted stock unit automatically converts into one share of EA common stock, and does not have an exercise price or expiration date. The restricted stock units are not entitled to receive dividends, if any, paid by EA on its common stock.

(3)	Represents stock options granted under our 2000 Equity Incentive Plan, as amended.

(4)	The exercise price of all stock options was 100% of the fair market value on the date of grant (based on the closing price of our common stock on the NASDAQ Global Select Market on the date of grant).

(5)	Represents the value estimated by EA for reporting purposes only in accordance with SFAS No. 123(R) for awards of stock options and restricted stock units. The amounts reflected above represent the value determined by EA for reporting purposes only and do not reflect whether the recipient has actually realized a financial benefit from the awards. For additional information regarding the valuation methodology used by EA, see note 12, “Stock-Based Compensation and Employee Benefit Plans”, of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2007.

(6)	Restricted stock unit vests as to 25% of the shares on each of the first and second anniversaries of the grant date and 50% of the shares on the third anniversary of the grant date.

(7)	Stock option vests as to 25% of the shares on each of the first, second, third and fourth anniversaries of July 1, 2006.

(8)	Mr. Lasky resigned from EA effective April 2, 2007, at which time he forfeited all of his outstanding unvested stock options and restricted stock units.

(9)	Restricted stock unit vests as to 50% of the shares on each of the second anniversary of the grant date and 25% of the shares on each of the third and fourth anniversaries of the grant date.

(10)	Stock option vests as to 50% of the shares on the second anniversary of September 18, 2006, then an additional 25% on each of the third and fourth anniversaries.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows information regarding all outstanding equity awards held by the Named Executive Officers as of the end of fiscal 2007.

	Option Awards						Stock Awards
									Market
	Number of		Number of				Number of		Value of
	Securities		Securities				Shares or		Shares or
	Underlying		Underlying				Units of		Units of
	Unexercised		Unexercised		Option		Stock That		Stock That
	Options		Options		Exercise	Option	Have Not		Have Not
	(#)(1)		(#)(1)		Price	Expiration	Vested		Vested
Name	Exercisable		Unexercisable		($)	Date	(#)(1)(2)		($)(2)

Lawrence F. Probst III	700,000	(3)	0		8.75	9/25/2007
	340,000	(3)	0		10.91	9/24/2008
	340,000	(3)	0		14.94	8/13/2009
	500,000		0		24.66	9/29/2010
	400,000		0		23.27	10/5/2011
	300,000		0		23.27	10/5/2011
	400,000		0		31.32	10/7/2012
	400,000		0		31.32	10/7/2012
	168,000		32,000	(4)	48.79	10/24/2013
	50,000		150,000	(5)	64.92	3/1/2015
	50,000		50,000	(6)	64.92	3/1/2015
	58,500		166,500	(7)	52.03	3/1/2016
Warren C. Jenson	350,000		0		30.82	6/24/2012
	235,000		0		30.82	6/24/2012
	100,800		19,200	(4)	48.79	10/24/2013
	25,000		75,000	(5)	64.92	3/1/2015
	13,650		38,850	(7)	52.03	3/1/2016
							5,625	(8)	283,275
V. Paul Lee	170,800	(3)	0		10.91	9/24/2008
	160,000	(3)	0		14.94	8/13/2009
	160,000		0		24.66	9/29/2010
	160,000		0		23.27	10/5/2011
	100,000		0		23.27	10/5/2011
	300,000		0		31.32	10/7/2012
	200,000		0		31.32	10/7/2012
	111,600		22,400	(4)	48.79	10/24/2013
	25,000		75,000	(5)	64.92	3/1/2015
	25,000		25,000	(6)	64.92	3/1/2015
	0		150,000	(9)	57.42	9/2/2015
	13,650		38,850	(7)	52.03	3/1/2016
	0		56,000	(10)	51.64	8/16/2016
							5,625	(8)	283,275
							8,000	(11)	402,880
Gerhard Florin	18,473		0		30.60	6/20/2011
	100,000		0		31.32	10/7/2012
	50,000		0		31.32	10/7/2012
	40,000		0		48.79	10/24/2013
	67,200		12,800	(4)	48.79	10/24/2013
	18,750		56,250	(5)	64.92	3/1/2015
	25,000		25,000	(6)	64.92	3/1/2015
	0		75,000	(9)	57.42	9/2/2015
	9,100		25,900	(7)	52.03	3/1/2016
	0		52,500	(10)	51.64	8/16/2016
							3,750	(8)	188,850
							7,500	(11)	377,700
Mitch Lasky(12)	5,056	(13)	18,202	(14)	31.65	9/28/2011
	28,314	(13)	72,806	(15)	53.03	1/13/2016
	50,000	(13)	0		53.36	2/15/2016
	19,500	(13)	55,500	(16)	53.36	2/15/2016
	0		70,000	(10)	51.64	8/16/2016
	0		70,000	(17)	53.81	9/18/2016
							10,000	(11)	503,600
							10,000	(17)	503,600

(1)	Unless otherwise noted, all stock options and restricted stock units were granted pursuant to EA’s 2000 Equity Incentive Plan.

(2)	Represents restricted stock units. The market value was calculated by multiplying the number of unvested restricted stock units by $50.36, the closing price of EA’s common stock on March 30, 2007, the last trading day of our fiscal year.

(3)	Granted pursuant to EA’s 1991 Stock Option Plan.

(4)	Option vests and becomes exercisable as to 2% of the original grant each month until November 1, 2007.

(5)	Options vested and became exercisable as to 25% of the original grant on March 1, 2007, and will continue to vest as to an additional 25% on March 1, 2008, and then to the remaining 50% on March 1, 2009.

(6)	Option vests and becomes exercisable as to 2% of the original grant each month until April 1, 2009.

(7)	Option vests and becomes exercisable as to 2% of the original grant each month until April 1, 2010.

(8)	Restricted stock units vested as to 25% of the original grant on March 1, 2007, and will continue to vest as to an additional 25% on March 1, 2008, and then to the remaining 50% on March 1, 2009.

(9)	Option vests and becomes exercisable as to 100% of the original grant on September 2, 2009.

(10)	Option vests and becomes exercisable as to 25% of the original grant on each of the first, second, third and fourth anniversaries of July 1, 2006.

(11)	Restricted stock units vest as to 25% of the original grant on August 16, 2007, then vest as to an additional 25% on August 16, 2008, and to the remaining 50% on August 16, 2009.

(12)	Mr. Lasky resigned from EA effective April 2, 2007, at which time he forfeited all of his outstanding unvested stock options and restricted stock units.

(13)	Granted pursuant to the JAMDAT 2004 Equity Incentive Plan assumed in connection with the acquisition of JAMDAT Mobile Inc. in February 2006.

(14)	Option would have vested and become exercisable as to 2% of the original grant each month until September 28, 2008.

(15)	Option would have vested and become exercisable as to 2% of the original grant each month until March 1, 2010.

(16)	Option would have vested and become exercisable as to 2% of the original grant each month until April 1, 2010.

(17)	Options and restricted stock units would have vested and become exercisable as to 50% of the original grant on September 18, 2008, and would have continued to vest as to an additional 25% on September 18, 2009, and then to the remaining 25% on September 18, 2010.

FISCAL 2007 OPTION EXERCISES AND STOCK VESTED TABLE

The following table shows all stock options exercised and value realized upon exercise and all restricted stock units vested and value realized upon vesting by the Named Executive Officers during fiscal 2007.

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)(1)	(#)(2)	($)(3)

Lawrence F. Probst III	200,300	8,910,085	—	—
Warren C. Jenson	250,000	7,034,564	1,875	94,538
V. Paul Lee	—	—	1,875	94,538
Gerhard Florin	—	—	1,250	63,025
Mitch Lasky	9,101	248,576	—	—

(1)	The value realized upon the exercise of stock options is calculated by (a) subtracting the option exercise price from the market value on the date of exercise to get the realized value per share, and (b) multiplying the realized value per share by the number of shares underlying options exercised.

(2)	Represents restricted stock units that vested during fiscal 2007. Shares of EA common stock, net of shares withheld for tax purposes, are issued upon vesting of restricted stock units.

(3)	The value realized upon vesting of restricted stock units is calculated by multiplying the number of restricted stock units vested by the closing price of EA common stock on the vest date.

EQUITY COMPENSATION PLAN INFORMATION

Common Stock

We have five equity incentive plans (excluding plans assumed by EA in acquisitions, as described in footnote 1 below) under which our common stock is or has been authorized for issuance to employees or directors: the 1991 Stock Option Plan; Directors’ Stock Option Plan; 1998 Directors’ Stock Option Plan; 2000 Equity Incentive Plan; and the 2000 Employee Stock Purchase Plan. Each of these plans has been approved by our stockholders.

In the past, we have granted options to certain individuals (not employees or directors) under our Celebrity and Artist Stock Option Plan. This plan was not approved by the stockholders, has since expired, and no further grants will be issued under it.

The following table gives aggregate information regarding grants under all of our equity incentive plans as of the end of fiscal 2007, including the 2000 Equity Incentive and 2000 Employee Stock Purchase Plans, which are proposed to be amended at the 2007 Annual Meeting as described in “Proposals To Be Voted On” and Appendices A and B.

			Number of Securities
			Remaining Available for
	Number of Securities to	Weighted-Average	Future Issuance Under
	be Issued upon Exercise	Exercise Price	Equity Compensation Plans
	of Outstanding Options,	of Outstanding Options,	(Excluding Securities
Plan Category(1)	Warrants and Rights	Warrants and Rights	Reflected in Column A)
	(A)	(B)	(C)

Equity compensation plans approved by security holders(2)	36,199,736 (3)	$40.82 (4)	18,467,081
Equity compensation plans not approved by security holders(5)	160,350	$10.42	0

Total	36,360,086		18,467,081

(1)	The table does not include information for equity incentive plans we assumed in connection with our acquisitions of Maxis in 1997, Criterion Software in 2004, and JAMDAT Mobile Inc. in February 2006. As of March 31, 2007, a total of: (a) 308,548 shares of common stock were issuable upon exercise of outstanding options issued under the 1995 Maxis stock option plan, with a weighted average exercise price of $26.99; (b) a total of 8,213 shares were issuable upon exercise of outstanding options issued under the Criterion stock option plan, with a weighted average exercise price of $1.61; (c) a total of 18,017 shares were issuable upon exercise of outstanding options issued under the JAMDAT Amended and Restated 2000 Stock Incentive Plan, with a weighted average exercise price of $2.09; and (d) a total of 953,720 shares were issuable upon exercise of outstanding options with a weighted average exercise price of $48.80, and 3,400 unvested restricted stock units were outstanding under the JAMDAT 2004 Equity Incentive Plan. No shares remain available for issuance under the Maxis, Criterion or JAMDAT plans.

(2)	As of March 31, 2007, a total of: (a) 4,137,707 shares of common stock were issuable upon exercise of outstanding options under the 1991 Stock Option Plan, with a weighted average exercise price of $15.64; (b) a total of 12,000 shares of common stock were issuable upon exercise of outstanding options under the Directors’ Stock Option Plan, with a weighted average exercise price of $8.36; (c) 484,410 shares of common stock were issuable upon exercise of outstanding options under the 1998 Directors’ Stock Option Plan, with a weighted average exercise price of $29.09; and (d) 29,782,810 shares of common stock were issuable upon exercise of outstanding options with a weighted average exercise price of $44.53, and 1,782,809 unvested restricted stock units were outstanding under the 2000 Equity Incentive Plan. The 1991 Stock Option Plan and the Directors’ Stock Option Plan have expired and no further grants may be made under them. As of March 31, 2007, 41,379 shares remained available for issuance under the 1998 Directors’ Plan, however, we do not expect to make any future grants under this plan. As of March 31, 2007, 15,307,843 shares remained available for issuance under the 2000 Equity Incentive Plan, and 3,117,859 shares remained available for purchase by our employees under the 2000 Employee Stock Purchase Plan.

(3)	Does not include 347,623 shares of unvested shares of restricted stock issued pursuant to the 2000 Equity Incentive Plan.

(4)	Restricted stock unit awards do not have an exercise price and therefore are not included in the calculation of the weighted average exercise price.

(5)	The Celebrity and Artist Stock Option Plan (“Artist Plan”) was adopted by our Board of Directors in July 1994 and expired in July 2004. The Artist Plan was established as a plan to attract, retain and provide equity incentives to selected artists and celebrities associated with EA and certain employees of companies providing services to EA and in which we hold a minority equity interest. The terms regarding the exercise price of options, vesting, changes in capital structure, assumption of options and acceleration of vesting, and prohibitions on “repricing” under the Artist Plan are substantially similar to the terms of the 2000 Equity Incentive Plan, contained in Appendix A. As of March 31, 2007, a total of 160,350 shares of common stock were issuable upon exercise of outstanding options under the Artist Plan, with a weighted average exercise price of $10.42. No further grants will be made under the Artist Plan.

See also Note 12 to the Consolidated Financial Statements included in EA’s Annual Report on Form 10-K for the period ended March 31, 2007 for additional information about these plans.

OTHER INFORMATION

RELATED PERSON TRANSACTIONS POLICY

Our Board of Directors has adopted a written Related Person Transactions Policy. The purpose of the policy is to describe the procedures used to identify, review, approve or ratify and, if necessary, disclose (i) any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which EA (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000, and in which any “related person” had, has or will have a direct or indirect interest, or (ii) any transaction for which EA’s Global Code of Conduct would require approval of the Board of Directors. For purposes of the policy, a “related person” is (a) any person who is, or at any time since the beginning of EA’s last fiscal year was, a director or executive officer of EA or a nominee to become a director of EA, (b) any person who is known to be the beneficial owner of more than 5% of any class of EA’s voting securities, (c) any immediate family member or person sharing the household (other than a tenant or employee) of any of the foregoing persons, and (d) any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

Once a potential related person transaction has been identified, the Audit Committee (if the transaction involves an executive officer of EA) or the Nominating and Governance Committee (if the transaction involves a director of EA) will review the transaction at the next scheduled meeting of such committee. In those instances in which it is not practicable or desirable to wait until the next scheduled committee meeting, the chairperson of the applicable committee shall consider the matter and report back to the relevant committee at the next scheduled meeting.

In determining whether to approve or ratify a related person transaction, the Audit Committee or Nominating and Governance Committee (or the relevant chairperson of such committee) shall consider all of the relevant facts and circumstances available. No member of the Audit Committee or Nominating and Governance

Committee shall participate in any review, consideration or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person. The Audit Committee and Nominating and Governance Committee (or the relevant chairperson) shall approve only those related person transactions that are in, or are not inconsistent with, the best interests of EA and its stockholders, as determined in good faith.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

We enter into indemnification agreements with each of the members of our Board of Directors at the time they join the Board to indemnify them to the extent permitted by law against any and all liabilities, costs, expenses, amounts paid in settlement and damages incurred by the directors as a result of any lawsuit, or any judicial, administrative or investigative proceeding in which the directors are sued or charged as a result of their service as members of our Board of Directors.

In June 2002, we hired Mr. Jenson as Chief Financial and Administrative Officer. As part of our efforts to recruit Mr. Jenson, we agreed to loan him $4 million, to be forgiven over four years based on his continuing employment. The loan did not bear interest. The loan was made prior to enactment of the Sarbanes-Oxley Act of 2002 and its prohibition on loans to executive officers. Although the loan was made prior to the adoption of our related person transactions policy, our Compensation Committee did review this proposed arrangement in light of the then-current environment and sensitivity to transactions with management and determined the environment for recruiting highly regarded and talented chief financial officers was, and has been, intensely competitive, and the Compensation Committee believed that a competitive compensation offer tied to continuing service was in EA’s best interests and significantly more beneficial to EA than unrestricted cash payments. In June 2004, pursuant to the terms of his offer letter and the loan agreement, we forgave $2 million of the loan and provided Mr. Jenson approximately $1.6 million to offset the tax implications of the forgiveness. The remaining outstanding loan balance of $2 million was forgiven on June 24, 2006. No additional funds were provided to Mr. Jenson to offset the tax implications of the forgiveness of the remaining $2 million.

The sister of Nancy Smith, an executive officer of EA, was an employee of EA until February 2007. During fiscal 2007, Ms. Smith’s sister was paid cash compensation, including salary, bonus, vacation accrual payout, and a severance payment, of approximately $299,000 (of this amount, approximately $54,000 was paid in connection with a bonus she earned during fiscal 2004, which vested over time and was paid in fiscal 2007). Ms. Smith’s sister did not report directly or indirectly to Ms. Smith at any time during fiscal 2007. Ms. Smith’s sister’s employment with EA commenced prior to the adoption of our related person transactions policy and was therefore not approved pursuant to such policy.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

From April 1, 2006 (the first day of fiscal 2007) through July 27, 2006, the Compensation Committee consisted of M. Richard Asher, Robert W. Pittman and Linda J. Srere; from July 27, 2006 through April 1, 2007 (the last day of fiscal 2007), the Compensation Committee consisted of Mr. Asher, Ms. Srere and Leonard S. Coleman, Jr. None of these individuals is an employee or current or former officer of EA. No EA officer serves or has served since the beginning of fiscal 2007 as a member of the board of directors or the compensation committee of a company at which a member of EA’s Compensation Committee is an employee or officer.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires EA’s directors and executive officers, and persons who own more than ten percent of a registered class of EA’s equity securities, to file reports of ownership and changes in ownership of common stock and other equity securities of EA. We have adopted procedures to assist EA’s directors and officers in complying with these requirements, which include assisting officers and directors in preparing forms for filing.

To EA’s knowledge, based solely upon review of such reports furnished to us and written representations that no other reports were required, we believe that, except as described in the following sentence, during the fiscal year ended March 31, 2007, all Section 16(a) filing requirements applicable to our officers, directors and greater-than-ten-percent stockholders were complied with on a timely basis. As the result of an administrative error, a late Form 4 was filed on May 23, 2006, for Kenneth A. Barker to report his receipt of a stock option on April 18, 2006 to purchase 20,000 shares.

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

If you would like us to consider a proposal to be included in our 2008 proxy statement and proxy card, you must deliver it to the Company’s Corporate Secretary at our principal executive office no later than February 21, 2008.

Stockholders who otherwise wish to present a proposal at the 2008 Annual Meeting of Stockholders must deliver written notice of the proposal to our Corporate Secretary c/o Electronic Arts Inc., 209 Redwood Shores Parkway, Redwood City, CA 94065, no earlier than March 22, 2008 and no later than April 21, 2008 (provided, however, that if the 2008 Annual Meeting is held earlier than June 26, 2008 or later than August 25, 2008, proposals must be received no earlier than the close of business on the later of the 90th day prior to the 2008 Annual Meeting or the 10th day following the day on which public announcement of the 2008 Annual Meeting is first made). The submission must include certain information concerning the stockholder and the proposal, as specified in the Company’s amended and restated bylaws. Our amended and restated bylaws are included as an exhibit to a Current Report on Form 8-K we filed with the SEC on November 13, 2006, which you may access through the SEC’s electronic data system called EDGAR at www.sec.gov. You may also request a copy of our amended and restated bylaws by contacting our Corporate Secretary at the address above.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding”, potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are EA stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to our Corporate Secretary at our principal executive office, or contact our Corporate Secretary at (650) 628-1500. Stockholders who currently receive multiple copies of the proxy statement and annual report at their address and would like to request “householding” of their communications should contact their broker.

REQUESTS TO THE COMPANY

The Company will provide without charge, to each person to whom a proxy statement is delivered, upon request of such person and by first class mail within one business day of receipt of such request, a copy of the 2000 Equity Incentive Plan and 2000 Employee Stock Purchase Plan. Any such request should be directed as follows: Stock Administration Department, Electronic Arts Inc., 209 Redwood Shores Parkway, Redwood City, CA 94065 — telephone number (650) 628-1500.

OTHER BUSINESS

The Board does not know of any other matter that will be presented for consideration at the Annual Meeting except as specified in the notice of the meeting. If any other matter does properly come before the Annual Meeting, or at any adjournment or postponement of the Annual Meeting, it is intended that the proxies will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

By Order of the Board of Directors,

Stephen G. Bené
Senior Vice President, General Counsel and Secretary

Appendix A

GENERAL DESCRIPTION OF THE 2000 EQUITY INCENTIVE PLAN

History

The Company’s 2000 Equity Incentive Plan (the “Equity Plan”) was adopted by our Board of Directors on January 27, 2000 and approved by our stockholders on March 22, 2000. The Equity Plan has been amended several times since it was initially adopted. The following general description of the Equity Plan includes all prior amendments as well as amendments proposed to be adopted by the Company’s stockholders at the 2007 Annual Meeting.

Shares Subject to the Equity Plan

The stock subject to issuance under the Equity Plan consists of shares of the Company’s authorized but unissued common stock. The Equity Plan, as amended to date, authorizes the issuance of up to 67,400,000 shares of common stock pursuant to awards of stock options, stock appreciation rights, restricted stock and restricted stock units. As proposed to be amended, the number of shares authorized for issuance under the Equity Plan would be increased to 76,400,000. In addition, shares are again available for grant and issuance under the Equity Plan that (a) were subject to an option granted under the Equity Plan that terminated, to the extent then unexercised, (b) were subject to a restricted stock or restricted stock unit award under the Equity Plan that is subsequently forfeited or repurchased by us at the original issue price, if any, or (c) are subject to an award of restricted stock or restricted stock units under the Equity Plan that otherwise terminates without shares being issued. The following types of shares are not available for future grant or issuance as awards under the Equity Plan: (x) shares that are not issued or delivered as a result of the net settlement of a stock option or stock appreciation right; (y) shares that are used to pay the exercise price or withholding taxes related to an award granted under the Equity Plan; and (z) shares that are repurchased by us with the proceeds of a stock option exercise.

The number of shares issuable under the Equity Plan, and under outstanding options and other awards, is subject to proportional adjustment to reflect stock splits, stock dividends and other similar events.

Limitation on Number of Shares Subject to Restricted Stock Awards and Restricted Stock Unit Awards.

The number of shares of common stock that may be issued pursuant to awards of restricted stock and restricted stock units may not exceed 15,000,000 in the aggregate. As proposed to be amended, the number of shares that would be issuable pursuant to awards of restricted stock and restricted stock units would be decreased to 11,000,000 in the aggregate.

Eligibility

The Equity Plan provides for the issuance of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock and restricted stock units. The Equity Plan provides that employees (including officers and directors who are also employees) of EA or any parent or subsidiary of EA may receive incentive stock options under the Equity Plan. Nonqualified stock options, stock appreciation rights, restricted stock, and restricted stock units may be granted to employees and directors of EA or any parent or subsidiary of EA. As of June 1, 2007, approximately 7,100 persons were in the class of persons eligible to participate in the Equity Plan. No person is eligible to receive more than 1,400,000 shares of common stock (of which no more than 400,000 shares may be covered by awards of restricted stock) in any calendar year, other than new employees who will be eligible to receive up to 2,800,000 shares of common stock (of which no more than 800,000 shares may be covered by awards of restricted stock) in the calendar year in which they commence employment. No awards of restricted stock or stock appreciation rights have been made to date under the Equity Plan. A participant may hold more than one award granted under the Equity Plan.

Administration

The Equity Plan is administered by our Compensation Committee. All of the members of the Compensation Committee are “non-employee” and “independent directors” under applicable federal securities laws and NASDAQ listing requirements, and “outside directors” as defined under applicable federal tax laws. The Compensation Committee has the authority to construe and interpret the Equity Plan, grant awards and make all other determinations necessary or advisable for the administration of the Equity Plan. The members of the Compensation Committee receive no compensation for administering the Equity Plan other than their compensation for being Board and Committee members. The Company bears all expenses in connection with administration of the Equity Plan and has agreed to indemnify members of the Compensation Committee in connection with their administration of the Equity Plan. The Compensation Committee may delegate to one or more officers of the Company the authority to grant Awards under the Equity Plan to participants who are not executive officers of the Company.

Stock Options

Stock options granted under the Equity Plan may be either incentive stock options or nonqualified stock options. The exercise period of stock options is determined by the Compensation Committee but, in no event, may stock options be exercisable more than ten years from the date they are granted. The Equity Plan provides the Compensation Committee with the ability, at its discretion, to grant performance-based options subject to the achievement of one or more of the performance factors described under the heading “Performance Factors” below.

Exercise Price

The Compensation Committee determines the exercise price of each option granted under the Equity Plan. The option exercise price for each incentive and nonqualified stock option share must be no less than 100% of the “fair market value” (as defined in the Equity Plan) of a share of common stock at the time the stock option is granted. In the case of an incentive stock option granted to a stockholder that owns more than 10% of the total combined voting power of all classes of stock of EA or any parent or subsidiary of EA (a “Ten Percent Stockholder”), the exercise price for each such incentive stock option must be no less than 110% of the fair market value of a share of common stock at the time the incentive stock option is granted.

The exercise price of options and purchase price of shares granted under the Equity Plan may be paid as approved by the Compensation Committee at the time of grant: (a) in cash (by check); (b) by cancellation of indebtedness of the Company to the award holder; (c) by surrender of shares that either: (1) have been owned by the award holder for more than six (6) months and have been paid for within the meaning of SEC Rule 144; or (2) were obtained by the award holder in the public market; (d) by waiver of compensation due or accrued for services rendered; (e) with respect only to purchases upon exercise of an option, and provided that a public market for the Company’s stock exists: (1) subject to applicable laws, by a “same-day sale” commitment from the optionee and a National Association of Securities Dealers, Inc. (“NASD”) broker; or (2) by a “margin” commitment from the optionee and an NASD broker; (f) by withholding from the shares to be issued upon exercise of an award that number of shares having a fair market value equal to the minimum amount required to satisfy the exercise price or purchase price; (g) by any combination of the foregoing; or (h) such other consideration and method of payment for issuance of shares to the extent permitted by applicable laws.

No Repricings or Exchanges of Awards Without Stockholder Approval

The Compensation Committee may, at any time or from time to time, authorize the Company, with the consent of the affected Equity Plan participants, to issue new awards in exchange for the surrender and cancellation of any or all outstanding awards; provided, however, that no such exchange program may, without the approval of the Company’s stockholders, allow for the cancellation of an outstanding option followed by its immediate replacement with a new option having a lower exercise price. The Compensation Committee may also, subject to approval by the Company’s stockholders, at any time buy a previously granted award with payment in cash, shares (including restricted stock) or other consideration, based on such terms and conditions as the Committee and the Participant may agree.

Outside Directors

Our non-employee directors are entitled to receive automatic annual grants of options to purchase shares of our common stock under the Equity Plan. Each non-employee director who first becomes a member of the Board of Directors is granted an option to purchase 25,000 shares of common stock. Upon re-election to our Board of Directors following each annual meeting of our stockholders, each non-employee director is automatically granted an additional option to purchase 10,000 shares of common stock. As proposed to be amended, (a) each non-employee director who first becomes a member of the Board of Directors would be granted an option to purchase 17,500 shares of common stock and 2,500 restricted stock units, and (b) upon election (following an earlier appointment) or re-election to our Board of Directors following each annual meeting of our stockholders, each non-employee director would automatically be granted an additional option to purchase 8,400 shares of common stock and 1,200 restricted stock units. If a non-employee director has not served on our Board of Directors for a full year at the time of the annual meeting of our stockholders, such director will receive a pro-rated annual grant.

Options issued to outside directors upon their initial election to the Board are exercisable as to 2% of the shares on the date of grant and as to an additional 2% of the shares on the first day of each calendar month after the date of grant so long as the outside director continues as a member of the Board. The vesting schedule for all restricted stock units and annual stock option grants made to directors upon their re-election to the Board is subject to the discretion of the Compensation Committee.

In the event of our dissolution or liquidation or a “change in control” transaction, options granted to our non-employee directors under the Equity Plan will become 100% vested and exercisable in full.

In addition, our non-employee directors may elect to receive all or a portion of their cash compensation in shares of common stock. Directors making this election are entitled to receive shares having a value equal to 110% of the amount of the cash compensation foregone.

Stock Appreciation Rights

The Compensation Committee may grant stock appreciation rights (a “SAR” or “SARs”) as stand-alone awards or in addition to, or in tandem with, other awards under the Equity Plan under such terms, conditions and restrictions as the Compensation Committee may determine; provided, however, that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. A SAR is an award which provides the holder with the right to receive the appreciation in value of a set number of shares of company stock over a set period of time. A SAR is similar to an option in that the holder benefits from any increases in stock price above the exercise price set forth in the award agreement. However, unlike an option, the holder is not required to pay an exercise price to exercise a SAR, but simply receives the net amount of the increase in stock price in the form of cash or stock. The exercise price for a SAR must be no less than 100% of the “fair market value” (as defined in the Equity Plan) of a share of common stock at the time the SAR is granted. In addition, the Compensation Committee may, at its discretion, subject SARs to the achievement of one or more of the performance factors described under the heading “Performance Factors” below.

Restricted Stock Awards

The Compensation Committee may grant restricted stock awards either in addition to, or in tandem with, other awards under the Equity Plan under such terms, conditions and restrictions as the Compensation Committee may determine. A restricted stock award is an offer by Electronic Arts to award shares of common stock that are subject to restrictions established by the Compensation Committee. These restrictions may be based upon completion by the award holder of a specified number of years of service or by the attainment of one or more of the performance factors described under the heading “Performance Factors” below. The purchase price, if any, for each such award is determined by the Compensation Committee at the time of grant. In the case of an award to a Ten Percent Stockholder, the purchase price must be 100% of fair market value. The purchase price, if any, may be paid for in any of the forms of consideration listed in items under “Exercise Price” above, as are approved by the Compensation Committee at the time of grant.

Restricted Stock Units

The Compensation Committee may grant restricted stock unit awards either in addition to, or in tandem with, other awards under the Equity Plan under such terms, conditions and restrictions as the Compensation Committee may determine. A restricted stock unit award is similar to a restricted stock award (and may be awarded subject to any or all of the performance goals established by the Committee described under the heading “Performance Factors” below) except the stock is not delivered to the participant unless and until all restrictions have terminated.

Performance Factors

The Compensation Committee may grant, in its sole discretion, performance-based stock options, stock appreciation rights, restricted stock and restricted stock unit awards with vesting and/or exercisability conditioned on one or more of the following permissible performance factors, to be measured over a specified performance period that may be as short as a quarter or as long as five years (unless tied to a specific and objective milestone or event), to the extent applicable on an absolute basis or relative to a pre-established target: (a) net revenue; (b) earnings before interest, income taxes, depreciation and amortization; (c) operating income; (d) operating margin; (e) net income; (f) earnings per share; (g) total stockholder return; (h) the Company’s stock price; (i) growth in stockholder value relative to a pre-determined index; (j) return on equity; (k) return on invested capital; (l) operating cash flow; (m) free cash flow; (n) economic value added; and (o) individual confidential business objectives. In addition, the Committee may, in its sole discretion and in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the performance factors to preserve the Committee’s original intent regarding the performance factors at the time of the initial award grant.

Mergers, Consolidations, Change of Control

Except for automatic grants to non-employee directors, in the event of a merger, consolidation, dissolution or liquidation of EA, the sale of substantially all of its assets or any other similar corporate transaction, the successor corporation may assume, replace or substitute equivalent awards in exchange for those granted under the Equity Plan or provide substantially similar consideration, shares or other property as was provided to our stockholders (after taking into account the provisions of the awards). In the event that the successor corporation does not assume, replace or substitute awards, such awards will accelerate and all options will become exercisable in full prior to the consummation of the transaction at the time and upon the conditions as the Compensation Committee determines. Any awards not exercised prior to the consummation of the transaction will terminate.

Transferability

Incentive stock options granted under the Equity Plan are not transferable other than by means of a distribution upon the optionee’s death. Nonqualified stock options, stock appreciation rights, restricted stock, and restricted stock unit awards are subject to similar restrictions on transfer unless otherwise determined by the Compensation Committee and except that nonqualified stock options may be transferred to family members and trusts or foundations controlled by, or primarily benefiting, family members of the optionee.

Term of the Equity Plan

Unless terminated earlier as provided in the Equity Plan, the Equity Plan expires in 2010, ten (10) years from the date it was adopted by the Board of Directors.

United States Federal Income Tax Information

THE FOLLOWING IS A GENERAL SUMMARY AS OF THE DATE OF THIS PROXY STATEMENT OF THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND PARTICIPANTS UNDER THE EQUITY PLAN. THE FEDERAL TAX LAWS MAY CHANGE AND THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES FOR ANY PARTICIPANT WILL DEPEND UPON HIS OR HER INDIVIDUAL CIRCUMSTANCES. IN ADDITION, THE INTERNAL REVENUE SERVICE COULD, AT ANY TIME, TAKE A POSITION CONTRARY TO THE INFORMATION DESCRIBED IN THE FOLLOWING SUMMARY. ANY TAX EFFECTS THAT ACCRUE TO FOREIGN PARTICIPANTS AS A RESULT OF PARTICIPATING IN THE EQUITY PLAN ARE GOVERNED BY THE TAX LAWS OF THE COUNTRIES IN WHICH SUCH PARTICIPANT RESIDES OR IS OTHERWISE SUBJECT. EACH PARTICIPANT WILL BE ENCOURAGED TO SEEK THE ADVICE OF A QUALIFIED TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE EQUITY PLAN.

Incentive Stock Options

A participant will recognize no income upon grant or vesting of an incentive stock option and will generally not incur tax on its exercise. Unless the participant is subject to the alternative minimum tax (“AMT”), the participant will recognize income only when the shares acquired upon the exercise of an incentive stock option (the “ISO Shares”) are sold or otherwise disposed of. If the participant holds ISO Shares for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the participant will realize a long-term capital gain or loss (rather than ordinary income) upon disposition of the ISO Shares. This long-term capital gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO Shares.

If the participant disposes of ISO Shares prior to the expiration of either the one-year or two-year required holding period (a “disqualifying disposition”), the gain realized upon such disposition, up to the difference between the fair market value of the ISO Shares on the date of exercise (or, if less, the amount realized on a sale of such shares) and the option exercise price, will be treated as ordinary income. Any additional gain will be capital gain, taxed at a rate that depends upon the amount of time the ISO Shares were held by the participant.

Alternative Minimum Tax

The Alternative Minimum Tax (“AMT”) is a separately computed tax which was devised to ensure that at least a minimum amount of income tax is paid. AMT is imposed only if and to the extent that a participant would pay more tax if his or her income tax were calculated pursuant to the AMT rules than if calculated in the regular manner. The difference between the option exercise price and the fair market value of the ISO Shares on the date of exercise is includable as income for purposes of calculating the AMT for both a (i) a vested ISO and (ii) an unvested ISO for which the participant makes a timely election under Section 83(b) of the U.S. Internal Revenue Code (an “83(b) election”). If a participant exercises an ISO before it has fully vested but does not make an 83(b) election, as the ISO Shares vest and the Company’s right to repurchase the ISO Shares at the original issue price lapses, the participant will incur an AMT liability on the difference between the option exercise price and the fair market value of the ISO Shares at vesting.

Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items (including the difference between the fair market value of the ISO Shares on the date of exercise and the exercise price) and reducing this amount by the applicable exemption amount. The exemption amount for 2007 is $45,000 in the case of a joint return, subject to reduction under certain circumstances. The AMT (imposed to the extent it exceeds the taxpayer’s regular income tax) is 26% of an individual taxpayer’s alternative minimum taxable income (28% in the case of alternative minimum taxable income in excess of $175,000 in the case of married individuals filing a joint return). If a disqualifying disposition of the ISO Shares occurs in the same calendar year as the exercise of an incentive stock option, those ISO Shares are not included in the AMT calculation.

If a participant has to pay AMT, he or she is entitled to a credit against income tax (but not AMT) in later years. Also, upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of sale by the amount that was previously included in alternative minimum taxable income in the year of exercise, the excess of the fair market value of the ISO Shares at exercise of the amount paid for the ISO Shares.

Nonqualified Stock Options

A participant will generally not recognize any taxable income at the time a nonqualified stock option (“NQSO”) is granted or vests provided the exercise price is no less than the fair market value of the underlying shares on the grant date. Upon exercise of a vested NQSO, the participant will include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the participant’s exercise price. The included amount will be taxed as ordinary income to the participant and will be subject to withholding by the Company or its subsidiary (by payment in cash, withholding out of the award or withholding out of the participant’s salary). If a participant exercises an NQSO before it has vested, the participant may incur an income tax liability as the shares vest and the Company’s right to repurchase the shares at the original price lapses, unless the participant makes a timely 83(b) election. Upon resale of the shares by the participant, any subsequent appreciation or depreciation in the value of the shares will be treated as a capital gain or loss, taxable at a rate that depends upon the length of time the shares were held by the participant.

Restricted Stock Awards

A participant who receives a restricted stock award will include the amount of the award in income as compensation at the time that any forfeiture restrictions on the shares of stock lapse, unless the participant makes a timely 83(b) election. If the participant does not timely make an 83(b) election, the participant will include in income the fair market value of the shares of stock on the date that the restrictions lapse as to those shares, less any purchase price paid for such shares. The included amount will be taxed as ordinary income to the participant and will be subject to withholding by the Company or its subsidiary (by payment in cash, withholding out of the participant’s award or withholding out of the participant’s salary).

If the participant makes a timely 83(b) election, the participant will, at the time the award is received, include the fair market value of the shares of stock on the date of receipt of the award (determined without regard to lapse restrictions), less any purchase price paid for such shares in income as compensation. The income will be subject to withholding by the Company or its subsidiary (by payment in cash, withholding out of the participant’s salary or withholding out of the participant’s award). If the award is subsequently forfeited, the participant will not receive any deduction for the amount previously taxed as ordinary income.

Restricted Stock Units

A participant will recognize income as compensation with respect to an award of restricted stock units at the time that the restrictions lapse, provided the shares are issued on the date the restrictions lapse. The participant will include in income the fair market value of the shares of stock on the date that the restrictions lapse as to those shares, less any purchase price paid for such shares. The included amount will be taxed as ordinary income to the participant and will be subject to withholding by the Company or its subsidiary (by payment in cash, withholding out of the participant’s award or withholding out of the participant’s salary).

Stock Appreciation Rights

Assuming that a stock appreciation right (“SAR”) is granted at an exercise price that is not less than the fair market value of the underlying shares on the grant date, a participant will not recognize any taxable income at the time a SAR is granted or when the SAR vests. However, upon exercise of a vested SAR, an amount equal to the difference between the fair market value of the shares on the date of exercise and the participant’s exercise price will be included in income as compensation to the participant. The included amount will be taxed as ordinary income to the participant and will be subject to withholding by the Company or its subsidiary (by payment in cash, withholding out of the award or withholding out of the participant’s salary). Upon resale of the shares issued to the participant at the time of exercise, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss, taxable at a rate that depends upon the length of time the shares were held by the participant.

Internal Revenue Code Section 409A

At the present time, the Company intends to grant equity awards to participants which are either outside the scope of Section 409A of the U.S. Internal Revenue Code or are exempted from the application of Section 409A. If the equity award is subject to Section 409A and the requirements of Section 409A are not met, participants may suffer adverse tax consequences with respect to the equity award. Such consequences may include taxation at the time of the vesting of the award, an increased tax rate and interest and penalties on any deferred income.

Tax Treatment of the Company

To the extent that the participant recognizes ordinary income and the Company properly reports such income to the Internal Revenue Service (the “IRS”), the Company generally will be entitled to a deduction in connection with the exercise of a NQSO or a SAR by a participant or upon the lapse of restrictions with respect to a participant’s restricted stock or restricted stock unit award. The Company will be entitled to a deduction in connection with the disposition of ISO Shares only to the extent that the participant recognizes ordinary income on a disqualifying disposition of the ISO Shares and provided that the Company properly reports such income to the IRS.

ERISA

The Equity Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Code.

Outstanding Equity Awards Granted Under the Equity Plan

As of March 31, 2007, 19,993,932 shares had been issued pursuant to exercises of stock options under the Equity Plan by award recipients, 5,838 persons held NQSOs under the Equity Plan to purchase an aggregate of 29,782,810 shares of common stock, with a weighted average exercise price of $44.53 per share, 4,929 persons held restricted stock units to acquire 1,782,809 shares, 337 persons held 348,066 shares of restricted stock, and there were 15,307,843 shares of common stock available for future awards under the Equity Plan. An aggregate of 67,400,000 shares of the Company’s authorized common stock have been reserved for issuance under the Equity Plan.

Proposed Amendments to the Equity Plan

At the 2007 Annual Meeting, stockholders will be asked to approve amendments to the Equity Plan as follows:

•	Increase the number of shares authorized and reserved for issuance under the Equity Plan by 9,000,000 shares to a total of 76,400,000 shares;

•	Decrease by 4 million shares the limit on the total number of shares underlying awards of restricted stock and restricted stock units that may be granted under the Equity Plan — from 15 million to 11 million; and

•	Revise the amount and nature of annual automatic grants to our non-employee directors by adding restricted stock units and decreasing the size of stock option grants. As proposed to be revised, non-employee directors will be eligible to automatically receive an option grant to purchase 17,500 shares and 2,500 restricted stock units issued under the Equity Plan upon their initial appointment or election to the Board, and each continuing non-employee director will be eligible to automatically receive an annual option grant to purchase 8,400 shares and 1,200 restricted stock units upon his or her election or re-election to the Board.

Appendix B

GENERAL DESCRIPTION OF THE 2000 EMPLOYEE STOCK PURCHASE PLAN

2000 Employee Stock Purchase Plan, as Amended

History.  The 2000 Purchase Plan was adopted by the Board on May 25, 2000, approved by the Stockholders on July 27, 2000, and has been subsequently amended. The following discussion describes the material terms of the Purchase Plan, as amended to date.

Purpose.  The purpose of the Purchase Plan is to provide employees of the Company with a convenient means of acquiring common stock of the Company through payroll deductions, to enhance the employees’ sense of participation in the affairs of the Company and subsidiaries, and to provide an incentive for continued employment.

Administration.  The Purchase Plan is administered on behalf of the Board by the Compensation Committee of the Board. The interpretation by the Compensation Committee of any provision of the Purchase Plan is final and binding on all participating employees.

Eligibility.  All employees of the Company (including directors who are employees), or any parent or subsidiary, are eligible to participate in the Purchase Plan except the following: (i) employees who are not employed by the Company on the 15th day of the month before the beginning of an Offering Period (as defined below); (ii) employees who are customarily employed for less than 20 hours per week; (iii) employees who are customarily employed for less than 5 months in a calendar year; and (iv) employees who, pursuant to Section 424(d) of the Code, own or hold options to purchase or who, as a result of participation in the Purchase Plan, would own stock or hold options to purchase stock representing 5% or more of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary. As of June 1, 2007, the Company estimates that approximately 8,100 persons were eligible to participate in the Purchase Plan.

Participation.  Each offering of the Company’s common stock under the Purchase Plan is for a period of one year (the “Offering Period”). Offering Periods commence on the first business day of March and September of each year. The first day of each Offering Period is the “Offering Date” for such Offering Period. An employee cannot participate simultaneously in more than one Offering Period. Each Offering Period consists of two six-month purchase periods (each a “Purchase Period”) commencing on the first business day of March and September. The last day of each Purchase Period is a “Purchase Date.”

Employees may participate in the Purchase Plan during each pay period through payroll deductions. An employee sets the rate of such payroll deductions, which may not be less than 2% nor more than 10% of the employee’s base salary, wages, commissions, overtime, shift premiums and bonuses plus draws against commissions, unreduced by the amount by which the employee’s salary is reduced pursuant to Sections 125 or 401(k) of the Code. Eligible employees may elect to participate in any Offering Period by enrolling as provided under the terms of the Purchase Plan. Once enrolled, a participating employee will automatically participate in each succeeding Offering Period unless such employee withdraws from the Offering Period. After the rate of payroll deductions for an Offering Period has been set by an employee, that rate continues to be effective for the remainder of the Offering Period (and for all subsequent Offering Periods in which the employee is automatically enrolled) unless otherwise changed by the employee. The employee may increase or lower the rate of payroll deductions for any subsequent Offering Period but may only lower the rate of payroll deductions during the current Purchase Period. Not more than one change may be made effective during any one Purchase Period.

In any given Purchase Period, no employee may purchase more than (a) twice the number of shares that could have been purchased with the payroll deductions if the purchase price were determined by using 85% of the fair market value of a share of the Company’s common stock on the Offering Date or (b) the maximum number of shares set by the Board. In addition, no employee may purchase shares at a rate that, when aggregated with all other rights to purchase stock under all other employee stock purchase plans of the

Company, or any parent or subsidiary of the Company, exceeds $25,000 in fair market value (determined on the Offering Date) for each year.

Purchase Price.  The purchase price of shares that may be acquired in any Purchase Period under the Purchase Plan is 85% of the lesser of (a) the fair market value of the shares on the Offering Date of the Offering Period in which the participant is enrolled or (b) the fair market value of the shares on the Purchase Date. The fair market value of the common stock on a given date is the closing price of the common stock on the immediately preceding business day as quoted on the NASDAQ Global Select Market.

Purchase of Stock.  The number of whole shares an employee may purchase in any Purchase Period is determined by dividing the total amount of payroll deductions withheld from the employee during the Purchase Period pursuant to the Purchase Plan by the price per share determined as described above, subject to the limitations described above. The purchase takes place automatically on the last day of the Purchase Period.

Withdrawal.  An employee may withdraw from any Offering Period at any time at least 15 days prior to the end of an Offering Period. No further payroll deductions for the purchase of shares will be made for the succeeding Offering Period unless the employee enrolls in the new Offering Period in the same manner as for initial participation in the Purchase Plan.

Termination of Employment.  Termination of an employee’s employment for any reason, including retirement or death, immediately cancels the employee’s participation in the Purchase Plan. In such event, the payroll deductions credited to the employee’s account will be returned to such employee or, in case of death, to the employee’s legal representative.

Adjustment Upon Changes in Capitalization.  The number of shares subject to any purchase, and the number of shares issuable under the Purchase Plan, is subject to adjustment in the event of a recapitalization of the Company’s common stock. In the event of a proposed dissolution or liquidation of the Company, the Offering Period will terminate and the Board may, in its sole discretion, give participants the right to purchase shares that would not otherwise be purchasable until the last day of the applicable Purchase Period.

Tax Treatment of U.S.-based Participants.  Participating employees in the U.S. will not recognize income for federal income tax purposes either upon enrollment in the Purchase Plan or upon the purchase of shares. All federal income tax consequences are deferred until a participating U.S. employee sells the shares, disposes of the shares by gift, or dies.

If shares are held for more than one year after the date of purchase and more than two years from the beginning of the applicable Offering Period, or if the employee dies while owning the shares, the employee realizes ordinary income on a sale (or a disposition by way of gift or upon death) to the extent of the lesser of: (i) 15% of the fair market value of the shares at the beginning of the Offering Period; or (ii) the actual gain (the amount by which the market value of the shares on the date of sale, gift or death, exceeds the purchase price). All additional gain upon the sale of shares is treated as long-term capital gain. If the shares are sold and the sale price is less than the purchase price, there is no ordinary income, and the employee has a long-term capital loss for the difference between the sale price and the purchase price.

If the shares are sold or are otherwise disposed of, including by way of gift (but not death, bequest or inheritance), prior to the expiration of either the one-year or the two-year holding periods described above (in any case a “disqualifying disposition”), the employee will realize ordinary income at the time of sale or other disposition taxable to the extent that the fair market value of the shares at the date of purchase was greater than the purchase price. This excess will constitute ordinary income in the year of the sale or other disposition even if no gain is realized on the sale or if a gratuitous transfer is made. The difference, if any, between the proceeds of sale and the fair market value of the shares at the date of purchase is a capital gain or loss. Capital gains may be offset by capital losses, and up to $3,000 of capital losses in excess of capital gains may be offset annually against ordinary income. Ordinary income recognized by an employee upon a disqualifying disposition constitutes taxable compensation that will be reported on a W-2 form. The Company takes the position that any ordinary income recognized upon a sale or other disposition is not subject to withholding.

Tax Treatment of non-U.S.-based Participants.  For participants residing outside the U.S., the Company will assess its requirements regarding tax, social insurance and other applicable taxes in connection with participation in the Purchase Plan. These requirements may change from time to time as laws or interpretations change.

Tax Treatment of the Company.  The Company is entitled to a deduction in connection with the disposition of shares acquired under the Purchase Plan only to the extent that the employee recognized ordinary income on a disqualifying disposition of the shares. The Company treats any transfer of record ownership of shares, including transfer to a broker or nominee or into “street name,” as a disposition, unless it is notified to the contrary. In order to enable the Company to learn of disqualifying dispositions and ascertain the amount of the deductions to which it is entitled, employees are required to notify the Company in writing of the date and terms of any disposition of shares purchased under the Purchase Plan.

Proposed Amendment of the 2000 Employee Stock Purchase Plan

At the 2007 Annual Meeting, stockholders will be asked to approve an amendment to the Purchase Plan to increase by 1,500,000 the number of shares of the Company’s common stock reserved for issuance under the Purchase Plan. None of these proposed shares have been granted or issued on the basis of such proposed approval.

Appendix C

ELECTRONIC ARTS INC.
EXECUTIVE BONUS PLAN

Adopted by the Board of Directors May 29, 2007
Effective April 1, 2007

1.	Purpose. The purpose of this Plan is to provide certain employees of the Company and its subsidiaries with incentive compensation based upon the level of achievement of financial, business and other performance criteria. This Plan is intended to permit the payment of bonuses that may qualify as performance-based compensation under Code Section 162(m).

2.	Definitions.

(a)	“Affiliate” means any corporation or other entity (including, but not limited to, partnerships and joint ventures) controlled by the Company.

(b)	“Board” means the Board of Directors of the Company.

(c)	“Bonus” means a cash payment made pursuant to this Plan with respect to a particular Performance Period, determined pursuant to Section 8 below; provided, however, that a Bonus shall not be greater than an amount equal to two hundred percent (200%) of the Bonus Target, and notwithstanding the foregoing, in any event the Bonus shall not exceed $5,000,000 in any Fiscal Year.

(d)	“Bonus Target” shall mean a Bonus amount that may be paid if one hundred percent (100%) of all the applicable Performance Measures are achieved at target in the Performance Period. The Bonus Target shall be equal to a fixed percentage of the Participant’s base salary for such Performance Period, and such fixed percentage shall not exceed one hundred and fifty percent (150%) of a Participant’s base pay. Such percentage shall be determined by the Committee prior to the Predetermination Date.

(e)	“Bonus Formula” means as to any Performance Period, the formula established by the Committee pursuant to Section 6 in order to determine the Bonus amounts, if any, to be paid to Participants based upon the level of achievement of targeted goals for the selected Performance Measures. The formula may differ from Participant to Participant or business group to business group. The Bonus Formula shall be of such a nature that an objective third party having knowledge of all the relevant facts could determine whether targeted goals for the Performance Measures have been achieved.

(f)	“Code” means the United States Internal Revenue Code of 1986, as amended.

(g)	“Company” means Electronic Arts Inc., a Delaware corporation.

(h)	“Committee” means the Compensation Committee of the Board, or any other subcommittee of the Board or Compensation Committee, who shall be comprised solely of “outside directors” within the meaning of Code section 162(m).

(i)	“Fiscal Year” means the 52- or 53-week period that ends on the Saturday nearest March 31.

(j)	“Participant” means any senior executive of the Company or of an Affiliate who has been selected by the Committee to participate in the Plan for a given Performance Period.

(k)	“Performance-Based Compensation” means compensation that qualifies as “performance-based compensation” within the meaning of Code Section 162(m).

(l)	“Performance Measure” means any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, Affiliate, region, or business segment, either individually, alternatively or in any combination, and measured either on an absolute basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, in each case as specified by the Committee: cash flow (including operating cash flows or free cash flow), revenue (on an absolute basis or adjusted for currency effects), gross margin, operating expenses or operating expenses as a percentage of revenue, earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings, and may be determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) or adjusted to exclude any or all non-GAAP items), earnings per share (on a GAAP or non-GAAP basis), growth in any of the foregoing measures, stock price, return on equity or average stockholders’ equity, total stockholder return, growth in stockholder value relative to the moving average of the S&P 500 Index or another index, return on capital, return on assets or net assets, return on investment, economic value added, operating income, operating profit, controllable operating profit, or net operating profit, net profit, net income, operating margin, cash conversion cycle, market share, contract awards or backlog, overhead or other expense reduction, credit rating, strategic plan development and implementation, succession plan development and implementation, improvement in workforce diversity, customer indicators, new product invention or innovation, attainment of research and development milestones, improvements in productivity, attainment of objective operating goals and employee metrics.

(m)	“Performance Period” means any Fiscal Year or such other period as determined by the Committee.

(n)	“Plan” means this Electronic Arts Inc. Executive Bonus Plan.

(o)	“Predetermination Date” means, for a Performance Period, (i) the earlier of 90 days after commencement of the Performance Period or the expiration of 25% of the Performance Period, provided that the achievement of targeted goals under the selected Performance Measures for the Performance Period is substantially uncertain at such time; or (ii) such other date on which a performance goal is considered to be pre-established pursuant to Code Section 162(m).

3.	Eligibility. Participants are eligible to participate in this Plan for a given Performance Period.

4.	Plan Administration.

(a)	The Committee shall be responsible for the requirements for qualifying compensation as Performance-Based Compensation. Subject to the limitations on Committee discretion imposed under Code Section 162(m), the Committee shall have such powers as may be necessary to discharge its duties hereunder. The Committee shall be responsible for the general administration and interpretation of this Plan and for carrying out its provisions, including the authority to construe and interpret the terms of this Plan, determine the manner and time of payment of any Bonuses, prescribe forms and procedures for purposes of Plan participation and distribution of Bonuses and adopt rules, regulations and to take such actions as it deems necessary or desirable for the proper administration of this Plan. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or part of its authority and powers under the Plan to one or more directors and/or officers of the Company; provided, however, that the Committee may not delegate its authority and/or powers with respect to awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code.

(b)	Any rule or decision by the Committee or its delegate(s) that is not inconsistent with the provisions of this Plan shall be conclusive and binding on all persons, and shall be given the maximum deference permitted by law.

5.	Term. This Plan shall be effective as of April 1, 2007. Notwithstanding the foregoing, this Plan shall terminate unless it is approved at the next Company annual stockholders meeting following the date that the Board adopts this Plan. Once approved by the Company’s stockholders, this Plan shall continue until the earlier of (i) a termination under Section 9 of this Plan, (ii) the date any stockholder approval requirement under Code Section 162(m) ceases to be met or (iii) the date that is five years after the stockholder meeting in fiscal 2008.

6.	Bonuses. Prior to the Predetermination Date for a Performance Period, the Committee shall designate or approve in writing, the following:

(a)	Performance Period;

(b)	Positions or names of employees who will be Participants for the Performance Period;

(c)	Targeted goals for selected Performance Measures during the Performance Period;

(d)	Bonus Target for each Participant or group of Participants; and

(e)	Applicable Bonus Formula for each Participant, which may be for an individual Participant or a group of Participants.

7.	Determination of Amount of Bonus.

(a)	Calculation. After the end of each Performance Period, the Committee shall certify in writing (to the extent required under Code Section 162(m)) the extent to which the targeted goals for the Performance Measures applicable to each Participant for the Performance Period were achieved or exceeded. The Bonus for each Participant shall be determined by applying the Bonus Formula to the level of actual performance that has been certified by the Committee. Notwithstanding any contrary provision of this Plan, the Committee, in its sole discretion, may eliminate or reduce the Bonus payable to any Participant below that which otherwise would be payable under the Bonus Formula.

The Committee may appropriately adjust any evaluation of performance under a Performance Measure to exclude any of the following events that occurs during a Performance Period: (A) the effects of currency fluctuations, (B) any or all items that are excluded from the calculation of non-GAAP earnings as reflected in any Electronic Arts press release and Form 8-K filing relating to an earnings announcement, (C) asset write-downs, (D) litigation or claim judgments or settlements, (E) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (F) accruals for reorganization and restructuring programs, and (G) any other extraordinary or non-operational items.

(b)	Right to Receive Payment. Each cash portion of a Bonus under this Plan shall be paid solely from general assets of the Company and its Affiliates. This Plan is unfunded and unsecured; nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant’s claim of any right to, or form of, payment of a Bonus other than as an unsecured general creditor with respect to any payment to which he or she may be entitled. Except as may otherwise be provided for in Section 8 below, in the event a Participant terminates employment with the Company (or any Affiliate) prior to the end of a Performance Period he or she shall not be entitled to the payment of a Bonus for the applicable Performance Period.

8.	Payment of Bonuses.

(a)	Timing of Distributions. The Company and its Affiliates shall distribute amounts payable to Participants as soon as is administratively practicable following the determination and written certification of the Committee for a Performance Period, but in no event later than two and one-half months after the end of the calendar year in which the Performance Period ends, except to the extent a Participant has made a timely election to defer the payment of all or any portion of such Bonus under the Electronic Arts Inc. Deferred Compensation Plan or any other Company approved deferred compensation plan or arrangement.

(b)	Payment. The payment of a Bonus, if any (as determined by the Committee at the end of the Performance Period), with respect to a specific Performance Period requires that the employee be an active employee on the Company’s or its Affiliate’s payroll on the date that such Bonus is paid, subject to subsection (d), below. Additionally, the Committee may make exceptions to the foregoing active employment requirement in the case of retirement, death or disability, or in the case of a corporate change in control, in each case as determined by the Committee.

(c)	The Bonus shall be payable in cash in a single lump sum.

(d)	Change in Status. A Participant who has a change in status that results in being ineligible to participate in this Plan in a Performance Period may receive a prorated Bonus, if any (as determined by the Committee at the end of the Performance Period, in its sole discretion), under this Plan; the method in which a Bonus is prorated shall be determined by the Committee in its sole discretion.

(e)	Code Section 409A. To the extent that any Bonus under the Plan is subject to Code Section 409A, the terms and administration of such Bonus shall comply with the provisions of such Section, applicable IRS guidance and good faith reasonable interpretations thereof, and, to the extent necessary to achieve compliance, shall be modified, replaced, or terminated at the discretion of the Committee.

9.	Amendment and Termination.

(a)	The Committee may amend, modify, suspend or terminate this Plan, in whole or in part, at any time, including the adoption of amendments deemed necessary or desirable to correct any defect or to supply omitted data or to reconcile any inconsistency in this Plan or in any Bonus granted hereunder; provided, however, that no amendment, alteration, suspension or discontinuation shall be made which would (i) increase the amount of compensation payable pursuant to such Bonus, or (ii) cause compensation that is, or may become, payable hereunder to fail to qualify as Performance-Based Compensation. Notwithstanding the foregoing, the Committee may any amend, modify, suspend or terminate this Plan if any such action is required by law. To the extent required under applicable law, including Code section 162(m), Plan amendments shall be subject to stockholder approval. At no time before the actual distribution of funds to Participants under this Plan shall any Participant accrue any vested interest or right whatsoever under this Plan except as otherwise stated in this Plan.

(b)	In the case of Participants employed outside the United States, the Company or its Affiliate may vary the provisions of this Plan as deemed appropriate to conform with, as required by, or made desirable by, local laws, practices and procedures.

10.	Withholding. Distributions pursuant to this Plan shall be subject to all applicable taxes and contributions required by law to be withheld in accordance with procedures established by the Company.

11.	No Additional Participant Rights. The selection of an individual for participation in this Plan shall not give such Participant any right to be retained in the employ of the Company or any of its Affiliates, and the right of the Company and any such Affiliate to dismiss such Participant or to terminate any arrangement pursuant to which any such Participant provides services to the Company, with or without cause, is specifically reserved. No person shall have claim to a Bonus under this Plan, except as otherwise provided for herein, or to continued participation under this Plan. There is no obligation for uniformity of treatment of Participants under this Plan. The benefits provided for Participants under this Plan shall be in addition to and shall in no way preclude other forms of compensation to or in respect of such Participants. The employment of a Participant is terminable at the will of either party and, if such Participant is a party to an employment contract with the Company or one of its Affiliates, in accordance with the terms and conditions of the Participant’s employment agreement.

12.	Successors. All obligations of the Company or its Affiliates under this Plan, with respect to awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

13.	Nonassignment. The rights of a Participant under this Plan shall not be assignable or transferable by the Participant except by will or the laws of descent and distribution.

14.	Severability. If any portion of this Plan is deemed to be in conflict with local law, that portion of the Plan, and that portion only, will be deemed void under local law. All other provisions of the Plan will remain in effect. Furthermore, if any provision of this Plan would cause Bonuses not to constitute Performance-Based Compensation, that provision shall be severed from, and shall be deemed not to be a part of, the Plan, but the other provisions hereof shall remain in full force and effect.

15.	Governing Law. This Plan shall be governed by the laws of the State of Delaware.

Appendix D
(included only with electronic filing of Schedule 14A with the SEC;
Appendix D is not a part of the proxy statement)
ELECTRONIC ARTS INC.
2000 EQUITY INCENTIVE PLAN
As Proposed to be Amended by the Stockholders on July 26, 2007
1. PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent and Subsidiaries by offering them an opportunity to participate in the Company’s future performance through awards of Options, Restricted Stock, Restricted Stock Units, and Stock Appreciation Rights. Capitalized terms not defined in the text are defined in Section 24.
2. SHARES SUBJECT TO THE PLAN.
          2.1 Number of Shares. Subject to Sections 2.2, 2.3 and 19, the aggregate number of Shares that have been reserved pursuant to this Plan is 76,400,000 Shares. Shares that are: (a) subject to issuance upon exercise of an Award but cease to be subject to such Award for any reason other than exercise of such Award; (b) subject to an Award granted hereunder but are forfeited; or (c) subject to an Award that otherwise terminates or is settled without Shares being issued shall revert to and again become available for issuance under the Plan. The following Shares shall not again become available for issuance under the Plan: (x) Shares that are not issued or delivered as a result of the net settlement of an Option or Stock Appreciation Right; (y) Shares that are used to pay the exercise price or withholding taxes related to an Award; or (z) Shares that are repurchased by the Company with the proceeds of an Option exercise. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options and Stock Appreciation Rights granted under this Plan and all other outstanding but unvested Awards granted under this Plan.
          2.2 Limitation on Number of Shares Subject to Restricted Stock Awards and Restricted Stock Unit Awards. The number of Shares that may be issued under Sections 6 and 7 of this Plan shall not exceed 11,000,000 in the aggregate.
          2.3 Adjustment of Shares. In the event that the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under this Plan, (b) the Exercise Prices of and number of Shares subject to outstanding Awards, and (c) the number of Shares associated with other outstanding Awards, will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee.
3. ELIGIBILITY. ISOs (as defined in Section 5 below) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. All other Awards may be granted to employees and directors of the Company or any Parent or Subsidiary of the Company. No person will be eligible to receive Awards covering more than 1,400,000 Shares in any calendar year under this Plan, of which no more than 400,000 Shares shall be covered by Awards of Restricted Stock or Restricted Stock Units, other than new employees of the Company or of a Parent or Subsidiary of the Company (including new employees who are also officers and directors of the Company or any Parent or Subsidiary of the Company), who are eligible to receive Awards covering up to a maximum of 2,800,000 Shares in the calendar year in which they commence their employment, of which no more than 800,000 Shares shall be covered by Awards of Restricted Stock or Restricted Stock Units. For purposes of these limits, each Restricted Stock Unit settled in Shares (but not those settled in cash), shall be deemed to cover one Share. A person may be granted more than one Award under this Plan.

4. ADMINISTRATION.
          4.1 Committee Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Except for automatic grants to Outside Directors pursuant to Section 10 hereof, and subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Except for automatic grants to Outside Directors pursuant to Section 10 hereof, the Committee will have the authority to:
(a)	construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b)	prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c)	select persons to receive Awards;

(d)	determine the form and terms of Awards;

(e)	determine the number of Shares or other consideration subject to Awards;

(f)	determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

(g)	grant waivers of Plan or Award conditions;

(h)	determine the vesting, exercisability and payment of Awards;

(i)	correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(j)	determine whether an Award has been earned; and

(k)	make all other determinations necessary or advisable for the administration of this Plan.
          4.2 Committee Discretion. Except for automatic grants to Outside Directors pursuant to Section 10 hereof, any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. The Committee may delegate to one or more officers of the Company the authority to (i) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan, and (ii) grant an Award under this Plan to Participants who are not Insiders of the Company.
          4.3 Section 162(m). To the extent that Awards are granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a committee, which may be the Committee, of two or more “outside directors” within the meaning of Section 162(m) of the Code. For purposes of qualifying grants of Awards as “performance-based compensation” under Section 162(m) of the Code, the committee, in its discretion, may set restrictions based upon the achievement of performance goals. The performance goals shall be set by the committee on or before the latest date permissible to enable the Awards to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Awards that are intended to qualify under

Section 162(m) of the Code, the committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Awards under Section 162(m) of the Code (e.g., in determining the performance goals).
5. OPTIONS. The Committee may grant Options to eligible persons and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISO”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:
          5.1 Form of Option Grant. Each Option granted under this Plan will be evidenced by an Award Agreement which will expressly identify the Option as an ISO or an NQSO (“Stock Option Agreement”), and, except as otherwise required by the terms of Section 10 hereof, will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.
          5.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.
          5.3 Exercise Period; Performance Goals.
          (a) Options may be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided, further, that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.
          (b) Participant’s ability to exercise Options shall be subject to such restrictions, if any, as the Committee may impose. These restrictions may be based upon completion of a specified number of years of service with the Company or a Subsidiary or upon completion of the performance goals as set out in advance in the Participant’s individual Stock Option Agreement. Options may vary from Participant to Participant and between groups of Participants. Should the Committee elect to impose restrictions on an Option, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Option; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares subject to such Option. Prior to such Option becoming exercisable, the Committee shall determine the extent to which such Performance Factors have been met. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different Performance Periods and have different performance goals and other criteria.
          5.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted and may be not less than 100% of the Fair Market Value of the Shares on the date of grant; provided that the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 9 of this Plan.
          5.5 Method of Exercise. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the “Exercise Agreement”) in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding Participant’s investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased.
          5.6 Termination. Notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option will always be subject to the following:
(a)	If the Participant is Terminated for any reason except death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable upon the Termination Date no later than three (3) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be an NQSO), but in any event, no later than the expiration date of the Options.

(b)	If the Participant is Terminated because of Participant’s death or Disability (or the Participant dies within three (3) months after a Termination other than for Cause or because of Participant’s Disability), then Participant’s Options may be exercised only to the extent that such Options would have been exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any such exercise beyond (a) three (3) months after the Termination Date when the Termination is for any reason other than the Participant’s death or Disability, or (b) twelve (12) months after the Termination Date when the Termination is for Participant’s death or Disability, deemed to be an NQSO), but in any event no later than the expiration date of the Options.

(c)	Notwithstanding the provisions in paragraph 5.6(a) above, if a Participant is terminated for Cause, neither the Participant, the Participant’s estate nor such other person who may then hold the Option shall be entitled to exercise any Option with respect to any Shares whatsoever, after termination of service, whether or not after termination of service the Participant may receive payment from the Company or Subsidiary for vacation pay, for services rendered prior to termination, for services rendered for the day on which termination occurs, for salary in lieu of notice, or for any other benefits. In the event that the Committee has delegated to one or more officers of the Company the authority set forth in Section 4.2 above and Participant has been notified that such officer or officers has made a determination that Participant has been terminated for Cause, Participant shall have five (5) business days (measured from the date he or she was first notified of such determination) to appeal such determination to the Committee. If Participant appeals to the Committee in a timely manner, the Committee shall give the Participant an opportunity to present to the Committee evidence on his or her behalf. If the Committee has not delegated to one or more officers of the Company the authority set forth in Section 4.2, and the Committee makes such Cause determination itself, such decision shall be deemed final and unappealable. For the purpose of this paragraph, termination of service shall be deemed to occur on the date when the Company or Subsidary dispatches notice or advice to the Participant that his service is terminated.
          5.7 Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.
          5.8 Limitations on ISO. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISO are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company, Parent or Subsidiary of the Company) will not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISO are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISO and the Options for the amount in excess of $100,000 that become exercisable in that calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISO, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.
          5.9 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options, provided however, that (i) any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted, (ii) any such action shall not extend the exercise period of the Option to a date later than the later of (a) the fifteenth day of the third month following the date on which the Option otherwise would have expired or (b) December 31 of the calendar year in which the Option would have otherwise expired, and (iii) the Committee may not reduce the Exercise Price of outstanding Options without the approval of the stockholders. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code.
          5.10 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISO will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.
6. RESTRICTED STOCK. A Restricted Stock Award is an offer by the Company to grant or to sell to an eligible person Shares that are subject to restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the price to be paid (the “Purchase Price”), if any, the restrictions to which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:
          6.1 Form of Restricted Stock Award. All grants or purchases under a Restricted Stock Award made pursuant to this Plan will be evidenced by an Award Agreement (“Restricted Stock Purchase Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. The offer of Restricted Stock will be accepted by the Participant’s execution and delivery of the Restricted Stock Purchase Agreement and full payment, if any, for the Shares to the Company within thirty (30) days, or such other date as may be set forth in the Restricted Stock Purchase Agreement, from the date the Restricted Stock Purchase Agreement is delivered to the person. If such person does not execute and deliver the Restricted Stock Purchase Agreement along with full payment, if any, for the Shares to the Company within thirty (30) days, or such other date as may be set forth in the Restricted Stock Purchase Agreement, then the offer will terminate, unless otherwise determined by the Committee.

          6.2 Purchase Price. The Purchase Price of Shares sold pursuant to a Restricted Stock Award, if any, will be determined by the Committee on the date the Restricted Stock Award is granted. At the Committee’s discretion, consideration for the Restricted Stock Award may be in the form of continued service to the Company or a Subsidiary. Payment of the Purchase Price may be made in accordance with Section 9 of this Plan.
          6.3 Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to such restrictions as the Committee may impose. These restrictions may be based upon completion of a specified number of years of service with the Company or a Subsidiary or upon completion of the performance goals as set out in advance in the Participant’s individual Restricted Stock Purchase Agreement. Restricted Stock Awards may vary from Participant to Participant and between groups of Participants. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment of any Restricted Stock Award, the Committee shall determine the extent to which such Restricted Stock Award has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.
          6.4 Termination During Performance Period. If a Participant is Terminated during a Performance Period for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Restricted Stock Award only to the extent earned as of the date of Termination in accordance with the Restricted Stock Purchase Agreement, unless the Committee determines otherwise in the case of a Participant who is not a “covered employee” for purposes of Section 162(m) of the Code in the year of Termination.
7. RESTRICTED STOCK UNITS. Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a share of the Company’s Common Stock. A Restricted Stock Unit does not constitute a share of, nor represent any ownership interest in, the Company. The Committee will determine the number of Restricted Stock Units granted to any eligible person; whether the Restricted Stock Units will be settled in Shares, in cash, or in a combination of the two; the price to be paid (the “Purchase Price”), if any, for any Shares issued pursuant to a Restricted Stock Unit; the restrictions to which the Restricted Stock Units will be subject, and all other terms and conditions of the Restricted Stock Units, subject to the following:
          7.1 Form of Restricted Stock Unit Award. All Restricted Stock Units granted pursuant to this Plan will be evidenced by an Award Agreement (“Restricted Stock Unit Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. The offer of Restricted Stock Units will be accepted by the Participant’s execution and delivery of the Restricted Stock Unit Agreement within thirty (30) days, or such other date as may be set forth in the Restricted Stock Unit Agreement, from the date the Restricted Stock Unit Agreement is delivered to the person. If such person does not execute and deliver the Restricted Stock Unit Agreement within thirty (30) days, or such other date as may be set forth in the Restricted Stock Unit Agreement, then the offer will terminate, unless otherwise determined by the Committee.
          7.2 Purchase Price. The Purchase Price of Shares sold pursuant to a Restricted Stock Unit, if any, will be determined by the Committee on the date the Restricted Stock Unit is granted. At the Committee’s discretion, consideration for the Restricted Stock Unit may be in the form of continued service to the Company or a Subsidiary. Payment of the Purchase Price, if any, shall be made in accordance with Section 9 of this Plan when the Shares are issued.
          7.3 Terms of Restricted Stock Units. Restricted Stock Units shall be subject to such restrictions as the Committee may impose. These restrictions may be based upon completion of a specified number of years of service with the Company or a Subsidiary or upon completion of the performance goals as set out in advance in the Participant’s individual Restricted Stock Unit Agreement. Restricted Stock

Units may vary from Participant to Participant and between groups of Participants. Prior to the grant of Restricted Stock Units, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Unit; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Restricted Stock Units that will be awarded to the Participant. Prior to the payment (whether in Shares, cash or otherwise) of any Restricted Stock Units, the Committee shall determine the extent to which such Restricted Stock Units have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Restricted Stock Units that are subject to different Performance Periods and have different performance goals and other criteria.
          7.4 Termination During Performance Period. If a Participant is Terminated during a Performance Period for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Restricted Stock Units only to the extent earned as of the date of Termination in accordance with the Restricted Stock Unit Agreement, unless the Committee determines otherwise in the case of a Participant who is not a “covered employee” for purposes of Section 162(m) of the Code in the year of Termination.
          7.5 Payment When Restrictions Lapse. The cash or Shares that a Participant is entitled to receive pursuant to a Restricted Stock Unit shall be paid or issued to the Participant when all applicable restrictions and other conditions applicable to the Restricted Stock Unit have lapsed or have been satisfied, unless the Restricted Stock Unit Agreement provides for a later settlement date in compliance with Section 409A of the Code.
8. STOCK APPRECIATION RIGHTS. The Committee may grant Stock Appreciation Rights or SARs to eligible persons and will determine the number of Shares subject to the SARs, the Exercise Price of the SARs, the period during which the SARs may be exercised, and all other terms and conditions of the SARs, subject to the following:
          8.1 Form of SAR Grant. SARs granted under this Plan will be evidenced by an Award Agreement that will expressly identify the SARs as freestanding SARs (SARs granted independent of any other Option), tandem SARs (SARs granted in connection with an Option, or any portion thereof), or any combination thereof (“SAR Agreement”), and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.
          8.2 Date of Grant. The date of grant of a SAR will be the date on which the Committee makes the determination to grant such SAR, unless otherwise specified by the Committee. The SAR Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the SAR.
          8.3 Exercise Price and Other Terms.
          (a) The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted; provided, further, that the Exercise Price for freestanding SARs shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the grant date. The Exercise Price for tandem SARs shall equal the Exercise Price of the related Option.
          (b) Participant’s ability to exercise SARs shall be subject to such restrictions, if any, as the Committee may impose. These restrictions may be based upon completion of a specified number of years of service with the Company or a Subsidiary or upon completion of the performance goals as set out in advance in the Participant’s individual SAR Agreement. SARs may vary from Participant to Participant and between groups of Participants. Should the Committee elect to impose restrictions on a SAR, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the SAR; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c)

determine the number of Shares subject to such SAR. Prior to such SAR becoming exercisable, the Committee shall determine the extent to which such Performance Factors have been met. Performance Periods may overlap and Participants may participate simultaneously with respect to SAR that are subject to different Performance Periods and have different performance goals and other criteria.
          8.4 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. Tandem SARs may be exercised only with respect to the Shares for which the related Option is then exercisable. With respect to tandem SARs granted in connection with an Option: (a) the tandem SARs shall expire no later than the expiration of the underlying Option; (b) the value of the payout with respect to the tandem SARs shall be for no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying Option and the Fair Market Value of the Shares subject to the underlying Option at the time the tandem SARs are exercised; and (c) the tandem SARs shall be exercisable only when the Fair Market Value of the Shares subject to the underlying Option exceeds the Exercise Price of the Option.
          8.5 Exercise of Freestanding SARs. Freestanding SARs shall be exercisable on such terms and conditions as the Committee, in its sole discretion, shall determine.
          8.6 Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:
(a)	The difference between (i) the Fair Market Value of a Share on the date of exercise (or such other date as may be determined by the Committee and set forth in the Participant’s SAR Agreement) and (ii) the Exercise Price; times

(b)	The number of Shares with respect to which the SAR is exercised.
               At the discretion of the Committee, the payment upon exercise of the SAR may be in cash, in Shares of equivalent value, or in some combination thereof.
          8.7 Termination. Notwithstanding the exercise periods set forth in the SAR Agreement, exercise of a SAR will always be subject to the following:
(a)	If the Participant is Terminated for any reason except death or Disability, then the Participant may exercise such Participant’s SAR only to the extent that such SAR would have been exercisable upon the Termination Date no later than three (3) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee), but in any event, no later than the expiration date of the SAR.

(b)	If the Participant is Terminated because of Participant’s death or Disability (or the Participant dies within three (3) months after a Termination other than for Cause or because of Participant’s Disability), then Participant’s SAR may be exercised only to the extent that such SAR would have been exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date, but in any event no later than the expiration date of the SAR.

(c)	Notwithstanding the provisions in paragraph 8.7(a) above, if a Participant is terminated for Cause, neither the Participant, the

Participant’s estate nor such other person who may then hold the SAR shall be entitled to exercise any SAR with respect to any Shares whatsoever, after termination of service, whether or not after termination of service the Participant may receive payment from the Company or Subsidiary for vacation pay, for services rendered prior to termination, for services rendered for the day on which Termination occurs, for salary in lieu of notice, or for any other benefits. In the event that the Committee has delegated to one or more officers of the Company the authority set forth in Section 4.2 above and Participant has been notified that such officer or officers has made a determination that Participant has been terminated for Cause, Participant shall have five (5) business days (measured from the date he or she was first notified of such determination) to appeal such determination to the Committee. If Participant appeals to the Committee in a timely manner, the Committee shall give the Participant an opportunity to present to the Committee evidence on his or her behalf. If the Committee has not delegated to one or more officers of the Company the authority set forth in Section 4.2, and the Committee makes such Cause determination itself, such decision shall be deemed final and unappealable. For the purpose of this paragraph, termination of service shall be deemed to occur on the date when the Company or Subsidiary dispatches notice or advice to the Participant that his service is terminated.
          8.8 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding SARs and authorize the grant of new SARs, provided however, that (i) any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any SAR previously granted, (ii) any such action shall not extend the exercise period of the SAR to a date later than the later of (a) the fifteenth day of the third month following the date on which the SAR otherwise would have expired or (b) December 31 of the calendar year in which the Option would have otherwise expired, and (iii) the Committee may not reduce the Exercise Price of outstanding SARs without the approval of the stockholders.
9. PAYMENT FOR SHARE PURCHASES. Where expressly approved for the Participant by the Committee and where permitted by law, payment for Shares purchased pursuant to this Plan may:
(a)	be made in cash (by check);

(b)	by cancellation of indebtedness of the Company to the Participant;

(c)	by surrender of shares that either: (1) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by Participant in the public market;

(d)	by waiver of compensation due or accrued to the Participant for services rendered;

(e)	with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s stock exists:
(1)	through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”)

whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or
(2)	through a “margin” commitment from the Participant and a NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or
(f)	by withholding from the Shares to be issued upon exercise of an Award that number of Shares having a Fair Market Value equal to the minimum amount required to satisfy the Exercise Price or Purchase Price (the Fair Market Value of the Shares to be withheld shall be determined on the date that the Award is exercised by the Participant); or

(g)	by any combination of the foregoing; or

(h)	such other consideration and method of payment for issuance of Shares to the extent permitted by applicable laws.
10. AUTOMATIC GRANTS TO OUTSIDE DIRECTORS.
          10.1 Types of Awards and Shares. Awards granted under this Plan and subject to this Section 10 may, at the discretion of the Committee, be NQSOs, SARs, or Restricted Stock Units; provided, however, that any payment upon exercise of SARs granted pursuant to this section 10 shall be in Shares of equivalent value.
          10.2 Eligibility. Awards subject to this Section 10 shall be granted only to Outside Directors. Outside Directors shall also be eligible to receive Awards granted pursuant to sections 5, 6, 7 and 8 hereof at such times and on such conditions as determined by the Committee.
          10.3 Initial Grant. Each Outside Director who first becomes a member of the Board on or after the Effective Date will automatically be granted (a) an Option or SAR, as determined by the Committee, for 17,500 Shares and (b) 2,500 Restricted Stock Units (together, an “Initial Grant”) on the date such Outside Director first becomes a member of the Board.
          10.4 Succeeding Grants. Upon re-election to the Board at each Annual Meeting of Stockholders, each Outside Director will automatically be granted (a) an Option or SAR, as determined by the Committee, for 8,400 Shares and (b) 1,200 Restricted Stock Units (together, a “Succeeding Grant”); provided, however, that any such Outside Director who received an Initial Grant since the last Annual Meeting of Stockholders will receive a prorated Succeeding Grant consisting of (x) an Option or SAR, as determined by the Committee, to purchase a number of Shares equal to 8,400 multiplied by a fraction whose numerator is the number of calendar months or portions thereof that the Outside Director has served since the date of the Initial Grant and whose denominator is twelve, and (y) a grant of Restricted Stock Units equal to 1,200 multiplied by a fraction whose numerator is the number of calendar months or portions thereof that the Outside Director has served since the date of the Initial Grant and whose denominator is twelve.

          10.5 Vesting.
          (a) The date an Outside Director receives an Initial Grant or a Succeeding Grant is referred to in this Plan as the “Start Date” for such Award. Each Initial Grant will vest (a) with respect to Options or SARs, as to 2% of the Shares on the Start Date for such Initial Grant, and as to an additional 2% of the Shares on the first day of each calendar month after the Start Date, so long as the Outside Director continuously remains a director of the Company, and (b) with respect to Restricted Stock Units, in accordance with the Restricted Stock Unit Agreement. Succeeding Grants will vest in accordance with each Stock Option, SAR or Restricted Stock Unit Agreement, as the case may be.
          (b) Notwithstanding any provision to the contrary, in the event of a corporate transaction described in Section 19.1, the vesting of all Awards granted to Outside Directors pursuant to this Section 10 will accelerate and such Awards will become exercisable in full prior to the consummation of such event at such times and on such conditions as the Committee determines, and must be exercised, if at all, within three months of the consummation of said event. Any Awards not exercised within such three-month period shall expire.
          10.6 Exercise Price. The exercise price of an Award pursuant to an Initial Grant or Succeeding Grant shall be the Fair Market Value of the Shares at the time that the Award is granted.
          10.7 Shares in Lieu of Cash Compensation. Each Outside Director may elect to reduce all or part of the cash compensation otherwise payable for services to be rendered by him as a director (including the annual retainer and any fees payable for serving on the Board or a Committee of the Board) and to receive in lieu thereof Shares. Any such election shall be in writing and must be made before the services are rendered giving rise to such compensation, and may not be revoked or changed thereafter during the Outside Director’s term. On such election, the cash compensation otherwise payable will be increased by 10% for purposes of determining the number of Shares to be credited to such Outside Director. If an Outside Director so elects to receive Shares in lieu of cash, there shall be credited to such Outside Director a number of Shares equal to the amount of the cash compensation so reduced (increased by 10% as described in the preceding sentence) divided by the Fair Market Value on the day in which the compensation would have been paid in the absence of such election.
11. WITHHOLDING TAXES.
          11.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax and social security requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax and social security requirements.
          11.2 Stock Withholding. When, under applicable tax or social security laws, a Participant incurs tax or social security liability in connection with the exercise or vesting of any Award that is subject to tax or social security withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Participant to satisfy the minimum tax or social security withholding obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Committee and be in writing in a form acceptable to the Committee.
12. TRANSFERABILITY.
          12.1 Except as otherwise provided in this Section 12, Awards granted under this Plan, and any interest therein, will not be transferable or assignable by Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as determined by the Committee and set forth in the Award Agreement with respect to Awards that are not ISOs.
          12.2 All Awards other than NQSOs and SARs. All Awards other than NQSOs and SARs shall be exercisable: (i) during the Participant’s lifetime, only by (A) the Participant, or (B) the Participant’s guardian or legal representative; and (ii) after Participant’s death, by the legal representative of the Participant’s heirs or legatees.
          12.3 NQSOs and SARs. Unless otherwise restricted by the Committee, a NQSO and SAR shall be exercisable: (i) during the Participant’s lifetime only by (A) the Participant, (B) the Participant’s guardian or legal representative, (C) a Family Member of the Participant who has acquired the NQSO or SAR by “permitted transfer;” and (ii) after Participant’s death, by the legal representative of the Participant’s heirs or legatees. “Permitted transfer” means, as authorized by this Plan and the Committee in a Stock Option Agreement or SAR Agreement, any transfer effected by the Participant during the Participant’s lifetime of an interest in such NQSO and SAR but only such transfers which are by gift or domestic relations order. A permitted transfer does not include any transfer for value and neither of the following are transfers for value: (a) a transfer under a domestic relations order in settlement of marital property rights or (b) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members or the Participant in exchange for an interest in that entity.
13. PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.
          13.1 Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price pursuant to Section 13.2.
          13.2 Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase a portion of or all Unvested Shares held by a Participant following such Participant’s Termination at any time within ninety (90) days after the later of Participant’s Termination Date and the date Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Exercise Price or Purchase Price, as the case may be.
14. CERTIFICATES. All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.
15. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.
16. EXCHANGE AND BUYOUT OF AWARDS. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards; provided, however, that no such exchange program may, without the approval of the Company’s stockholders, allow for the cancellation of an outstanding Option followed by its immediate replacement with a new Option having a lower Exercise Price. The Committee may, subject to approval by the Company’s stockholders, at any time buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Committee and the Participant may agree.
17. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.
18. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time, with or without cause.
19. CORPORATE TRANSACTIONS.
          19.1 Assumption or Replacement of Awards by Successor. Except for automatic grants to Outside Directors pursuant to Section 10 hereof, in the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants), (c) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (d) the sale of substantially all of the assets of the Company, or (e) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participants, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation (if any) refuses to assume or substitute Awards, as provided above, pursuant to a transaction described in this Section 19.1, such Awards will accelerate and will become exercisable in full prior to the consummation of such transaction at such time and on such conditions as the Committee will determine, and if such Awards are not exercised prior to the consummation of the corporate transaction, they shall terminate at such time as determined by the Committee.
          19.2 Other Treatment of Awards. Subject to any greater rights granted to Participants under the foregoing provisions of this Section 19, in the event of the occurrence of any transaction described in Section 19.1, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets.
          19.3 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Sections 409A and 424(a) of the Code). In the event the Company elects to grant a new Option or SAR rather than assuming an existing option, such new Option or SAR may be granted with a similarly adjusted Exercise Price.
20. ADOPTION AND STOCKHOLDER APPROVAL. This Plan will become effective on the date that it is adopted by the Board (the “Effective Date”). This Plan shall be approved by the stockholders of the Company (excluding Shares issued pursuant to this Plan), consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board. Upon the Effective Date, the Committee may grant Awards pursuant to this Plan; provided, however, that: (a) no Option or SAR may be exercised prior to initial stockholder approval of this Plan; (b) no Option or SAR granted pursuant to an increase in the number of Shares subject to this Plan approved by the Board will be exercised prior to the time such increase has been approved by the stockholders of the Company; (c) in the event that initial stockholder approval is not obtained within the time period provided herein, all Awards granted hereunder shall be cancelled, any Shares issued pursuant to any Awards shall be cancelled and any purchase of Shares issued hereunder shall be rescinded; and (d) in the event that stockholder approval of such increase is not obtained within the time period provided herein, all Awards granted pursuant to such increase will be cancelled, any Shares issued pursuant to any Award granted pursuant to such increase will be cancelled, and any purchase of Shares pursuant to such increase will be rescinded.
21. TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will terminate ten (10) years from the date this Plan is adopted by the Board or, if earlier, the date of stockholder approval. This Plan and all agreements thereunder shall be governed by and construed in accordance with the laws of the State of California.
22. AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval.
23. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
24. DEFINITIONS. As used in this Plan, the following terms will have the following meanings:
25.
          “Award” means any award under this Plan, including any Option, Restricted Stock, Restricted Stock Unit or Stock Appreciation Right.
          “Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.
          “Board” means the Board of Directors of the Company.
          “Cause” means the commission of an act of theft, embezzlement, fraud, dishonesty, other acts constituting gross misconduct, or a breach of fiduciary duty to the Company or a Parent or Subsidiary of the Company.
          “Code” means the Internal Revenue Code of 1986, as amended.
          “Committee” means the Compensation Committee of the Board.
          “Company” means Electronic Arts Inc. or any successor corporation.
          “Disability” means a disability, whether temporary or permanent, partial or total, as determined by the Committee.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          “Exercise Price” means the price at which a holder of an Option or a SAR, as the case may be, may purchase the Shares issuable upon exercise of such Option or SAR.
          “Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:
(a)	if such Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination as reported in The Wall Street Journal;

(b)	if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

(c)	if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal; or

(d)	if none of the foregoing is applicable, by the Committee in good faith.
          “Family Member” includes any of the following:
(a)	child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the

Participant, including any such person with such relationship to the Participant by adoption;
(b)	any person (other than a tenant or employee) sharing the Participant’s household;

(c)	a trust in which the persons in (a) and (b) have more than fifty percent of the beneficial interest;

(d)	a foundation in which the persons in (a) and (b) or the Participant control the management of assets; or

(e)	any other entity in which the persons in (a) and (b) or the Participant own more than fifty percent of the voting interest.
          “Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.
          “Option” means an award of an option to purchase Shares pursuant to Section 5.
          “Outside Director” means a member of the Board who is not an employee of the Company or any Parent or Subsidiary of the Company.
          “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
          “Participant” means a person who receives an Award under this Plan.
          “Performance Factors” means any of the factors selected by the Committee and specified in an Award Agreement, from among the following objective measures, either individually, alternatively or in any combination, applied to the Company as a whole or any business unit or Subsidiary, either individually, alternatively, or in any combination, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Committee with respect to applicable Awards have been satisfied:
(a)	Net revenue;

(b)	Earnings before interest, income taxes, depreciation and amortization;

(c)	Operating income;

(d)	Operating margin;

(e)	Net income;

(f)	Earnings per share;

(g)	Total stockholder return;

(h)	The Company’s stock price;

(i)	Growth in stockholder value relative to a pre-determined index;

(j)	Return on equity;

(k)	Return on invested capital;

(l)	Operating cash flow;

(m)	Free cash flow;

(n)	Economic value added; and

(o)	Individual confidential business objectives.
          The Committee may, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the Performance Factors to preserve the Committee’s original intent regarding the Performance Factors at the time of the initial award grant. It is within the sole discretion of the Committee to make or not make any such equitable adjustments.
          “Performance Period” means the period of service determined by the Committee, which shall be no less than one calendar quarter nor more than five years (unless tied to a specific and objective milestone or event), during which time of service or performance is to be measured for Awards.
          “Plan” means this EA 2000 Equity Incentive Plan, as amended from time to time.
          “Restricted Stock Award” means an award of Shares that are subject to restrictions pursuant to Section 6.
          “Restricted Stock Unit” means an award of the right to receive, in cash or Shares, the value of a share of the Company’s Common Stock pursuant to Section 7.
          “SEC” means the Securities and Exchange Commission.
          “Securities Act” means the Securities Act of 1933, as amended.
          “Shares” means shares of the Company’s Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 19, and any successor security.
          “Stock Appreciation Right” or “SAR” means an Award, granted alone or in tandem with a related Option that pursuant to Section 8 is designated as a SAR.
          “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
          “Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor, or advisor to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee, provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Subsidiary as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Option agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).
          “Unvested Shares” means “Unvested Shares” as defined in the Award Agreement.
          “Vested Shares” means “Vested Shares” as defined in the Award Agreement.

Appendix E
(included only with electronic filing of Schedule 14A with the SEC;
Appendix E is not a part of the proxy statement)
ELECTRONIC ARTS INC.
2000 EMPLOYEE STOCK PURCHASE PLAN
As Proposed to be Amended by the Stockholders on July 26, 2007
     1. Establishment of Plan. Electronic Arts Inc., (the “Company”) proposes to grant options for purchase of the Company’s Common Stock to eligible employees of the Company and its Subsidiaries (as hereinafter defined) pursuant to this 2000 Employee Stock Purchase Plan (the “Plan”). For purposes of this Plan, “parent corporation” and “Subsidiary” (collectively, “Subsidiaries”) shall have the same meanings as “parent corporation” and “subsidiary corporation” in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”). The Company intends that the Plan shall feature two components: (i) an “employee stock purchase plan” under Section 423 of the Code (including any amendments or replacements of such section) for participants residing in the U.S., and (ii) an “employee stock purchase plan” that is intended to grant purchase rights under rules, procedures or sub-plans that are not intended to qualify Section 423 of the Code for participants that are not residing in the U.S. Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. A total of 8,300,000 shares of Common Stock are reserved for issuance under the Plan. Such number shall be subject to adjustments effected in accordance with Section 14 of the Plan.
     2. Purposes. The purpose of the Plan is to provide employees of the Company and its Subsidiaries designated by the Board of Directors as eligible to participate in the Plan with a convenient means to acquire an equity interest in the Company through payroll deductions, to enhance such employees’ sense of participation in the affairs of the Company and its Subsidiaries, and to provide an incentive for continued employment.
     3. Administration. This Plan may be administered by the Board or a committee appointed by the Board (the “Committee”). The Plan shall be administered by the Board or a committee appointed by the Board consisting of not less than three (3) persons (who are members of the Board), each of whom is a disinterested director. As used in this Plan, references to the “Committee” shall mean either the committee appointed by the Board to administer this Plan or the Board if no committee has been established. Subject to the provisions of the Plan and the limitations of Section 423 of the Code or any successor provision in the Code, if applicable, all questions of interpretation or application of the Plan shall be determined by the Committee and its decisions shall be final and binding upon all participants. Members of the Committee shall receive no compensation for their services in connection with the administration of the Plan, other than standard fees as established from time to time by the Board of Directors of the Company for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.
     4. Eligibility. Any employee of the Company or the Subsidiaries is eligible to participate in an Offering Period (as hereinafter defined) under the Plan except the following:
          (a) employees who are not employed by the Company or its Subsidiaries on the fifteenth (15th) day of the month before the beginning of such Offering Period;
          (b) employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock or who, as a result of being granted an option under the Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five (5) percent or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries; and
          (c) employees who would, by virtue of their participation in such Offering Period, be participating simultaneously in more than one Offering Period under the Plan.
     For employees of Subsidiaries located in the U.S., the following would not be eligible to participate in an Offering Period:
          (a) employees who are customarily employed for less than 20 hours per week, and
          (b) employees who are customarily employed for less than five (5) months in a calendar year.
     5. Offering Dates. The Offering Periods of the Plan (the “Offering Period”) shall be of twelve (12) months duration commencing on the first business day of March and September of each year and ending on the last business day of February and August, respectively, hereafter. The first Offering Period shall commence on September 1, 2000. The first day of each

Offering Period is referred to as the “Offering Date”. Each Offering Period shall consist of two (2) six-month purchase periods (individually, a “Purchase Period”), during which payroll deductions of the participant are accumulated under this Plan. Each such six-month Purchase Period shall commence on the first business day of March and September of an Offering Period and shall end on the last business day of the following August and February, respectively. The last business day of each Purchase Period is hereinafter referred to as the Purchase Date. The Board of Directors of the Company shall have the power to change the duration of Offering Periods or Purchase Periods without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period or Purchase Period, as the case may be, to be affected.
     6. Participation in the Plan. Eligible employees may become participants in an Offering Period under the Plan on the first Offering Date after satisfying the eligibility requirements by delivering to the Company’s or Subsidiary’s (whichever employs such employee) payroll department (the “payroll department”) not later than the 15th day of the month before such Offering Date unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given Offering Period a subscription agreement authorizing payroll deductions. An eligible employee who does not deliver a subscription agreement to the payroll department by such date after becoming eligible to participate in such Offering Period under the Plan shall not participate in that Offering Period or any subsequent Offering Period unless such employee enrolls in the Plan by filing the subscription agreement with the payroll department not later than the 15th day of the month preceding a subsequent Offering Date. Once an employee becomes a participant in an Offering Period, such employee will automatically participate in the Offering Period commencing immediately following the last day of the prior Offering Period unless the employee withdraws from the Plan or terminates further participation in the Offering Period as set forth in Section 11 below. Such participant is not required to file any additional subscription agreements in order to continue participation in the Plan. Any participant whose option expires and who has not withdrawn from the Plan pursuant to Section 11 below will automatically be re-enrolled in the Plan and granted a new option on the Offering Date of the next Offering Period. A participant in the Plan may participate in only one Offering Period at any time.
     In jurisdictions where payroll deductions are not permitted under local law, the eligible employees may participate in the Plan by making contributions in the form that is acceptable and approved by the Board or Committee.
     7. Grant of Option on Enrollment. Enrollment by an eligible employee in the Plan with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such employee of an option to purchase on each Purchase Date up to that number of shares of Common Stock of the Company determined by dividing the amount accumulated in such employee’s payroll deduction account during such Purchase Period by the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Offering Date (the “Entry Price”) or (ii) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Purchase Date, provided, however, that the number of shares of the Company’s Common Stock subject to any option granted pursuant to this Plan shall not exceed the lesser of (a) the maximum number of shares set by the Board pursuant to Section 10(c) below with respect to all Purchase Periods within the applicable Offering Period or Purchase Period, or (b) 200% of the number of shares determined by using 85% of the fair market value of a share of the Company’s Common Stock on the Offering Date as the denominator. Fair market value of a share of the Company’s Common Stock shall be determined as provided in Section 8 hereof.
     8. Purchase Price. The purchase price per share at which a share of Common Stock will be sold in any Offering Period shall be eighty-five percent (85%) of the lesser of:
          (a) the fair market value on the Offering Date, or
          (b) the fair market value on the Purchase Date.
     For purposes of the Plan, the term “fair market value” on a given date shall mean the closing bid from the previous day’s trading of a share of the Company’s Common Stock as reported on the NASDAQ National Market System.
     9. Payment of Purchase Price; Changes in Payroll Deductions; Issuance of Shares.
          (a) The purchase price of the shares is accumulated by regular payroll deductions made during each Purchase Period. The deductions are made as a percentage of the employee’s compensation in one percent (1%) increments not less than two percent (2%) nor greater than ten percent (10%). Compensation shall mean base salary, commissions, overtime, performance bonuses, discretionary bonuses, stay bonuses, referral bonuses, sabbatical cash outs, shift differentials, and such other forms of compensation as the Committee, in the exercise of its discretion under the Plan, may designate as subject to payroll deductions for purposes of the Plan. Notwithstanding the foregoing, Compensation shall not include car benefits/allowances, income derived from stock options, equity-based compensation, or payments made in connection with termination (including, but not limited to, holiday accrual cash outs, severance pay, separation pay, or ex gratia payments).

Payroll deductions shall commence with the first pay period following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in the Plan.
          (b) A participant may lower (but not increase) the rate of payroll deductions during a Purchase Period by filing with the payroll department a new authorization for payroll deductions, in which case the new rate shall become effective for the next payroll period commencing more than 15 days after the payroll department’s receipt of the authorization and shall continue for the remainder of the Offering Period unless changed as described below. Such change in the rate of payroll deductions may be made at any time during an Offering Period, but not more than one change may be made effective during any Purchase Period. A participant may increase or lower the rate of payroll deductions for any subsequent Purchase Period by filing with the payroll department a new authorization for payroll deductions not later than the 15th day of the month before the beginning of such Purchase Period.
          (c) Subject to the laws of the local jurisdiction, all payroll deductions made for a participant are credited to his or her account under the Plan and are deposited with the general funds of the Company; no interest accrues on the payroll deductions. Subject to the laws of the local jurisdiction, all payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.
          (d) On each Purchase Date, as long as the Plan remains in effect and provided that the participant has not submitted a signed and completed withdrawal form before that date which notifies the Company that the participant wishes to withdraw from that Offering Period under the Plan and have all payroll deductions accumulated in the account maintained on behalf of the participant as of that date returned to the participant, the Company shall apply the funds then in the participant’s account to the purchase of whole shares of Common Stock reserved under the option granted to such participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The purchase price per share shall be as specified in Section 8 of the Plan. Any cash remaining in a participant’s account after such purchase of shares shall be refunded to such participant in cash; provided, however, that any amount remaining in participant’s account on a Purchase Date which is less than the amount necessary to purchase a full share of Common Stock of the Company shall be carried forward, without interest, into the next Purchase Period or Offering Period, as the case may be. In the event that the Plan has been oversubscribed, all funds not used to purchase shares on the Purchase Date shall be returned to the participant. No Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in the Plan has terminated prior to such Purchase Date.
          (e) As promptly as practicable after the Purchase Date, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his option; provided that the Board may deliver certificates to a broker or brokers that hold such certificates in street name for the benefit of each such participant.
          (f) During a participant’s lifetime, such participant’s option to purchase shares hereunder is exercisable only by him or her. The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised. Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.
     10. Limitations on Shares to be Purchased.
          (a) No employee shall be entitled to purchase stock under the Plan at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock purchase plans of the Company or any Subsidiary, exceeds US$25,000 in fair market value, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which the employee participates in the Plan.
          (b) No more than 200% of the number of shares determined by using 85% of the fair market value of a share of the Company’s Common Stock on the Offering Date as the denominator may be purchased by a participant on any single Purchase Date.
          (c) No employee shall be entitled to purchase more than the Maximum Share Amount (as defined below) on any single Purchase Date. Not less than thirty days prior to the commencement of any Purchase Period, the Board may, in its sole discretion, set a maximum number of shares which may be purchased by any employee at any single Purchase Date (hereinafter the “Maximum Share Amount”). In no event shall the Maximum Share Amount exceed the amounts permitted under Section 10(b) above. If a new Maximum Share Amount is set, then all participants must be notified of such Maximum Share Amount not less than fifteen (15) days prior to the commencement of the next Purchase Period. Once the Maximum Share Amount is set, it shall continue to apply with respect to all succeeding Purchase Dates and Purchase Periods unless revised by the Board as set forth above.

          (d) If the number of shares to be purchased on a Purchase Date by all employees participating in the Plan exceeds the number of shares then available for issuance under the Plan, the Company shall make a pro rata allocation of the remaining shares in as uniform a manner as shall be practicable and as the Board shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased under a participant’s option to each employee affected thereby.
          (e) Any payroll deductions accumulated in a participant’s account which are not used to purchase stock due to the limitations in this Section 10 shall be returned to the participant as soon as practicable after the end of the Offering Period.
     11. Withdrawal.
          (a) Each participant may withdraw from an Offering Period under the Plan by signing and delivering to the payroll department notice on a form provided for such purpose. Such withdrawal may be elected at any time at least fifteen (15) days prior to the end of an Offering Period.
          (b) Upon withdrawal from the Plan, the accumulated payroll deductions shall be returned to the withdrawn employee and his or her interest in the Plan shall terminate. In the event an employee voluntarily elects to withdraw from the Plan, he or she may not resume his or her participation in the Plan during the same Offering Period, but he or she may participate in any Offering Period under the Plan which commences on a date subsequent to such withdrawal by filing a new authorization for payroll deductions in the same manner as set forth above for initial participation in the Plan. However, if the participant is an “insider” for purposes of Rule 16(b), he or she shall not be eligible to participate in any Offering Period under the Plan which commences less than six (6) months from the date of withdrawal from the Plan.
          (c) A participant may participate in the current Purchase Period under an Offering Period (the “Current Offering Period”) and enroll in the Offering Period commencing after such Purchase Period (the “New Offering Period”) by (i) withdrawing from participating in the Current Offering Period effective as of the last day of a Purchase Period within that Offering Period and (ii) enrolling in the New Offering Period. Such withdrawal and enrollment shall be effected by filing with the payroll department at least fifteen (15) days prior to the end of a Purchase Period such form or forms as are provided for such purposes.
     12. Termination of Employment. Termination of a participant’s employment for any reason, including retirement or death or the failure of a participant to remain an eligible employee, terminates his or her participation in the Plan immediately. In such event, the payroll deductions credited to the participant’s account will be returned to him or her or, in the case of his or her death, to his or her legal representative. For this purpose, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company in the case of sick leave, military leave, or any other leave of absence approved by the Board of Directors of the Company; provided that such leave is for a period of not more than ninety (90) days or re employment upon the expiration of such leave is guaranteed by contract or statute.
     13. Return of Payroll Deductions. In the event an employee’s interest in the Plan is terminated by withdrawal, termination of employment or otherwise, or in the event the Plan is terminated by the Board, the Company shall promptly deliver to the employee all payroll deductions credited to his account. No interest shall accrue on the payroll deductions of a participant in the Plan, unless otherwise required by the laws of a local jurisdiction.
     14. Capital Changes. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.
     In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that the options under the Plan shall terminate as of a date fixed by the Board and give each participant the right to exercise his or her option as to all of the optioned stock, including shares which would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the participant shall have the right to exercise the option as to all of the optioned stock. If the Board makes an option exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the participant that the option shall be fully exercisable for a period of twenty (20) days from the date of such notice, and the option will terminate upon the expiration of such period.
     The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.
     15. Nonassignability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 22 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect.
     16. Reports. Individual accounts will be maintained for each participant in the Plan. Each participant shall receive promptly after the end of each Purchase Period a report of his account setting forth the total payroll deductions accumulated, the number of shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Purchase Period or Offering Period, as the case may be.
     17. Notice of Disposition. Each participant shall notify the Company if the participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two (2) years from the Offering Date or within twelve (12) months from the Purchase Date on which such shares were purchased (the “Notice Period”). Unless such participant is disposing of any of such shares during the Notice Period, such participant shall keep the certificates representing such shares in his or her name (and not in the name of a nominee) during the Notice Period. The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to the Plan requesting the Company’s transfer agent to notify the Company of any transfer of the shares. The obligation of the participant to provide such notice shall continue notwithstanding the placement of any such legend on certificates.
     18. No Rights to Continued Employment. Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Subsidiary or restrict the right of the Company or any Subsidiary to terminate such employee’s employment.
     19. Equal Rights and Privileges. All eligible employees shall have equal rights and privileges with respect to the Plan. The Section 423 component of the Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of the Section 423 component of the Plan which is inconsistent with Section 423 or any successor provision of the Code shall without further act or amendment by the Company or the Board be reformed to comply with the requirements of Section 423. This Section 19 shall take precedence over all other provisions in the Plan.
     20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
     21. Stockholder Approval of Amendments. Any required approval of the stockholders of the Company for an amendment shall be solicited at or prior to the first annual meeting of stockholders held subsequent to the grant of an option under the Plan as then amended to an officer or director of the Company. If such stockholder approval is obtained at a duly held stockholders’ meeting, it must be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the company represented and voting at the meeting, or if such stockholder approval is obtained by written consent, it must be obtained by the majority of the outstanding shares of the Company; provided, however, that approval at a meeting or by written consent may be obtained by a lesser degree of stockholder approval if the Board determines, in its discretion after consultation with the Company’s legal counsel, that such lesser degree of stockholder approval will comply with all applicable laws and will not adversely affect the qualification of the Section 423 component of the Plan under Section 423 of the Code or Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”).

22. Designation of Beneficiary
          (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of a Purchase Period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to a Purchase Date.
          (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
     23. Conditions Upon Issuance of Shares; Limitation on Sale of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
     24. Applicable Law. Except as otherwise expressly required under the laws of a country, the Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the state of California, United States of America. Should any provision of this Plan be determined by a court of competent jurisdiction to be unlawful or unenforceable for a country, such determination shall in no way affect the application of that provision in any other country, or any of the remaining provisions of the Plan.
     25. Amendment or Termination of the Plan. This Plan shall be effective on the day after the effective date of the Company’s Registration Statement filed with the Securities Exchange Commission under the Securities Act of 1933, as amended, with respect to the shares issuable under the Plan (the “Effective Date”), subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board of Directors of the company and the Plan shall continue until the earlier to occur of termination by the Board, issuance of all of the shares of Common Stock reserved for issuance under the Plan, or ten (10) years from the adoption of the Plan by the Board. The Board of Directors of the Company may at any time amend or terminate the Plan, except that any such termination cannot affect options previously granted under the Plan, nor may any amendment make any change in an option previously granted which would adversely affect the right of any participant, nor may any amendment be made without approval of the stockholders of the Company obtained in accordance with Section 21 hereof within 12 months of the adoption of such amendment (or earlier if required by Section 21) if such amendment would:
          (a) Increase the number of shares that may be issued under the Plan;
          (b) Change the designation of the employees (or class of employees) eligible for participation in the Plan; or
          (c) Constitute an amendment for which stockholder approval is required in order to comply with Rule 16b-3 (or any successor rule) of the Exchange Act.
     26. Rules for Foreign Jurisdictions.
          (a) The Board or Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of the law and procedures of foreign jurisdictions. Without limiting the generality of the foregoing, the Board or Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates that vary with local requirements.
          (b) The Board or Committee may also adopt rules, procedures or sub-plans applicable to particular subsidiaries or locations, which —sub-plans may be designed to be outside the scope of Code Section 423. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 3, but unless otherwise superceded by the terms of such sub-plan, the provisions of the Plan shall govern the operation of such sub-plan. To extent inconsistent with the requirements of Code Section 423, such sub-plan shall be considered part of the Non-423 Plan, and options granted thereunder shall not be considered to comply with Code Section 423.

     27. Designation of Subsidiaries. The Board or Committee shall designate from among the Subsidiaries, as determined from time to time, the Subsidiary or Subsidiaries whose Employees shall be eligible to participate in the Plan. The Board or Committee may designate a Subsidiary, or terminate the designation of a Subsidiary, without the approval of the shareowners of the Corporation.

ELECTRONIC ARTS INC.
PROXY FOR 2007 ANNUAL MEETING OF STOCKHOLDERS
The undersigned stockholder of Electronic Arts Inc., a Delaware corporation (the “Company”), hereby appoints John S. Riccitiello and Warren C. Jenson, and each of them, proxies and attorneys-in-fact, with full power of substitution to each, on behalf of and in the name of the undersigned, to represent the undersigned at the 2007 Annual Meeting of Stockholders of the Company to be held at the Company’s headquarters, 209 Redwood Shores Parkway, Building 250, Redwood City, CA 94065 on July 26, 2007, at 2:00 p.m., and at any adjournment thereof, and to vote all shares the undersigned would be entitled to vote if personally present at the meeting on the following matters:

1.	ELECTION OF DIRECTORS

	For	Against	Abstain		For	Against	Abstain
Leonard S. Coleman	☐	☐	☐	Lawrence F. Probst III	☐	☐	☐
Gary M. Kusin	☐	☐	☐	John S. Riccitiello	☐	☐	☐
Gregory B. Maffei	☐	☐	☐	Richard A. Simonson	☐	☐	☐
Timothy Mott	☐	☐	☐	Linda J. Srere	☐	☐	☐
Vivek Paul	☐	☐	☐

2.	AMENDMENTS TO THE 2000 EQUITY INCENTIVE PLAN

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	AMENDMENT TO THE 2000 EMPLOYEE STOCK PURCHASE PLAN

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	APPROVAL OF THE ELECTRONIC ARTS INC. EXECUTIVE BONUS PLAN

☐ FOR	☐ AGAINST	☐ ABSTAIN

5.	RATIFICATION OF APPOINTMENT OF KPMG AS INDEPENDENT AUDITORS

☐ FOR	☐ AGAINST	☐ ABSTAIN
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES FOR ELECTION AND FOR PROPOSALS 2, 3, 4 AND 5.
(Continued and to be executed on reverse side)
(Continued from other side)
THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR ELECTION AND FOR PROPOSALS 2, 3, 4 and 5. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.
The undersigned hereby acknowledges receipt of (a) the Notice of 2007 Annual Meeting of Stockholders of the Company; (b) the accompanying Proxy Statement; and (c) the Annual Report to Stockholders for the fiscal year ended March 31, 2007.

Please sign exactly as your name(s) appears on your stock certificate. If shares are held in the names of two or more persons (including husband and wife, as joint tenants or otherwise) all persons must sign. If shares are held by a corporation, the proxy should be signed by the president or vice president and the secretary or assistant secretary. Fiduciaries who execute the proxy should give their full title.

Signature

Signature
Dated:	, 2007